Exhibit 2.1

Execution Version

BUSINESS COMBINATION AGREEMENT

by and among

Prime Number Acquisition I Corp.,

as Acquiror,

THE ACQUISITION ENTITIES NAMED HEREIN,

as Acquisition Entities,

NOCO-NOCO PTE. LTD.,

as the Company,

and

THE SHAREHOLDERS OF THE COMPANY NAMED HEREIN,

as the Sellers

dated as of December 29, 2022

i

(continued)

(continued)

(continued)

(continued)

v

(continued)

(continued)

Annex I Allocation Schedule

Exhibits

Exhibit A Form of Lock-up Agreement

Exhibit B Form of Registration Rights Agreement

Exhibit C Form of Warrant Assumption Agreement

Exhibit D Form of Certificate of Merger

Exhibit E Form of PubCo ESOP

Exhibit F Form of Post-Combination PubCo Charter

Exhibit G Form of BCA Joinder

BUSINESS COMBINATION AGREEMENT

This Business Combination Agreement, dated as of December 29, 2022 (this “Agreement”), is made and entered into by and among Prime Number Acquisition I Corp., a Delaware corporation (“Acquiror”), PubCo (as defined below and upon the delivery of its signature page pursuant to Section 13.19), Prime Number Merger Sub Inc., a Delaware corporation formed to become a wholly-owned subsidiary of PubCo (the “Merger Sub”), New SubCo (as defined below and upon the delivery of its signature page pursuant to Section 13.18), NOCO-NOCO PTE. LTD., a Singapore private company limited by shares, with its Unique Entity Number being 201924194K (the “Company”), and the shareholders of the Company named on Annex I hereto as of the date hereof (each of which is a Company Insider (as defined below), such shareholders, the “Signing Sellers”) and the shareholders of the Company that join this Agreement pursuant to Section 10.10 after the date hereof (such shareholders, the “Joining Sellers”, together with the Signing Sellers, the “Sellers”).

RECITALS

WHEREAS, Acquiror is a blank check company incorporated as a Delaware corporation and incorporated for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses;

WHEREAS, a Cayman Islands exempted company incorporated for the purpose of making acquisitions and investments, with the objective of acting as the publicly traded holding company for its subsidiaries (“PubCo”), and PubCo will become a party to this Agreement by delivering its signature page to this Agreement pursuant to Section 13.19;

WHEREAS, Merger Sub is a newly incorporated Delaware corporation formed to be a wholly-owned by PubCo, and was incorporated for the sole purpose of effectuating the Merger (as defined below);

WHEREAS, for the sole purpose of effectuating the Share Exchange (as defined below), PubCo will incorporate a Singapore private company limited by shares that is a direct wholly-owned Subsidiary of PubCo (“New SubCo”), and New SubCo will become a party to this Agreement immediately after its incorporation by delivering its signature page to this Agreement pursuant to Section 13.18;

WHEREAS, the parties hereto desire and intend to effect a business combination transaction whereby upon the terms and subject to the conditions of this Agreement, (a) Acquiror shall merge with and into Merger Sub, with Acquiror continuing as the surviving entity (the “Merger”), as a result of which, (i) Acquiror shall become a wholly-owned subsidiary of PubCo and (ii) all of the issued and outstanding securities of Acquiror immediately prior to the Merger Effective Time (as defined below) shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holders thereof to receive substantially equivalent securities of PubCo, and (b) New SubCo shall acquire all of the issued and outstanding Company Ordinary Shares (as defined below) from the Sellers, and in exchange, PubCo shall issue to the Sellers certain ordinary shares of PubCo (the “Share Exchange”), in each case, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the provisions of the Delaware General Corporation Law, as amended (the “Delaware Act”) and other applicable laws;

WHEREAS, each of the parties hereto intends that, for U.S. federal income tax purposes, (i) the Merger qualifies as a “reorganization” within the meaning of Section 368 of the Code (as defined below) and the Treasury Regulations (as defined below) thereunder, (ii) the Share Exchange, together with the Merger, qualifies as a transfer of property described in Section 351 of the Code and the Treasury Regulations thereunder, (iii) this Agreement constitutes a “plan of reorganization” within the meaning of Sections 354, 361 and 368 of the Code and the Treasury Regulations thereunder and (iv) PubCo shall not be treated as a domestic corporation under Section 7874 of the Code and the Treasury Regulations promulgated thereunder (the “Intended Tax Treatment”);

WHEREAS, the board of directors of Acquiror has (i) determined that it is advisable for Acquiror to enter into this Agreement and the documents contemplated hereby, (ii) approved the execution and delivery of this Agreement and the documents contemplated hereby and the transactions contemplated hereby and thereby, and (iii) recommended the adoption and approval of this Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby by the Acquiror Shareholders (as defined below);

WHEREAS, the board of directors of PubCo has (i) determined that it is advisable for PubCo to enter into this Agreement and the documents contemplated hereby, (ii) approved the execution and delivery of this Agreement and the documents contemplated hereby and the transactions contemplated hereby and thereby, and (iii) recommended the adoption and approval of this Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby by PubCo’s shareholders;

WHEREAS, the board of directors of the Company has (i) determined that it is advisable for the Company to enter into this Agreement and the documents contemplated hereby, (ii) approved the execution and delivery of this Agreement and the documents contemplated hereby and the transactions contemplated hereby and thereby, and (iii) recommended the adoption and approval of this Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby by the Company Shareholders;

WHEREAS, the board of directors of Merger Sub has (i) determined that it is advisable for Merger Sub to enter into this Agreement and the documents contemplated hereby, (ii) approved the execution and delivery of this Agreement and the documents contemplated hereby and the transactions contemplated hereby and thereby, and (iii) PubCo, as the sole shareholder of Merger Sub has adopted a resolution by written consent approving this Agreement and the documents contemplated hereby and the transactions contemplated hereby and thereby;

WHEREAS, the board of directors of New SubCo has (i) determined that it is advisable for New SubCo to enter into this Agreement and the documents contemplated hereby, (ii) approved the execution and delivery of this Agreement and the documents contemplated hereby and the transactions contemplated hereby and thereby, and (iii) PubCo, as the sole shareholder of New SubCo has adopted a resolution by written consent approving this Agreement and the documents contemplated hereby and the transactions contemplated hereby and thereby;

WHEREAS, each of the Signing Sellers have duly approved the execution and delivery of this Agreement and the documents contemplated hereby and the transactions contemplated hereby and thereby;

WHEREAS, in furtherance of the Merger and in accordance with the terms hereof, Acquiror shall provide an opportunity to its shareholders to have their outstanding Acquiror Common Stock (as defined below) redeemed on the terms and subject to the conditions set forth in this Agreement, and Acquiror’s Governing Documents (as defined below) in connection with obtaining the Acquiror Shareholder Approval (as defined below);

WHEREAS, prior to the Merger Effective Time, certain Sellers and the Sponsors shall have entered into lock-up agreements with the Acquiror and PubCo substantially in the form attached hereto as Exhibit A (collectively, the “Lock-up Agreements”);

WHEREAS, prior to the Merger Effective Time, the definitive agreements will have been executed and delivered by the investors in connection with the Transaction Financing (as defined below);

WHEREAS, prior to the Share Exchange Closing (as defined below), Acquiror, the Sponsors, PubCo and certain other parties thereto shall have entered into a registration rights agreement substantially in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), which shall be effective as of the Share Exchange Closing;

WHEREAS, immediately prior to or upon the Merger Effective Time, PubCo, Acquiror and VStock Transfer, LLC have entered into a Warrant Assumption Agreement in the form attached hereto as Exhibit C (the “Warrant Assumption Agreement”); and

WHEREAS, prior to Share Exchange Closing, each of the Company and the Acquiror Parties shall negotiate in good faith and agree on the forms of (i) the non-disclosure, non-competition and non-solicitation agreement in favor of the PubCo and the Company (the “Non-Disclosure, Non-Competition and Non-solicitation Agreement”), and (ii) the standard employment agreement form of the PubCo (the “PubCo Employment Agreement”).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and intending to be legally bound hereby, Acquiror, PubCo, New SubCo, the Company and the Sellers agree as follows:

Article I

CERTAIN DEFINITIONS

Section 1.1.      Definitions. As used herein, the following terms shall have the following meanings:

“Acquiror” has the meaning specified in the Preamble hereto.

“Acquiror Acquisition Proposal” means (i) any Business Combination, in one transaction or a series of transactions, involving Acquiror or any of its current or future controlled affiliates or involving all or a material portion of the assets, equity securities or businesses of Acquiror or its current or future controlled affiliates (whether by merger, consolidation, recapitalization, purchase or issuance of equity securities, purchase of assets, tender offer or otherwise); or (ii) any equity or similar investment in or by Acquiror and/or any of its controlled affiliates, in each case, other than the Transactions.

“Acquiror Class A Common Stock” means each share of Class A common stock, par value $0.0001 per share, of Acquiror.

“Acquiror Class B Common Stock” means each share of Class B common stock, par value $0.0001 per share, of Acquiror.

“Acquiror Common Stock” means collectively Acquiror Class A Common Stock and Acquiror Class B Common Stock.

“Acquiror Confidential Information” means all confidential or proprietary documents and information concerning Acquiror or any of its Representatives, excluding any information which, (i) at the time of disclosure by the Company, PubCo, New SubCo, Merger Sub, any Seller or any of their respective Representatives, is generally available publicly and was not disclosed in breach of this Agreement or any other Contract between the Company and Acquiror or (ii) at the time of the disclosure by Acquiror or its Representatives to the Company, PubCo, New SubCo, Merger Sub, any Seller or any of their respective Representatives, was previously known by such receiving party without violation of Law or any confidentiality obligation by the Person receiving such Acquiror Confidential Information.

“Acquiror IPO” means the initial public offering of the Acquiror Units pursuant to the Acquiror IPO Prospectus.

“Acquiror IPO Prospectus” the Registration Statement on Form S-1 (File No. 333-262457) relating to the Acquiror that was declared effective by the SEC on May 12, 2022.

“Acquiror Parties” means the Acquiror and the Acquisition Entities.

“Acquiror Preferred Stock” each share of preferred stock, par value $0.0001 per share, of Acquiror.

“Acquiror Redemption Price” means a per-share price, payable in cash, equal to a pro rata share of the aggregate amount on deposit in the Trust Account (including any interest earned on the funds held in the Trust Account) (as determined in accordance with Acquiror’s Governing Documents) in connection with the Transaction Proposals.

“Acquiror Rights” means each such right that entitles the holder thereof to receive one-eighth (1/8) of one share of Class A common stock of Acquiror at the closing of a Business Combination (as such term is defined in the Acquiror’s Governing Documents).

“Acquiror Securities” means the Equity Securities of Acquiror.

“Acquiror Share Redemption” means the election of an eligible (as determined in accordance with Acquiror’s Governing Documents) holder of Acquiror Common Stock to redeem all or a portion of the Acquiror Common Stock held by such holder at the Acquiror Redemption Price.

“Acquiror Shareholder Approval” means (a) the approval of the Business Combination, this Agreement and the other Transaction Documents, (b) the approval of the Certificate of Merger and the Merger by special resolution (as defined in the Delaware Act) of the Acquiror’s Shareholders at an Acquiror Shareholders’ Meeting duly called by the Acquiror Board held for such purpose and (c) the approval of any other proposals as the SEC (or staff member thereof) indicates (i) are necessary in its comments to the Proxy/Registration Statement or correspondence related thereto and (ii) are required to be approved by the shareholders of Acquiror in order for the Share Exchange Closing to be consummated, in each case with the requisite number of votes required under the Acquiror’s Governing Documents and all applicable Laws.

“Acquiror Shareholders” means the holders of shares of Acquiror Common Stock as of immediately prior to the Merger Effective Time.

“Acquiror Transaction Expenses” means any out-of-pocket fees and expenses actually payable by Acquiror, PubCo, New SubCo, Merger Sub, any of the Sponsors or its Affiliates (whether or not billed or accrued for) as a result of or in connection with Acquiror’s negotiation, documentation and consummation of the Transactions, including (a) all fees (excluding amounts due to the underwriters of Acquiror IPO with respect to deferred underwriting commissions), costs, expenses, brokerage fees, commissions, finders’ fees and disbursements of financial advisors, investment banks, data room administrators, attorneys, accountants and other advisors and service providers, including consultants and public relations firms, and (b) any and all filing fees to the Governmental Authorities in connection with the Transactions.

“Acquiror Units” means the units of Acquiror issued at Acquiror IPO (including overallotment units acquired by Acquiror underwriter) consisting of one share of Acquiror Class A Common Stock, one-half of Acquiror Warrant, and one Acquiror Right.

“Acquiror Warrants” means one whole redeemable warrant of which one-half (1/2) was included as part of each Acquiror Unit, entitling the holder thereof to purchase one (1) share of Acquiror Class A Common Stock at a purchase price of $11.50 per share, subject to adjustments as provided for in the Acquiror IPO Prospectus.

“Acquisition Entities” means PubCo, Merger Sub and New SubCo and “Acquisition Entity” means any of them.

“ACRA” means the Singapore Accounting and Corporate Regulatory Authority.

“Action” means any claim, action, suit, audit, examination, assessment, arbitration, mediation or inquiry, or any proceeding or investigation, by or before any Governmental Authority.

“Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, whether through one or more intermediaries or otherwise. The term “control” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.

“Aggregate Merger Consideration” means the sum of all PubCo Equity Securities receivable by Acquiror Shareholders pursuant to Article II.

“Alternative Proposal” means, with respect to the Company and its Subsidiaries, other than the transactions contemplated in connection with the Permitted Activities, Transaction Financing or any transaction relating to backstop financing of the Transactions, (i) any acquisition or purchase by any third party, directly or indirectly, of any shares of any class of outstanding voting or equity securities of the Company or any of its subsidiaries, or any tender offer (including a self-tender) or exchange offer that, if consummated, would result in any third-party beneficially owning any shares of any class of outstanding voting or equity securities of the Company or any of its Subsidiaries, (ii) any merger, acquisition, amalgamation, consolidation, business combination, joint venture or other similar transaction involving the Company or any of its Subsidiaries, the business of which constitutes 15% or more of the net revenues, net income or assets of the Company or any of its subsidiaries, (iii) retaining advisors, selecting underwriters, or otherwise commencing any work in relation to an initial public offering, or resolving to make, or making, any filing or submission for an initial public offering with any stock exchange or regulator or (iv) any liquidation, dissolution, recapitalization, extraordinary dividend or other significant corporate reorganization of the Company or any of its Subsidiaries, the business of which constitutes 15% or more of the net revenues, net income or assets of the Company or any of its Subsidiaries.

“Anti-Bribery Laws” means the anti-bribery and accounting provisions of the Foreign Corrupt Practices Act of 1977, as amended, and all other applicable anti-corruption and bribery Laws (including the U.K. Bribery Act 2010, and any rules or regulations promulgated thereunder or other Laws of other countries implementing the OECD Convention on Combating Bribery of Foreign Officials).

“Anti-Money Laundering Laws” means, the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which the Company or any of its Subsidiaries operates, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any relevant Governmental Authority.

“Audited Financial Statements” means the PCAOB Financial Statements delivered pursuant to Section 8.3, and the audited consolidated statement of financial positions and consolidated statements of comprehensive income, changes in equity and cash flows of the Company and its Subsidiaries as of and for the years ended June 30, 2022 and June 30, 2021, together with the auditor’s reports thereon.

“Available Acquiror Cash” means an amount (that is not generated from any borrowing) equal to the sum of (i) the amount of cash available in the Trust Account following the Acquiror Shareholders’ Meeting, after deducting the amount required to satisfy the Acquiror Share Redemption but prior to the payment of any deferred underwriting commissions being held in the Trust Account and the payment of any Company Transaction Expenses or Acquiror Transaction Expenses, plus (ii) the proceeds of Transaction Financing.

“Business Combination” has the meaning set forth in Acquiror’s Governing Documents as in effect on the date hereof.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Japan, Singapore, or New York or Governmental Authorities in the Cayman Islands, Delaware or Singapore are authorized or required by Law to close.

“Cayman Companies Act” the Companies Act (as revised) of the Cayman Islands.

“Cayman Registrar” means the Registrar of Companies of the Cayman Islands.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Combination” means the consummation of the Merger Closing and the Share Exchange Closing.

“Company Benefit Plan” means an “employee benefit plan” as defined in Section 3(3) of ERISA or any similar plan subject to laws of a jurisdiction outside of the United States (whether or not subject to ERISA), or any other plan, policy, program, practice, or agreement (including any employment, bonus, incentive or deferred compensation, employee loan, note or pledge agreement, equity or equity-based compensation, severance, retention, supplemental retirement, change in control or similar plan, policy, program, practice or agreement) providing compensation or other benefits to any current or former director, officer, individual consultant, worker or employee, which are maintained, sponsored or contributed to by the Company, or to which the Company or any of the Company’s Subsidiaries is a party or has or may have any liability, and in each case whether or not (i) subject to the Laws of the United States, (ii) in writing or (iii) funded, but excluding in each case any statutory plan, program, practice or arrangement that is required under applicable Law and maintained by any Governmental Authority.

“Company Confidential Information” means all confidential or proprietary documents and information concerning the Company and its Subsidiaries and the Sellers or any of their respective Representatives, furnished in connection with this Agreement or the transactions contemplated hereby, excluding any information which, (i) at the time of disclosure by Acquiror Party or its Representatives, is generally available publicly and was not disclosed in breach of this Agreement or any other Contract between the Company and Acquiror or (ii) at the time of the disclosure by the Company or any Seller or their respective Representatives to Acquiror Party or its Representatives was previously known by such receiving party without violation of Law or any confidentiality obligation by the Person receiving such Company Confidential Information.

“Company Convertible Securities” means any options, warrants or rights to subscribe for or purchase any capital shares of the Company or securities convertible into or exchangeable for, or that otherwise confer on the holder any right to acquire any capital shares of the Company.

“Company Insider” means a holder of Company Ordinary Shares who (i) is a director or executive officer of the Company or (ii) owns in the aggregate at least five percent (5%) of the issued and outstanding share capital of the Company.

“Company Material Adverse Effect” means any event, state of facts, development, circumstance, occurrence or effect (collectively, “Events”) that (i) has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets and liabilities, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole or (ii) does or would reasonably be expected to, individually or in the aggregate, prevent or materially adversely affect the ability of the Company to consummate the Transactions; provided, that in no event would any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, an Event under clause (i) of the definition of a “Company Material Adverse Effect”: (a) any change in applicable Laws or FRSs or any interpretation thereof following the date of this Agreement, (b) any change in interest rates or economic, political, business or financial market conditions generally, (c) the taking of any action required to be taken under this Agreement, (d) any natural disaster (including hurricanes, storms, tornados, flooding, earthquakes, volcanic eruptions or similar occurrences), epidemic or pandemic (including any COVID-19 Measures or any change in such COVID-19 Measures or interpretations following the date of this Agreement), acts of nature or change in climate, (e) any acts of terrorism or war, the outbreak or escalation of hostilities, geopolitical conditions, local, national or international political conditions, (f) any failure in and of itself of the Company to meet any projections or forecasts (provided that the exception in this clause (f) shall not prevent or otherwise affect a determination that any Event underlying such failure has resulted in or contributed to a Company Material Adverse Effect except where such Event is otherwise excluded under any of clauses (a) through (e) or clauses (g) through (j) of this definition), (g) any Events generally applicable to the industries or markets in which the Company and its Subsidiaries operate, (h) any action taken by, or at the request of, Acquiror, New SubCo, PubCo or Sponsors, or (i) the announcement of this Agreement and consummation of the Transactions, including any termination of, reduction in or similar adverse impact (but in each case only to the extent attributable to such announcement or consummation) on the Company’s and its Subsidiaries’ relationships, contractual or otherwise, with third parties; provided, further, that in the case of each of clauses (a), (b), (c), (d), (e) and (g), any such Event to the extent such Event disproportionately and adversely affects the business, assets, liabilities, results of operations or condition of the Company and its Subsidiaries, taken as a whole, relative to other similarly situated participants in the industries in which such Persons operate shall not be excluded from and shall be taken into account in the determination of whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect, but only to the extent of the incremental disproportionate effect on the Company and its Subsidiaries, taken as a whole, relative to such similarly situated participants.

“Company Ordinary Shares” means the ordinary shares in the capital of the Company, as defined in the Company’s Governing Documents.

“Company Related Party” means any:

(a)            member, shareholder or equity interest holder who, together with its Affiliates, directly or indirectly holds no less than 5% of the total outstanding share capital of the Company or any of its Subsidiaries, or

(b)            any director, officer or employee of the Company or any of its Subsidiaries with a title of Director (for the avoidance of doubt such title does not refer to a member of the board of directors) or higher or any immediate family member of the foregoing Persons, in each case of clauses (a) and (b), excluding the Company and any of its Subsidiaries.

“Company Shareholder Approval” means the approval of this Agreement and the transactions contemplated hereby pursuant to the terms and subject to the conditions of the Company’s Governing Documents and applicable Law.

“Company Shareholders” means any holder of any Company Ordinary Shares.

“Company Transaction Expenses” means any out-of-pocket fees and expenses payable by (a) the Company or any of its Subsidiaries or Affiliates (whether or not billed or accrued for) as a result of or in connection with the negotiation, documentation and consummation of the Transactions, including (i) all fees, costs, expenses, brokerage fees, commissions, finders’ fees and disbursements of financial advisors, investment banks, data room administrators, attorneys, accountants and other advisors and service providers, including consultants and public relations firms, (ii) any and all filing fees payable by the Company or any of its Subsidiaries or Affiliates to the Governmental Authorities in connection with the Transactions, and (b) the stamp duty payable by the Sellers in connection with the Share Exchange.

“Contracts” means any legally binding contracts, agreements, subcontracts, leases, and purchase orders.

“Copyleft License” means any license that requires, as a condition of use, modification and/or distribution of software subject to such license, that such software subject to such license, or other software incorporated into, derived from, or used or distributed with such software subject to such license (i) in the case of software, be made available or distributed in a form other than binary (e.g., source code form), (ii) be licensed for the purpose of preparing derivative works, (iii) be licensed under terms that allow the Company’s or any Subsidiary of the Company’s products or portions thereof or interfaces therefor to be reverse engineered, reverse assembled or disassembled (other than by operation of Law) or (iv) be redistributable at no license fee. Copyleft Licenses include the GNU General Public License, the GNU Lesser General Public License, the Mozilla Public License, the Common Development and Distribution License, the Eclipse Public License and all Creative Commons “share alike” licenses.

“COVID-19” means SARS-CoV-2 or COVID-19.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” social distancing, closure, sequester, safety or similar Law, direction or guidelines promulgated by any Governmental Authority, including the Singapore Ministry of Health, the Japan Ministry of Health, Labor and Welfare, U.S. Centers for Disease Control and Prevention or the World Health Organization, in each case, arising following the date hereof in connection with or in response to COVID-19 for similarly situated companies.

“Dollars” or “$” means lawful money of the United States.

“DTC” means Depository Trust Company.

“Environmental Laws” means any and all applicable Laws relating to Hazardous Material, pollution, or the protection or management of the environment or natural resources, or protection of human health (with respect to exposure to Hazardous Material).

“Equity Securities” means, with respect to any Person, any capital stock, equity interests, membership interests, partnership interests or registered capital, joint venture or other ownership interests in such person and any options, warrants or other securities (for the avoidance of doubt, including debt securities) that are directly or indirectly convertible into, or exercisable or exchangeable for, such capital stock, equity interests, membership interests, partnership interests or registered capital, joint venture or other ownership interests (whether or not such derivative securities are issued by such Person).

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FRSs” means the Financial Reporting Standards in Singapore, as in effect from time to time.

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence, or which govern its internal affairs, including the articles of incorporation, certificate of incorporation, memorandum of association, articles of association, bylaws, articles of organization, certificate of formation, limited liability company agreement, operating agreement, or similar or other constitutive, governing, or charter documents, or equivalent documents, of such Person.

“Government Official” means any officer, cadre, civil servant, employee or any other person acting in an official capacity for any Governmental Authority (including any political party or official thereof), any candidate for political office, or any employee of a government owned or controlled entity.

“Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, taxing, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court or tribunal.

“Governmental Authorization” means any consent, waiver, approval or authorization of, or designation, declaration or filing with, or notification to, any Governmental Authority.

“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority.

“Group Company” means the Company and its Subsidiaries listed on Section 5.2 of the Company Disclosure Letter

“Hazardous Material” means any (i) pollutant, contaminant, chemical, (ii) industrial, solid, liquid or gaseous toxic or hazardous substance, material or waste, (iii) petroleum or any fraction or product thereof, (iv) asbestos or asbestos-containing material, (v) polychlorinated biphenyl, (vi) chlorofluorocarbons, or (vii) other substance, material or waste, in each case, which are regulated under any Environmental Law or as to which liability may be imposed pursuant to Environmental Law.

“Indebtedness” means with respect to any Person, without duplication, any obligations, contingent or otherwise, in respect of (a) the principal of and premium (if any) in respect of all indebtedness for borrowed money, including accrued interest and any per diem interest accruals, (b) the principal and interest components of capitalized lease obligations under FRSs (with respect to the Company) or GAAP (with respect to Acquiror), (c) amounts drawn (including any accrued and unpaid interest) on letters of credit, bank guarantees, bankers’ acceptances and other similar instruments (solely to the extent such amounts have actually been drawn), (d) the principal of and premium (if any) in respect of obligations evidenced by bonds, debentures, notes and similar instruments, (e) the termination value of interest rate protection agreements and currency obligation swaps, hedges or similar arrangements (without duplication of other indebtedness supported or guaranteed thereby), (f) the principal component of all obligations to pay the deferred and unpaid purchase price of property and equipment which have been delivered, including “earn outs” and “seller notes” and (g) breakage costs, upfront payments or early termination premiums, penalties, or other fees or expenses payable as a result of the consummation of the transactions contemplated hereby in respect of any of the items in the foregoing clauses (a) through (f), and (h) all Indebtedness of another Person referred to in clauses (a) through (g) above guaranteed directly or indirectly, jointly or severally.

“Intellectual Property” means any rights in or to intellectual property of any type or nature, throughout the world, including all: (i) patents, patent applications, invention disclosures, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions, and extensions thereof; (ii) registered and unregistered trademarks, logos, service marks, trade dress and trade names, slogans, pending applications therefor, and internet domain names and social media handles, together with the goodwill of the Company or any of its Subsidiaries or their respective businesses symbolized by or associated with any of the foregoing; (iii) registered and unregistered copyrights, and applications for registration of copyright, including such corresponding rights in software and other works of authorship; and (iv) trade secrets, know-how, processes, and other confidential information or proprietary rights.

“International Trade Laws” means all export, import, customs, anti-boycott, and other trade Laws or programs administered, enacted or enforced by any relevant Governmental Authority, including but not limited to: (a) the U.S. Export Administration Regulations, the U.S. International Traffic in Arms Regulations, and the import Laws and regulations administered by U.S. Customs and Border Protection; (b) the anti-boycott Laws administered by the U.S. Departments of Commerce and Treasury; and (c) any other similar export, import, customs, anti-boycott, or other trade Laws or programs in any relevant jurisdiction to the extent they are applicable to the Company or any of its Subsidiaries.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Key Person Agreements” means the Contracts described in Section 10.11.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012, as amended.

“Law” means any statute, law, ordinance, rule, regulation or Governmental Order, in each case, of any Governmental Authority.

“Leased Real Property” means all real property leased, licensed, subleased or otherwise used or occupied by the Company or any of its Subsidiaries.

“Licenses” means any approvals, authorizations, consents, licenses, registrations, permits or certificates of a Governmental Authority.

“Lien” means all liens, mortgages, deeds of trust, pledges, hypothecations, encumbrances, security interests, adverse claim, options, rights of pre-emption, leases, subleases, licenses, restrictions, claims or other liens of any kind whether consensual, statutory or otherwise.

“Long Stop Date” means May 16, 2023, or such a later date which Acquiror is permitted to consummate a Business Combination (as defined in Acquiror’s Governing Documents) in accordance with its Governing Documents.

“Open Source License” means any license meeting the Open Source Definition (as promulgated by the Open Source Initiative) or the Free Software Definition (as promulgated by the Free Software Foundation), or any substantially similar license, including any license approved by the Open Source Initiative or any Creative Commons License. “Open Source Licenses” shall include Copyleft Licenses.

“Open Source Materials” means any software subject to an Open Source License.

“PCAOB” means the U.S. Public Company Accounting Oversight Board.

“Permitted Activities” means any minority investment in or secondary share transfers involving less than 2.5% of the voting power and economic interest of the Company.

“Permitted Activities Documents” means all transaction documents in connection with the Permitted Activities.

“Permitted Liens” means (i) mechanic’s, materialmen’s and similar Liens arising in the ordinary course of business with respect to any amounts (A) not yet due and payable or which are being contested in good faith through appropriate proceedings and (B) for which adequate accruals or reserves have been established in accordance with FRSs, (ii) Liens for Taxes (A) not yet due and payable or (B) which are being contested in good faith through appropriate proceedings and for which adequate accruals or reserves have been established in accordance with FRSs (with respect to the Company) or GAAP (with respect to Acquiror), (iii) defects or imperfections of title, easements, encroachments, covenants, rights-of-way, conditions, matters that would be apparent from a physical inspection or current, accurate survey of such real property, restrictions and other similar charges or encumbrances that do not, in the aggregate, materially impair the value or materially interfere with the use of the Leased Real Property, (iv) with respect to any Leased Real Property (A) the interests and rights of the respective lessors with respect thereto, including any statutory landlord liens and any Lien thereon, (B) any Lien permitted under a Real Property Lease, and (C) any Liens encumbering the underlying fee title of the real property of which the Leased Real Property is a part, (v) zoning, building, entitlement and other land use and environmental regulations promulgated by any Governmental Authority that do not, in the aggregate, materially interfere with the current use of, or materially impair the value of, the Leased Real Property, (vi) non-exclusive licenses of Intellectual Property entered into in the ordinary course of business consistent with past practice, (vii) ordinary course purchase money Liens and Liens securing rental payments under operating or capital lease arrangements for amounts not yet due or payable, (viii) other Liens arising in the ordinary course of business consistent with past practice with respect to the borrowing of money in connection with workers’ compensation, unemployment insurance or other types of social security, (ix) reversionary rights in favor of landlords under any Leased Real Property with respect to any of the buildings or other improvements owned by the Company or any of its Subsidiaries, and (x) other Liens incurred in the ordinary course of business consistent with past practice that do not, individually or in the aggregate, materially and adversely affect the use of the property affected by such Lien, or materially disrupt, the ordinary course operation of the businesses of the Company and its Subsidiaries, taken as a whole.

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or instrumentality or other entity of any kind.

“Pro Rata Portion” with respect to any Seller at any determination date, means the number of Company Ordinary Shares held by such Seller divided by the total number of Company Ordinary Shares held by all Sellers.

“Purchased Shares” means, as of any reference date, all of the issued and outstanding ordinary shares of the Company, which means 325,332 ordinary shares of the Company as of the date hereof.

“PubCo Ordinary Shares” means the ordinary shares of US$0.0001 par value each of PubCo.

“PubCo Per Share Price” means the price per PubCo Ordinary Share that equals to the redemption price of each share of Class A Common Stock of Acquiror in connection with the Business Combination, which shall be no less than the par value of PubCo Ordinary Shares.

“PubCo Securities” means the Equity Securities in the capital of PubCo.

“PubCo Warrant” means entitling the holder thereof to purchase one (1) PubCo Ordinary Share at a purchase price of $11.50 per share.

“Representatives” of a Person means, collectively, officers, directors, employees, accountants, consultants, legal counsel, advisors, agents and other representatives of such Person or its Affiliates.

“Restricted Person” means any Person identified on the U.S. Department of Commerce’s Denied Persons List, Unverified List or Entity List or the U.S. Department of State’s Debarred List.

“Sanctioned Jurisdiction” means any country or territory subject to comprehensive Sanctions (at the time of this Agreement, are the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea, Syria and the Crimea region of Ukraine and Sevastopol).

“Sanctioned Person” means any Person that is (a) organized under the Laws of, or resident or located in, any Sanctioned Jurisdiction, (b) included on any list of Persons subject to Sanctions (including, but not limited to, the U.S. Department of Treasury’s Specially Designated Nationals and Blocked Persons List and the Sectoral Sanctions Identification List; or any similar list maintained or administered by the United Nations Security Council, HM Treasury of the United Kingdom, the European Union, any European Union member state, or any other Governmental Authority where the Company or any of its Subsidiaries operates), or (c) owned fifty percent (50%) or more, directly or indirectly, controlled by, or acting on behalf or at the direction of any Person or Persons described in clauses (a) or (b).

“Sanctions” means those trade, economic and financial sanctions Laws, embargoes, and restrictive measures administered, enacted or enforced from time to time by (a) the United States (including through the Department of the Treasury’s Office of Foreign Assets Control or the Department of State), (b) the European Union or any European Union member state, (c) the United Nations Security Council, (d) Her Majesty’s Treasury of the United Kingdom, or (e) any other Governmental Authority where the Company or any of its Subsidiaries operates.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Sponsors” means collectively Prime Number Acquisition LLC and Glorious Capital LLC, and “Sponsor” means either of them.

“Subsidiary” means, with respect to a Person, a corporation or other entity of which more than fifty percent (50%) of the voting power of the Equity Securities or equity interests is owned, directly or indirectly, by such Person and, in case of a limited partnership, limited liability company or similar entity, such Person is a general partner or managing member or has the power to direct the policies, management and affairs of such entity, and a subsidiary is a “wholly-owned Subsidiary” of such Person when substantially all of the voting power of its Equity Securities or equity interests is owned or controlled by such Person.

“Target Valuation” means $1,350,000,000.

“Tax Return” means any return, declaration, report, statement, information statement or other document filed or required to be filed with any Governmental Authority with respect to Taxes, including any claims for refunds of Taxes, any information returns and any schedules, attachments, amendments or supplements of any of the foregoing.

“Taxes” means any and all federal, state, local, foreign or other taxes imposed by any Governmental Authority, including all income, gross receipts, license, payroll, recapture, net worth, employment, escheat and unclaimed property obligations, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, Equity Securities, ad valorem, value added, inventory, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, governmental charges, duties, levies and other similar charges imposed by a Governmental Authority in the nature of a tax, alternative or add-on minimum, or estimated taxes, and including any interest, penalty, or addition relating thereto.

“Transaction Documents” means, collectively, this Agreement, the Certificate of Merger, the Post-Combination PubCo Charter, the New SubCo Charter, the Lock-up Agreements, the Subscription Agreements, the Registration Rights Agreement, the Warrant Assignment, Assumption and Amendment Agreement, the Key Person Agreements and any other agreements, documents or certificates entered into or delivered pursuant hereto or thereto, and the expression “Transaction Document” means any one of them.

“Transaction Financing Agreements” means such Contracts between Acquiror and PubCo with investors, in a form and with terms acceptable to Acquiror and the Company, pursuant to which the investors thereunder commit to acquiring PubCo Securities or Equity Securities of Acquiror to be converted into PubCo Securities prior to or upon the Share Exchange, with the form of such Equity Securities to be agreed by the Company and Acquiror.

“Transactions” means, collectively, the Merger, the Share Exchange and each of the other transactions contemplated by this Agreement or any of the other Transaction Documents.

“Treasury Regulations” means the regulations promulgated under the Code by the United States Department of the Treasury (whether in final, proposed or temporary form), as the same may be amended from time to time.

“Warrant Agreement” means the Warrant Agreement, dated as of May 12, 2022 between Acquiror and VStock Transfer, LLC, as warrant agent.

“Working Capital Loans” means any loan made to Acquiror by any of the Sponsors, an Affiliate of the Sponsors, or any of Acquiror’s officers or directors, and evidenced by a promissory note, loan agreement or similar document, for the purpose of financing costs, expenses, extension related costs and deposits and other obligations incurred by Acquiror for the Transactions.

Section 1.2.      Other Definitions

Acquiror	Preamble
Acquiror Board	Section 10.2(b)(iii)
Acquiror Board Recommendation	Section 10.2(b)(iii)
Acquiror Cure Period	Section 12.1(e)
Acquiror Disclosure Letter	Article VI
Acquiror Financial Statements	Section 6.6(c)
Acquiror Indemnified Parties	Section 10.13(a)
Acquiror SEC Filings	Section 6.5
Acquiror Shareholders’ Meeting	Section 10.2(b)(i)
Acquiror Transaction Expense Statement	Section 3.5
Allocation Schedule	Section 3.2
Aggregate Exchange Consideration	Section 3.2
Agreement	Preamble
Antitrust Laws	Section 10.14
Audited Financial Statements	Section 5.9(a)
BCA Joinder	Section 10.10
Certificate of Merger	Section 2.3(b)
Closing Filing	Section 10.4(b)
Closing Press Release	Section 10.4(b)
Company	Preamble
Company Board	Section 10.2(c)(ii)
Company Board Recommendation	Section 10.2(c)(ii)
Company Cure Period	Section 12.1(d)
Company Disclosure Letter	Article V
Company Indemnified Parties	Section 10.13(a)
Company Registered Intellectual Property	Section 5.21(a)

Company Shareholders’ Meeting	Section 10.2(c)(i)
Company Shareholders’ Written Resolution	Section 10.2(c)(i)
Company Share Certificates	Section 3.3(c)
Company Transaction Expense Statement	Section 3.5
Delaware Act	Recitals
D&O Indemnified Parties	Section 10.13(a)
Exchange Consideration	Section 3.2
Intended Tax Treatment	Recitals
Interim Financial Statements	Section 5.9(a)
Interim Financial Statements Date	Section 5.9(a)
Interim Period	Section 8.1
IPO	Section 13.1
Joining Sellers	Preamble
Legal Proceedings	Section 5.11
Lock-up Agreements	Recitals
Material Contracts	Section 5.13(a)
Material In-Licenses	Section 5.13(a)(x)
Merger	Recitals
Merger Closing	Section 2.3(a)
Merger Closing Date	Section 2.3(a)
Merger Effective Time	Section 2.3(b)
Merger Sub	Preamble
Nasdaq	Section 6.17
New SubCo	Recitals
New SubCo Charter	Section 3.4(a)
Non-Disclosure, Non-Competition and Non-Solicitation Agreement	Recitals
Non-Recourse Parties	Section 13.16(b)
PCAOB Financial Statements	Section 8.3(a)
Proxy/Registration Statement	Section 10.2(a)(i)
Post-Combination PubCo Charter	Section 9.9
PubCo	Recital
PubCo ESOP	Section 9.8
PubCo Employment Agreement	Recitals
Public Shareholders	Section 13.1
Real Property Leases	Section 5.20(b)
Registration Rights Agreement	Recitals
Regulatory Approvals	Section 10.1(a)
Related Party Agreements	Section 5.13(a)(vi)
Released Claims	Section 13.1
restraint	Section 11.1(e)
Sellers	Preamble
Share Exchange	Recitals

Share Exchange Closing	Section 3.3(a)
Share Exchange Closing Date	Section 3.3(a)
share exchange restraint	Section 11.3(d)
Signing Filing	Section 10.4(b)
Signing Press Release	Section 10.4(b)
Signing Sellers	Preamble
Singapore Companies Act	Section 3.4(a)
Surviving Corporation	Section 2.1
Terminating Acquiror Breach	Section 12.1(e)
Terminating Company Breach	Section 12.1(d)
Top Vendors	Section 5.28(a)
Transaction Financing	Section 9.12
Transaction Proposals	Section 10.2(a)(i)
Transaction Expense Statements	Section 3.5
Transfer Taxes	Section 10.6
Trust Account	Section 13.1
Trust Agreement	Section 6.8
Trustee	Section 6.8
Warrant Assignment, Assumption and Amendment Agreement	Recitals

Section 1.3.            Construction.

(a)            Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement; (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; (v) the word “including” shall mean “including, without limitation” and (vi) the word “or” shall be disjunctive but not exclusive.

(b)            Unless the context of this Agreement otherwise requires, references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(c)            Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.

(d)            All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

Section 1.4.            Knowledge. As used herein, the phrase “to the knowledge” of the Company shall mean the actual knowledge of the individuals identified on Section 1.4 of the Company Disclosure Letter, and the knowledge that such individuals would have acquired in the exercise of reasonable inquiries of direct reports; the phrase “to the knowledge” of any Acquiror Party shall mean the actual knowledge of the officers of any Acquiror Party and the knowledge that such individuals would have acquired after reasonable inquiry or investigation.

Article II

THE MERGER; MERGER CLOSING

Section 2.1.           The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the Delaware Act, Acquiror and Merger Sub shall consummate the Merger, pursuant to which Merger Sub shall be merged with and into Acquiror, with Acquiror being the surviving entity, following which the separate corporate existence of Merger Sub shall cease and Acquiror shall continue as the surviving corporation in the Merger. Acquiror, as the surviving corporation following the Merger, is hereinafter sometimes referred to as the “Surviving Corporation” (provided, that references to Acquiror for periods after the Merger Effective Time shall include the Surviving Corporation).

Section 2.2.            Effects of the Merger. At the Merger Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the Delaware Act. Without limiting the generality of the foregoing, and subject thereto, at the Merger Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, immunities, duties and obligations of Merger Sub and Acquiror shall become the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, immunities, duties and obligations of the Surviving Corporation (including all rights and obligations with respect to the Trust Account), which shall include the assumption by the Surviving Corporation of any and all agreements, covenants, duties and obligations of Merger Sub and Acquiror set forth in this Agreement to be performed after the Merger Effective Time, and the Surviving Corporation shall continue its existence as a wholly-owned Subsidiary of PubCo.

Section 2.3.            Merger Closing; Merger Effective Time.

(a)            In accordance with the terms and subject to the conditions of this Agreement, the closing of the Merger (the “Merger Closing”) shall take place remotely by conference call and exchange of documents and signatures on the date which is no later than five (5) Business Days after the first date on which all conditions set forth in Section 11.1 and Section 11.2 shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Merger Closing, but subject to the satisfaction or waiver thereof) or such other time and place as Acquiror and the Company may mutually agree in writing. The date on which the Merger Closing actually occurs is referred to in this Agreement as the “Merger Closing Date”.

(b)           Subject to the satisfaction or waiver of all of the conditions set forth in Section 11.1 and Section 11.2, Acquiror and Merger Sub shall cause the Merger to be consummated by filing a certificate of merger for the Merger of Acquiror with and into Merger Sub in the form attached hereto as Exhibit D (the “Certificate of Merger”), with Acquiror being the surviving entity in the Merger, with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of the Delaware Act (the time of the Certificate of Merger being accepted by the Secretary of State of the State of Delaware , or such later time as may be specified in the Certificate of Merger, being referred to herein as the “Merger Effective Time”).

Section 2.4.            Effect of Merger on Issued Securities of Acquiror, PubCo and Merger Sub At the Merger Effective Time, by virtue of the Merger and without any action on the part of any party or the holders of securities of Acquiror, the Company, PubCo or Merger Sub (other than those as described in this Agreement):

(a)            Acquiror Units. Each Acquiror Unit outstanding immediately prior to the Merger Effective Time shall be automatically detached and the holder thereof shall be deemed to hold one share of Class A common stock of Acquiror, one-half of Acquiror Public Warrant, and one Acquiror Right in accordance with the terms of the applicable Acquiror Unit, which underlying Acquiror Securities shall be converted in accordance with the applicable terms of this Section 2.4 below.

(b)            Acquiror Common Stock. Each share of Acquiror Common Stock issued and outstanding immediately prior to the Merger Effective Time (other than those described in Section 2.4(d) below) shall automatically be converted into the right to receive one PubCo Ordinary Share, following which all such shares of Acquiror Common Stock shall cease to be outstanding and shall automatically be canceled and shall cease to exist. Each certificate formerly representing shares of Acquiror Common Stock (other than those described in Section 2.4(d) below) shall thereafter represent only the right to receive the same number of PubCo Ordinary Shares.

(c)            Appraisal and Dissenters’ Rights. To the extent required by Section 262 of the Delaware Act, each certificate formerly representing Acquiror Common Stock owned by holders thereof who have validly elected to dissent from the Merger pursuant to Section 262 of the Delaware Act shall thereafter only represent the right to receive fair value for their Acquiror Common Stock in accordance with the applicable provisions of the Delaware Act, and notwithstanding any provision of this Agreement to the contrary and to the extent available under the Delaware Act, shares of Acquiror Common Stock that are outstanding immediately prior to the Merger Effective Time and that are held by holders thereof who shall have neither voted in favor of the Merger nor consented thereto in writing and who shall have demanded properly in writing appraisal or dissenters’ rights for such Acquiror Common Stock in accordance with Section 262 of the Delaware Act, and otherwise complied with all of the provisions of the Delaware Act relevant to the exercise and perfection of appraisal rights, shall not be converted into, and such holders shall have no right to receive, the applicable per share Merger consideration unless and until such holder fails to perfect or withdraws or otherwise loses his, her or its right to appraisal and payment under the Delaware Act. Any holder of Acquiror Common Stock who fails to perfect or who effectively withdraws or otherwise loses his, her or its rights to appraisal of such Acquiror Common Stock under Section 262 of the Delaware Act, shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Merger Effective Time, the right to receive the applicable per share Merger consideration, without any interest thereon, upon surrender, if applicable, in the manner provided in this Section 2.4, of the certificate or certificates that formerly evidenced such Acquiror Common Stock.

(d)           Cancellation of Capital Stock Owned by Acquiror. If there are any shares of capital stock of Acquiror that are owned by Acquiror as treasury shares immediately prior to the Merger Effective Time, such shares shall be canceled and extinguished without any conversion thereof or payment therefor.

(e)            Acquiror Warrants. Each Acquiror Warrant outstanding immediately prior to the Merger Effective Time shall be automatically converted into the right to receive one PubCo Public Warrant, and all Acquiror Warrants shall thereupon cease to be outstanding and shall automatically be canceled and retired and shall cease to exist. Each of the PubCo Warrants shall have, and be subject to, substantially the same terms and conditions set forth in the Acquiror Warrants, except that they shall represent the right to acquire PubCo Ordinary Shares in lieu of shares of Acquiror Common Stock and shall otherwise be amended in accordance with the provisions of the Warrant Assignment and Assumption Amendment Agreement to (among other things) comply with all applicable Laws. At or prior to the Merger Effective Time, PubCo shall take all corporate action necessary to reserve for future issuance, and shall maintain such reservation for so long as any of the PubCo Warrants remain outstanding, a sufficient number of PubCo Ordinary Shares for delivery upon the exercise of such PubCo Warrants.

(f)            Acquiror Rights. Each Acquiror Right issued and outstanding immediately prior to the Merger Effective Time, shall be automatically converted into the right to receive one-eighth (1/8) of one PubCo Ordinary Share, following which all Acquiror Rights shall cease to be outstanding and shall automatically be canceled and shall cease to exist. At or prior to the Merger Effective Time, PubCo shall have taken all corporate action necessary for issuance of the PubCo Ordinary Shares to the holder of the Acquiror Rights at the Share Exchange Closing.

(g)           Purchase and Cancellation of Issued Shares of PubCo. The sole holder or holders of shares of PubCo issued and outstanding immediately prior to the Merger Effective Time shall, immediately after the Merger Effective Time, sell, transfer and convey all such shares to PubCo for an aggregate of $0.01 and PubCo shall have taken all corporate action necessary to repurchase such shares, which shares shall thereupon be canceled by PubCo.

(h)           Cancellation of Shares of Merger Sub. All of the shares of Merger Sub Common Stock issued and outstanding immediately prior to the Merger Effective Time shall be automatically converted into an equal number of shares of common stock of the Surviving Corporation, with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

(i)            Transfers of Ownership. If any certificate representing securities of Acquiror is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Acquiror or any agent designated by it any transfer or other Taxes required by reason of the issuance of a certificate for securities of Acquiror in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of PubCo or any agent designated by it that such Tax has been paid or is not payable.

(j)            Surrender of Acquiror Certificates. PubCo Securities issued upon the surrender of Acquiror Securities in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such securities,

(k)            Lost, Stolen or Destroyed Acquiror Certificates. In the event any certificates shall have been lost, stolen or destroyed, PubCo shall issue in exchange for such lost, stolen or destroyed certificates or securities, as the case may be, upon the making of an affidavit of that fact by the holder thereof, such PubCo Securities, as may be required pursuant to this Section 2.4(d); provided, however, that PubCo may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to agree to indemnify PubCo and the Surviving Corporation with respect to the certificates alleged to have been lost, stolen or destroyed.

Section 2.5.            Governing Documents of Surviving Corporation. At the Merger Effective Time, the certificate of incorporation and bylaws of Acquiror, each as in effect immediately prior to the Merger Effective Time, shall be amended and restated to read in their entirety in the form of the certificate of incorporation and bylaws of Merger Sub, in each case as in effect immediately prior to the Merger Effective Time, respectively (except that the name of the corporation shall be changed to “Prime Number Acquisition I Corp.”) and, as so amended and restated, shall be the certificate of incorporation and bylaws of the Surviving Corporation until the same may be thereafter further amended and/or restated in accordance with their terms and the Delaware Act.

Section 2.6.            Directors and Officers of the Surviving Corporation. At the Merger Effective Time, the board of directors and executive officers of Acquiror shall resign and the board of directors and the executive officers of Merger Sub immediately prior to the Merger Effective Time shall become the board of directors and executive officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

Article III

SHARE EXCHANGE

Section 3.1.            Exchange of Company Ordinary Shares. No later than one (1) business day following the Merger Closing, upon the terms and subject to the conditions of this Agreement, New SubCo shall purchase, acquire and accept from the Sellers, and the Sellers shall sell, transfer, and deliver to New SubCo all of the Purchased Shares at the Aggregate Exchange Consideration at the Share Exchange Closing. All outstanding Company Convertible Securities (if any) that have not been converted or exercised prior to the Share Exchange Closing shall be terminated without any consideration, payment or liability therefor by virtue of the Share Exchange and without any further action on the part of the Company or Acquiror Entities.

Section 3.2.            Exchange Consideration. Subject to and upon the terms and conditions of this Agreement, at the Share Exchange Closing, the Sellers collectively shall be entitled to receive from PubCo, in the aggregate, such number of PubCo Ordinary Shares (the “Aggregate Exchange Consideration”) with an aggregate value equal to the Target Valuation, with each Seller receiving for the Company Ordinary Shares held by such Seller, such number of PubCo Ordinary Shares that is equal to the product of (a) the quotient of (i) the Target Valuation, divided by (ii) the PubCo Per Share Price, multiplied by (b) such Seller’s Pro Rata Portion as set out in the Allocation Schedule. No holder of Company Equity Securities will receive any consideration under or in connection with this Agreement unless they are Sellers, either as a Signing Seller or as a Joining Seller, and then only with respect to the issued and outstanding Company Ordinary Shares that they own. Annex I to this Agreement sets forth a preliminary schedule of the allocation of the Aggregate Exchange Consideration based on Pro Rata Portion held by each Seller, provided that at least two (2) Business Days prior to the anticipated Share Exchange Closing, the Company shall deliver to Acquiror Parties an updated schedule of the allocation of the Aggregate Exchange Consideration among the Sellers, calculated in accordance with the PubCo Per Share Price and the Pro Rata Portion of each Seller (such allocation schedule as updated the “Allocation Schedule”). The Allocation Schedule is incorporated herein by reference.

Section 3.3.            Share Exchange Closing.

(a)            In accordance with the terms and subject to the conditions of this Agreement, the closing of the Share Exchange (the “Share Exchange Closing”) shall take place as soon as practicable following the time at which the conditions set forth in Section 11.1, Section 11.3, Section 11.4 and Section 11.5 shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Share Exchange Closing, but subject to the satisfaction or waiver thereof) and simultaneously or immediately after the Merger Closing or such other time and place as Acquiror, PubCo and the Company may mutually agree in writing. The date on which the Share Exchange Closing actually occurs is referred to in this Agreement as the “Share Exchange Closing Date”.

(b)            At the Share Exchange Closing, PubCo shall issue to each Seller such number of PubCo Ordinary Shares as set forth opposite such Seller’s name in the Allocation Schedule in exchange for their Company Ordinary Shares in accordance with the Allocation Schedule. No fraction of a PubCo Ordinary Share will be issued by PubCo by virtue of this Agreement or the transactions contemplated hereby, and each Person who would otherwise be entitled to a fraction of a PubCo Ordinary Share (after aggregating all fractional PubCo Ordinary Shares that would otherwise be received by such Person) shall instead have the number of PubCo Ordinary Shares issued to such Person rounded up in the aggregate to the nearest whole PubCo Ordinary Share.

(c)            At the Share Exchange Closing, each Seller will deliver to New SubCo the duly executed share transfer form in respect of its Company Ordinary Shares, and the certificate(s) representing Company Ordinary Shares (the “Company Share Certificates”) held by such Seller. In the event that any Company Share Certificate shall have been lost, stolen or destroyed, in lieu of delivery of a Company Share Certificate to New SubCo, such Seller may instead deliver to New SubCo a statutory declaration of lost certificate and indemnity of loss in form and substance reasonably acceptable to Acquiror and the Company.

Section 3.4.            New SubCo Governance. As of the Share Exchange Closing:

(a)            the amended and restated memorandum and articles of association of New SubCo in the form mutually agreed to by the Company and Acquiror (the “New SubCo Charter”) shall have been duly adopted and remain in full force and effect, until thereafter amended as provided therein and under the Singapore Companies Act (the “Singapore Companies Act”), and

(b)            the board of directors of New SubCo shall consist of one or more individuals whose qualification are satisfactory to the Company.

Section 3.5.            Transaction Expense Statements. Subject to the occurrence of the Share Exchange Closing, at or immediately after the Share Exchange Closing, PubCo shall pay or cause to be paid by wire transfer of immediately available funds (or through payment from cash available in the Trust Account pursuant to Section 9.1), (a) all accrued and unpaid Acquiror Transaction Expenses as set forth on a written statement (the “Acquiror Transaction Expense Statement”) to be delivered to the Company by or on behalf of Acquiror not less than two (2) Business Days prior to the Share Exchange Closing Date, and (b) any Company Transaction Expenses specified by the Company on a written statement (the “Company Transaction Expense Statement”, and collectively with the Acquiror Transaction Expense Statement, the “Transaction Expense Statements”) to be delivered to Acquiror by or on behalf of the Company not less than two (2) Business Days prior to the Share Exchange Closing Date, which shall include, in each case of clauses (a) and (b), the respective amounts and wire transfer instructions for the payment thereof, together with corresponding invoices for the foregoing. Each of the Company and Acquiror shall provide the other party and its Representatives with reasonable access to (i) the supporting documentation used by the Company or Acquiror, as applicable, in the preparation of the applicable Transaction Expense Statement and (ii) the Company’s Representatives or Acquiror’s Representatives, in each case as reasonably requested by Acquiror or the Company (as applicable) in connection with Acquiror’s or the Company’s review of the applicable Transaction Expense Statement. Prior to the Share Exchange Closing Date, the Company and Acquiror shall consider in good faith any reasonable comments of Acquiror or the Company to the other party’s Transaction Expense Statement. If the Company and Acquiror agree to make any modification to any Transaction Expense Statement, then such Transaction Expense Statement as so agreed by the Company and Acquiror to be modified shall be deemed to be the Transaction Expense Statement for purposes of determining the amounts that PubCo shall pay or cause to be paid at or immediately after the Share Exchange Closing pursuant to this Section 3.5.

Article IV

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Each Seller, severally and not jointly, represents and warrants to Acquiror Parties and the Company as of the date hereof (or with respect to a Joining Seller, as of the date such Person became a Joining Seller) and as of the Share Exchange Closing as follows:

Section 4.1.            Organization and Standing. Such Seller, if not an individual natural person, is an entity duly organized, validly existing and in good standing (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States) under the Laws of the jurisdiction of its formation and has all requisite entity power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Such Seller, if an individual natural person, is of legal age and sound mind.

Section 4.2.            Due Authorization . Such Seller has all requisite power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party (subject to the approvals described in Section 4.5) to consummate the transactions contemplated hereby and thereby and to perform all of its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other Transaction Documents to which such Seller is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by the board of directors or similar governing body of such Seller, and no other company or corporate proceeding on the part of such Seller is necessary to authorize this Agreement and the other Transaction Documents to which such Seller is a party. This Agreement has been, and on or prior to the Share Exchange Closing, the other Transaction Documents to which such Seller is a party contemplated hereby will be, duly and validly executed and delivered by such Seller and this Agreement constitutes, and on or prior to the Share Exchange Closing, the other Transaction Documents to which such Seller is a party contemplated hereby will constitute, a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

Section 4.3.      Ownership. Such Seller owns good, valid and marketable title to the Purchased Shares set forth opposite such Seller’s name on the Allocation Schedule, free and clear of any and all Liens (other than those imposed by applicable Laws and the Transaction Documents). There are no proxies, voting rights, shareholders’ agreements or other agreements or understandings, to which such Seller is a party or by which such Seller is bound, with respect to the voting or transfer of any of such Seller’s Purchased Shares other than those contemplated under the Transaction Documents. Upon delivery of such Seller’s Purchased Shares to New SubCo on the Share Exchange Closing Date in accordance with this Agreement, the entire legal and beneficial interest in such Purchased Shares and good, valid and marketable title to such Purchased Shares, free and clear of all Liens (other than those imposed by applicable Laws or the Transaction Documents), will pass to New SubCo.

Section 4.4.      No Conflict. Subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 4.5, the execution and delivery by such Seller of this Agreement and the Transaction Documents to which such Seller is a party contemplated hereby and the consummation of the transactions contemplated hereby and thereby do not and will not (a) violate or conflict with any provision of, or result in the breach of, or default under the Governing Documents of such Seller (if any), or (b) violate or conflict with any provision of, or result in the breach of, or default under any Law or Governmental Order applicable to such Seller, (c) violate or conflict with any provision of, or result in the breach of, result in the loss of any right or benefit, or cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any Contract under which such Seller is a party, except, in the case of clauses (a) through (c), to the extent that the occurrence of the foregoing would not, individually or in the aggregate have, or reasonably be expected to have, a material adverse effect on the ability of such Seller to enter into and perform its obligations under this Agreement.

Section 4.5.      Governmental Authorities; Consents. Assuming the truth and completeness of the representations and warranties of the Company and the Acquiror Parties contained in this Agreement, no Governmental Authorization is required on the part of such Seller with respect to such Seller’s execution or delivery of this Agreement or the consummation by such Seller of the transactions contemplated hereby, except for any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not, individually or in the aggregate have, or reasonably be expected to have, a material adverse effect on such Seller to enter into and perform its obligations under this Agreement.

Section 4.6.      Litigation. There have been, and are, no claims, suits, actions or proceedings pending or, to the knowledge of such Seller, threatened against such Seller which in any manner seek to restrain, enjoin, prohibit, make illegal, or materially delay the Transactions or the performance by such Seller of its obligations under this Agreement or, when executed, any ancillary agreement to which such Seller is a party.

Section 4.7.      No Additional Representations. Except as provided in this Article IV and Section 13.1, no Seller, nor any of their respective directors, commissioners, managers, officers, employees, equityholders, partners, members or Representatives has made, or is making, any representation or warranty whatsoever to Acquiror Parties or their respective Affiliates and no such party shall be liable in respect of the accuracy or completeness of any information provided to Acquiror Parties or its Affiliates or their respective Representatives

Article V

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (a) as set forth in the disclosure letter delivered to Acquiror by the Company on the date of this Agreement (as may be updated pursuant to Section 8.6, the “Company Disclosure Letter”) (each section of the Company Disclosure Letter, subject to Section 13.9, qualifies the correspondingly numbered and lettered representations and warranties in this Article V) and (b) as otherwise explicitly contemplated by this Agreement, the Company represents and warrants to Acquiror as of the date hereof and as of the Share Exchange Closing as follows.

Section 5.1.      Company Organization. The Company has been duly formed or organized and is validly existing under the Laws of its jurisdiction of incorporation or organization, and has the requisite company or corporate power, as applicable, and authority to own, lease or operate all of its properties and assets and to conduct its business as it is now being conducted. The Governing Documents of the Company, as amended to the date of this Agreement and as previously made available by or on behalf of the Company to Acquiror, are true, correct and complete. The Company is duly licensed or qualified and in good standing as a foreign or extra-provincial corporation (or other entity, if applicable) in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, as applicable, except where the failure to be so licensed or qualified or in good standing would not be material to the business of the Company and its Subsidiaries, taken as a whole.

Section 5.2.      Subsidiaries. A complete list of each Subsidiary of the Company and its jurisdiction of incorporation, formation or organization, outstanding Equity Securities, and holders of Equity Securities (including respective numbers and percentages), as applicable, is set forth on Section 5.2 of the Company Disclosure Letter. The Subsidiaries of the Company have been duly formed or organized and are validly existing under the Laws of their jurisdiction of incorporation or organization and have the requisite power and authority to own, lease or operate all of their respective properties and assets and to conduct their respective businesses as they are now being conducted. True, correct and complete copies of the Governing Documents of the Company’s Subsidiaries, in each case, as amended to the date of this Agreement, have been previously made available to Acquiror by or on behalf of the Company. Each Subsidiary of the Company is duly licensed or qualified and in good standing as a foreign corporation (or other entity, if applicable) in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, as applicable, except where the failure to be so licensed or qualified or in good standing would not be material to the business of the Company.

Section 5.3.      Due Authorization.

(a)            The Company has all requisite company or corporate power, as applicable, and authority to execute and deliver this Agreement and the other documents to which it is a party contemplated hereby and (subject to the approvals described in Section 5.5) to consummate the transactions contemplated hereby and thereby and to perform all of its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other Transaction Documents to which the Company is a party contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by the board of directors of the Company, and no other company or corporate proceeding on the part of the Company is necessary to authorize this Agreement and the other Transaction Documents to which the Company is a party contemplated hereby. This Agreement has been, and on or prior to the Share Exchange Closing, the other Transaction Documents to which the Company is a party contemplated hereby will be, duly and validly executed and delivered by the Company and this Agreement constitutes, and on or prior to the Share Exchange Closing, the other Transaction Documents to which the Company is a party contemplated hereby will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(b)            On or prior to the date of this Agreement, the board of directors of the Company has duly adopted resolutions (i) determining that this Agreement and the other Transaction Documents to which the Company is a party contemplated hereby and the transactions contemplated hereby and thereby are advisable and fair to, and in the best interests of, the Company and its stockholders, as applicable, and (ii) authorizing and approving the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which the Company is a party contemplated hereby and the transactions contemplated hereby and thereby. No other corporate action is required on the part of the Company or any of its shareholders to enter into this Agreement or the documents to which the Company is a party contemplated hereby or to approve the Transactions, other than the Company Shareholder Approval.

Section 5.4.      No Conflict. Subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 5.5, the execution and delivery by the Company of this Agreement and the other Transaction Documents to which the Company is a party contemplated hereby and the consummation of the transactions contemplated hereby and thereby do not and will not (a) violate or conflict with any provision of, or result in the breach of, or default under the Governing Documents of any Group Company, (b) violate or conflict with any provision of, or result in the breach of, or default under any Law or Governmental Order applicable to any Group Company, (c) violate or conflict with any provision of, or result in the breach of, result in the loss of any right or benefit, or cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, modification or acceleration) under any Material Contract to which any Group Company is a party or by which the Company or any of the Company’s Subsidiaries may be bound, or terminate or result in the termination of any such foregoing Contract or (d) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of any Group Company, except, in the case of clauses (b) through (d), to the extent that the occurrence of the foregoing would not, individually or in the aggregate, (i) have, or reasonably be expected to have, a material adverse effect on the ability of any Group Company to enter into and perform their obligations under this Agreement, or (ii) be or reasonably be expected to be material to the business of the Group Companies (taken as a whole).

Section 5.5.      Governmental Authorities; Consents. Assuming the truth and completeness of the representations and warranties of the Sellers and the Acquiror Parties contained in this Agreement, no Governmental Authorization is required on the part of any Group Company with respect to the Company’s execution or delivery of this Agreement or the consummation by the Company of the transactions contemplated hereby, except for any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not, individually or in the aggregate, (i) have, or reasonably be expected to have, a material adverse effect on the ability of the Company to enter into and perform its obligations under this Agreement, or (ii) be or reasonably be expected to be material to the business of the Group Companies (taken as a whole).

Section 5.6.      Capitalization of the Company.

(a)            As of the date of this Agreement, the issued and outstanding share capital of the Company consists of 325,332 Company Ordinary Shares. Set forth in Section 5.6 of the Company Disclosure Letter is a true, correct and complete list of each legal owner of Company Ordinary Shares or other Equity Securities of the Company and the number of Company Ordinary Shares or other Equity Securities held by each such holder as of the date hereof. Except as set forth in Section 5.6 of the Company Disclosure Letter or pursuant to the Permitted Activities Documents, as of the date hereof there are no other ordinary shares, preferred shares or other Equity Securities of the Company authorized, reserved for issuance, issued or outstanding. All of the issued and outstanding Company Shares (x) have been duly authorized and validly issued and allotted and are fully paid; (y) have been offered, sold, transferred and issued in compliance with applicable Law; and (z) are free and clear of any Liens.

(b)           The Company has not issued, granted, and is not otherwise bound by or subject to any outstanding subscriptions, options, warrants, rights or other securities (including debt securities) convertible, exercisable or exchangeable for Company Ordinary Shares, any other commitments, calls, conversion rights, rights of exchange or privilege (whether pre-emptive, contractual or by matter of Law), plans or other agreements of any character providing for the issuance of additional shares, the sale of treasury shares or other equity interests, or for the repurchase or redemption of shares or other equity interests of the Company or the value of which is determined by reference to shares or other equity interests of the Company, and there are no voting trusts, proxies or agreements of any kind which may obligate the Company to issue, purchase, register for sale, redeem or otherwise acquire any Company Ordinary Shares.

Section 5.7.      Capitalization of Subsidiaries.

(a)            The outstanding share capital or other Equity Securities of each of the Company’s Subsidiaries (i) have been duly authorized and validly issued and allotted, are, to the extent applicable, fully paid and non-assessable; (ii) have been offered, sold, issued and allotted in compliance with applicable Law, including federal and state securities Laws, and all requirements set forth in (1) the Governing Documents of each such Subsidiary, and (2) any other applicable Contracts governing the issuance or allotment of such securities; and (iii) are not subject to, nor have they been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Law, the Governing Documents of each such Subsidiary or any Contract to which each such Subsidiary is a party or otherwise bound.

(b)            Except as set forth in Section 5.2 and Section 5.7 of the Company Disclosure Letter, the Company owns of record and beneficially all the issued and outstanding Equity Securities of such Subsidiaries free and clear of any Liens.

(c)            There are no outstanding subscriptions, options, warrants, rights or other securities (including debt securities) exercisable or exchangeable for any Equity Securities of such Subsidiaries, any other commitments, calls, conversion rights, rights of exchange or privilege (whether pre-emptive, contractual or by matter of Law), plans or other agreements of any character providing for the issuance of additional shares, the sale of treasury shares or other equity interests, or for the repurchase or redemption of shares or other Equity Securities of such Subsidiaries or the value of which is determined by reference to shares or other equity interests of the Subsidiaries, and there are no voting trusts, proxies or agreements of any kind which may obligate any Subsidiary of the Company to issue, purchase, register for sale, redeem or otherwise acquire any of its Equity Securities.

Section 5.8.      Statutory Registers. All registers, statutory books, books of account and other corporate records of any Group Company are maintained in accordance with applicable Law on a proper and consistent basis, contain complete and accurate records of all material matters required to be dealt with in such books and records, and have as required by Law attached to them copies of all such resolutions and agreements when filed.

Section 5.9.      Financial Statements; Internal Controls.

(a)            Attached as Section 5.9(a) of the Company Disclosure Letter are: true, fair and complete copies of the unaudited consolidated balance sheets of the Group Companies, and the related statements of operations and statements of cash flows, as of and for the years ended June 30, 2022 and June 30, 2021 (the “Interim Statements Date(s)”) (such financial statements, the “Interim Financial Statements”).

(b)            The Interim Financial Statements (i) were prepared from the books and records of the Group Companies; (ii) were prepared on an accrual basis in accordance with GAAP; (iii) contain and reflect all necessary adjustments and accruals for a fair presentation of the Company’s financial condition on a consolidated basis as of applicable Interim Statements Date including for all warranty, maintenance, services and indemnification obligations; and (iv) contain and reflect adequate provisions for all Liabilities for all material Taxes applicable to the Company with respect to the applicable Interim Statements Date. The Interim Financial Statements truly and fairly reflect in all material respects the outstanding Indebtedness of the Company as of the applicable Interim Statement Date, subject to any adjustment in the Audited Financial Statements. The Audited Financial Statements when delivered (i) shall give a true and fair view of the consolidated financial position of the Company and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations, their consolidated incomes, their consolidated changes in equity and their consolidated cash flows for the respective periods then ended, (ii) shall have been prepared in conformity with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), (iii) shall have been prepared from, and shall have been in accordance in all material respects with, the books and records of the Company and its consolidated Subsidiaries, (iv) shall contain and reflect all necessary adjustments and accruals for a fair presentation of the Company’s financial position on a consolidated basis as of their dates including for all warranty, maintenance, service and indemnification obligations, (v) shall contain and reflect adequate provisions for all Liabilities for all material Taxes applicable to the Group Companies with respect to the periods then ended, and (vi) in the case of the PCAOB Financial Statements when delivered by the Company for inclusion in the Proxy/Registration Statement for filing with the SEC following the date of this Agreement in accordance with Section 8.3, will comply in all material respects with the applicable accounting requirements (including the standards of the PCAOB) and with the rules and regulations of the SEC, the Exchange Act and the Securities Act applicable to a registrant, in effect as of the respective dates thereof.

(c)            Neither the Company nor any director or officer of the Company nor or any of its Subsidiaries, to the knowledge of the Company, any independent auditor of the Company or its Subsidiaries, has, since July 1, 2020, identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by the Company or any of its Subsidiaries, (ii) any fraud, whether or not material, that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company or any of its Subsidiaries or (iii) any claim or allegation regarding any of the foregoing.

(d)            Since July 1, 2020, the Company has maintained a system of internal accounting controls which is reasonably sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The books and records of the Company have been, and are being, maintained in all material respects in accordance with FRSs and any other applicable legal and accounting requirements.

(e)            The Company Board would, as of the date hereof and as of the Share Exchange Closing Date be able to give a solvency statement in relation to the Company in accordance with Section 215I and Section 215J of the Singapore Companies Act, to effect the Share Exchange, and the Company is not aware of any fact, matter or circumstance that has occurred or is reasonably expected to occur which would render the Company Board unable to give such solvency statement when required to do so in connection with the Share Exchange.

Section 5.10.      Undisclosed Liabilities. Except as set forth on the Interim Financial Statements, there has been no liability, debt (including Indebtedness) or obligation of, or claim or judgment against, any Group Company (whether direct or indirect, absolute or contingent, accrued or unaccrued, known or unknown, liquidated or unliquidated, or due or to become due), except for liabilities, debts, obligations, claims or judgments (a) reflected or reserved for on the Audited Financial Statements or disclosed in the notes thereto, (b) that have arisen since the date of the most recent statement of financial position included in the Audited Financial Statements in the ordinary course of business, consistent with past practice, of any Group Company or (c) that will be discharged or paid off prior to or at the Share Exchange Closing since June 30, 2022.

Section 5.11.      Litigation and Proceedings. Except as set forth on Section 5.11 of the Company Disclosure Letter, (a) there are no pending or, to the knowledge of the Company, threatened, lawsuits, actions, suits, judgments, claims, proceedings or any other Actions (including any investigations or inquiries initiated, pending or threatened by any Governmental Authority), or other proceedings at law or in equity (collectively, “Legal Proceedings”), against the Company or any of the Company’s Subsidiaries or their respective properties or assets; and (b) since January 1, 2021, neither the Company nor any Company Subsidiary has had any Governmental Order imposed on it; (ii) none of the properties or assets of the Company or any of the Company’s Subsidiaries’ respective businesses is, or has been since January 1, 2021, bound or subject to any Governmental Order, except, in each case of (i) and (ii), as would not, individually or in the aggregate, be or reasonably be expected to be material to the business of the Company and its Subsidiaries (taken as a whole).

Section 5.12.      Legal Compliance.

(a)            Except as would not be or reasonably be expected to be material to the business of the Company and its Subsidiaries (taken as a whole), each of the Company and its Subsidiaries is currently, or has been since July 25, 2019, in compliance with all applicable Laws in all material respects.

(b)            Since July 25, 2019, none of the Company or any of its Subsidiaries has received any written notice of, or been charged with, the violation of any Laws, except where such violation has not been and would not reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole.

(c)            The Company and its Subsidiaries maintain a program of policies, procedures and internal controls reasonably designed and implemented to provide reasonable assurance that violation of applicable Law by any of the Company’s or its Subsidiaries’ directors, officers, employees or its or their respective Representatives or other Persons, acting on behalf of the Company or any of the Company’s Subsidiaries, will be prevented, detected and deterred.

Section 5.13.      Contracts; No Defaults.

(a)            True, correct and complete copies of the Contracts (A) described in clauses (i) through (xv) below and (B) to which the Company or any of the Company’s Subsidiaries is a party or by which they are bound have been delivered to or made available to Acquiror or its Representatives, together with all amendments thereto (collectively, the “Material Contracts”). Section 5.13(a) of the Company Disclosure Letter sets forth the list of such Material Contracts.

(i)             Each Contract involving obligations (contingent or otherwise), payments or revenues in excess of $200,000 in the last twelve (12) months prior to the date of this Agreement or expected obligations (contingent or otherwise), payments or revenues in excess of $200,000 in the next twelve (12) months after the date of this Agreement;

(ii)            Each note, debenture, other evidence of Indebtedness, guarantee, loan, credit or financing agreement or instrument or other Contract for money borrowed by, or other Indebtedness of, the Company or any of the Company’s Subsidiaries, including any other agreement or commitment for future loans, credit or financing, in each case, in excess of $200,000;

(iii)           Each Contract for the acquisition of any Person or any business unit thereof or the disposition of any material assets of the Company or any of its Subsidiaries in the last two (2) years, in each case, involving payments in excess of $200,000 other than Contracts (A) in which the applicable acquisition or disposition has been consummated and there are no material obligations ongoing, or (B) solely between the Company and its Subsidiaries;

(iv)           Each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Contract that provides for the ownership of, leasing of, title to, use of, or any leasehold or other interest in any real or personal property that involves aggregate payments in excess of $100,000 in any calendar year;

(v)            Each Contract involving the formation, establishment, contribution to, or operation of a (A) partnership, (B) corporation, limited liability company or other entity, or (C) joint venture, alliance or similar entity, or involving a sharing of profits or losses (including joint development and joint marketing Contracts), or any investment in, loan to or acquisition or sale of the securities, Equity Securities or assets of any person involving payments of an amount higher than $500,000 (excluding, in the case of clauses (A) and (B), any Subsidiary of the Company);

(vi)           Contracts between the Company or any of its Subsidiaries, on the one hand, and any Company Related Party, on the other hand (collectively, “Related Party Agreements”), since July 25, 2019, other than (i) Contracts with respect to a Company Related Party’s employment or other similar engagement and confidentiality agreements, and (ii) end-user, consumer, client or customer agreements entered into on an arm’s length basis, or (iii) other agreements of a similar nature, in each case with the Company or any of its Subsidiaries entered into in the ordinary course of business consistent with past practice;

(vii)          Contracts with each current or former executive officer, director or executive level employee of any Group Company since January 1, 2021;

(viii)         Contracts that provide for change in control, retention or similar payments or benefits contingent upon, accelerated by or triggered by the consummation of the transactions contemplated hereby;

(ix)            Contracts containing covenants of the Company or any of the Company’s Subsidiaries (A) prohibiting or limiting the right of the Company or any of the Company’s Subsidiaries to engage in or compete with any Person in any line of business in any material respect or (B) prohibiting or restricting the Company’s and the Company’s Subsidiaries’ ability to conduct their business in any geographic area in any material respect;

(x)            Each Contract (including license agreements, coexistence agreements, and agreements with covenants not to sue, but not including non-disclosure agreements, contractor services agreements, consulting services agreements, incidental trademark licenses incident to marketing, printing or advertising Contracts) pursuant to which the Company or any of the Company’s Subsidiaries (A) grants to a third Person the exclusive right to use Intellectual Property of the Company and its Subsidiaries that is material to the business of the Company and its Subsidiaries, taken as a whole, or (B) is granted by a third Person the right to use Intellectual Property that is material to the business of the Company and its Subsidiaries taken as a whole (other than Contracts granting nonexclusive rights to use commercially available off-the-shelf software and Open Source Licenses) (collectively, the Contracts within the scope of this clause (B), the “Material In-Licenses”);

(xi)           Each Contract requiring capital expenditures by the Company or any of the Company’s Subsidiaries after the date of this Agreement in an amount in excess of $200,000 in any calendar year;

(xii)          Any Contract that grants to any third Person any “most favored nation rights”;

(xiii)         Contracts granting to any Person (other than the Company or its Subsidiaries) a right of first refusal, first offer or similar preferential right to purchase or acquire equity interests in the Company or any of the Company’s Subsidiaries;

(xiv)         Contracts in connection with the waiver, compromise, or settlement of any dispute, claim, litigation or arbitration involving an Action, claim or proceeding in an amount higher than $200,000; and

(xv)          Contracts with a Governmental Authority or sole-source supplier of any product or service (other than utilities), in each case involving payments of an amount higher than $200,000.

(b)            Except for any Contract that will terminate upon the expiration of the stated term thereof prior to the Share Exchange Closing Date, all of the Material Contracts are (i) in full force and effect and (ii) represent the legal, valid and binding obligations of the Company or the relevant Subsidiary of the Company thereto and, to the knowledge of the Company, represent the legal, valid and binding obligations of the counterparties thereto. Except, in each case, where the occurrence of such breach or default or failure to perform would not be material to the business of the Company and its Subsidiaries, taken as a whole, (x) the Company and its Subsidiaries have performed in all respects all respective obligations required to be performed by them to date under such Material Contracts and neither the Company, the Company’s Subsidiaries, nor, to the knowledge of the Company, any other party thereto is in breach of or default under any such Contract, (y) during the last twelve (12) months, neither the Company nor any of its Subsidiaries has received any written claim or written notice of termination or breach of or default under any such Material Contract, and (z) to the knowledge of the Company, no event has occurred which individually or together with other events, has or would reasonably be expected to result in a breach of or a default under any such Material Contract by the Company or any of its Subsidiaries or, to the knowledge of the Company, any other party thereto (in each case, with or without notice or lapse of time or both).

Section 5.14.      Company Benefit Plans.

(a)            Section 5.14(a) of the Company Disclosure Letter sets forth a complete list, as of the date hereof, of each material Company Benefit Plan. With respect to each material Company Benefit Plan, the Company has made available to Acquiror or its Representatives, to the extent applicable, true, complete and correct copies of such Company Benefit Plan (or, if not in writing, a written summary of its material terms) and, as applicable, all plan documents, trust agreements, insurance Contracts or other funding vehicles and all amendments or material modifications thereto.

(b)            Except as set forth on Section 5.14(b) of the Company Disclosure Letter, each Company Benefit Plan has been established, operated, funded, maintained and administered in compliance with its terms and all applicable Laws, except where failure to comply would not be or reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

Section 5.15.      Labor Relations; Employees.

(a)            Except as set forth on Section 5.15(a) of the Company Disclosure Letter, (i) neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement or any similar agreement, (ii) no such agreement is being negotiated by the Company or any of the Company’s Subsidiaries, and (iii) no labor union or any other employee representative body has requested or, to the knowledge of the Company, has sought to represent any of the employees of the Company or its Subsidiaries in the past three (3) years. In the past three (3) years, to the knowledge of the Company, there has been no labor organization activity involving any employees of the Company or any of its Subsidiaries and there has been no actual or, to the knowledge of the Company, threatened strike, slowdown, work stoppage, lockout or other labor dispute against or affecting the Company or any Subsidiary of the Company, in each case except as would not be or reasonably be expected to be, individually or in the aggregate, material to the business of the Company and its Subsidiaries, taken as a whole.

(b)            Each of the Company and its Subsidiaries are, and have been for the past three (3) years, in compliance with all applicable Laws respecting labor and employment including, but not limited to, all Laws respecting terms and conditions of employment, health and safety, wages and hours, holiday pay and the calculation of holiday pay, working time, employee classification (with respect to both exempt vs. non-exempt status and employee vs. independent contractor and worker status), child labor, immigration, employment discrimination, disability rights or benefits, equal opportunity and equal pay, plant closures and layoffs, affirmative action, workers’ compensation, labor relations, employee leave issues, unemployment insurance and contributions required to be made with respect to any statutory plan, program, practice or arrangement that is required under applicable law and maintained by any Governmental Authority, except where the failure to comply would not be or reasonably be expected to be, individually or in the aggregate, material to the business of the Company and its Subsidiaries, taken as a whole.

(c)            Except where it would not be or reasonably be expected to be, individually or in the aggregate, material to the business of the Company and its Subsidiaries, in the past three (3) years, the Company and its Subsidiaries have not received written (i) notice of any unfair labor practice charge or material complaint pending or threatened before any applicable Governmental Authority against them, (ii) notice of any complaints, grievances or arbitrations arising out of any collective bargaining agreement or any other material complaints, grievances or arbitration procedures against them, (iii) notice of any material charge or complaint with respect to or relating to them pending before any applicable Governmental Authority responsible for the prevention of unlawful employment practices, (iv) notice of the intent of any Governmental Authority responsible for the enforcement of labor, employment, wages and hours of work, child labor, immigration, or occupational safety and health Laws to conduct an investigation with respect to or relating to them or notice that such investigation is in progress, or (v) notice of any complaint, lawsuit or other proceeding pending or threatened in any forum by or on behalf of any present or former employee of such entities, any applicant for employment or classes of the foregoing alleging breach of any express or implied Contract of employment, any applicable Law governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

(d)            To the knowledge of the Company, no present or former employee, worker or independent contractor of the Company or any of the Company’s Subsidiaries’ is in material violation of (i) any restrictive covenant, nondisclosure obligation or fiduciary duty to the Company or any of the Company’s Subsidiaries or (ii) any restrictive covenant or nondisclosure obligation to a former employer or engager of any such individual relating to (A) the right of any such individual to work for or provide services to the Company or any of the Company’s Subsidiaries’ or (B) the knowledge or use of trade secrets or proprietary information, in each case except as would not be or reasonably be expected to be, individually or in the aggregate, material to the business of the Company and its Subsidiaries, taken as a whole.

(e)            Neither the Company nor any of the Company’s Subsidiaries is party to a settlement agreement with a current or former officer, employee or independent contractor of the Company or any of the Company’s Subsidiaries that involves allegations relating to sexual harassment, sexual misconduct or discrimination by either (i) an officer of the Company or any of the Company’s Subsidiaries or (ii) an employee of the Company or any of the Company’s Subsidiaries at the level of Director (for the avoidance of doubt, such title does not refer to a member of the board of directors) or above. To the knowledge of the Company, in the last three (3) years, no allegations of sexual harassment, sexual misconduct or discrimination have been made against (i) an officer of the Company or any of the Company’s Subsidiaries or (ii) an employee of the Company or any of the Company’s Subsidiaries at the level of Director (for the avoidance of doubt, such title does not refer to a member of the board of directors) or above, in each case except as would not be or reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

Section 5.16.      Taxes.

(a)            All material Tax Returns required to be filed by or with respect to the Company or any of its Subsidiaries have been timely filed (taking into account any applicable extensions), all such Tax Returns (taking into account all amendments thereto) are true, correct and complete in all material respects, and all material Taxes due and payable (whether or not shown on any Tax Return) have been paid.

(b)            The Company and each of its Subsidiaries have withheld from amounts owing to any employee, creditor or other Person all material Taxes required by applicable Law to be withheld, paid over to the proper Governmental Authority in a timely manner all such withheld amounts required to have been so paid over and complied in all material respects with all applicable withholding and related reporting requirements with respect to such Taxes.

(c)            There are no Liens for Taxes (other than Permitted Liens) upon the property or assets of the Company or any of its Subsidiaries.

(d)            No claim, assessment, deficiency or proposed adjustment for any material amount of Tax has been asserted in writing or assessed by any Governmental Authority against the Company or any of its Subsidiaries that remains unresolved or unpaid.

(e)            There is no material Tax audit or other examination of the Company or any of its Subsidiaries presently in progress with respect to any material Taxes, nor has the Company or any of its Subsidiaries been notified in writing of any request or threat for such an audit or other examination, and there are no waivers, extensions or written requests for any waivers or extensions of any statute of limitations currently in effect with respect to any material Taxes of the Company or any of its Subsidiaries.

(f)            Neither the Company nor any of its Subsidiaries has made a request for or entered into a closing agreement, private letter ruling, advance tax ruling or similar agreement with any Governmental Authority with respect to Taxes. Neither the Company nor any of its Subsidiaries has made a change of any method of accounting with respect to any Taxes.

(g)            Neither the Company nor any of its Subsidiaries is a party to any Tax indemnification or Tax sharing or similar Tax agreement (other than any such agreement solely between the Company and its existing Subsidiaries and customary commercial Contracts (or Contracts entered into in the ordinary course of business) not primarily related to Taxes).

(h)            Neither the Company nor any of its Subsidiaries (i) is liable for Taxes of any other Person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign Tax Law or as a transferee or successor or by Contract (other than customary commercial Contracts (or Contracts entered into in the ordinary course of business) not primarily related to Taxes) or (ii) has ever been a member of an affiliated, consolidated, combined or unitary group filing for U.S. federal, state or local income Tax purposes, other than a group the common parent of which was or is the Company or any of its Subsidiaries.

(i)            Within the past three (3) years, no written claim has been made by any Governmental Authority where the Company or any of its Subsidiaries does not file Tax Returns that it is or may be subject to taxation in that jurisdiction.

(j)            Neither the Company nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation 1.6011-4(b)(2).

(k)            The Company has not been, is not, and immediately prior to the Share Exchange Closing will not be, treated as an “investment company” within the meaning of Section 368(a)(2)(F) of the Code.

(l)            Except as contemplated by this Agreement and the Transactions contemplated hereby, neither the Company nor any of its Subsidiaries has taken any action or agreed to take any action, nor to the knowledge of the Company or any of its Subsidiaries are there any facts or circumstances, that could reasonably be expected to prevent the Transactions from qualifying for the Intended Tax Treatment.

Section 5.17.      Insurance. Section 5.17 of the Company Disclosure Letter contains a list of, as of the date hereof, all material policies or binders of property, fire and casualty, product liability, workers’ compensation, and other forms of insurance held by, or for the benefit of, the Company as of the date of this Agreement. True, correct and complete copies of such insurance policies as in effect as of the date hereof have previously been made available to Acquiror or its Representatives. All such policies are in full force and effect, all premiums due have been paid, and no written notice of cancellation or termination has been received by the Company or any of the Company’s Subsidiaries with respect to any such policy. Except as disclosed on Section 5.17 of the Company Disclosure Letter, no insurer has denied or disputed coverage of any material claim under an insurance policy during the last two (2) years.

Section 5.18.      Licenses. The Company and its Subsidiaries have obtained, and maintain, all of the material Licenses required to permit the Company and its Subsidiaries to acquire, originate, own, operate, use and maintain their assets substantially in the manner in which they are now operated and maintained and to conduct the business of the Company and its Subsidiaries as currently conducted in all material respects. Each material License held by the Company or any of the Company’s Subsidiaries is in full force and effect. Neither the Company nor any of its Subsidiaries (a) is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a material default or violation) of any term, condition or provision of any material License to which it is a party, (b) is or has been the subject of any pending or threatened Action by a Governmental Authority seeking the revocation, suspension, termination, modification, or impairment of any material License; or (c) has received any notice that any Governmental Authority that has issued any material License intends to cancel, terminate, or not renew any such material License, except to the extent such material License may be amended, replaced, or reissued as a result of and as necessary to reflect the transactions contemplated hereby, or as otherwise disclosed in Section 5.18 of the Company Disclosure Letter. Section 5.18 of the Company Disclosure Letter sets forth a true, correct and complete list of all material Licenses held by the Company or its Subsidiaries.

Section 5.19.      Equipment and Other Tangible Property. The Company or one of its Subsidiaries owns and has good title to, and has the legal and beneficial ownership of or a valid leasehold interest in or right to use by license or otherwise, all material machinery, equipment and other material tangible property reflected on the books of the Company and its Subsidiaries as owned by the Company or one of its Subsidiaries, free and clear of all Liens other than Permitted Liens. All material personal property and leased personal property assets of the Company and its Subsidiaries are, to the knowledge of the Company, structurally sound and in good operating condition and repair (ordinary wear and tear expected) and are suitable for their present use.

Section 5.20.      Real Property. Section 5.20 of the Company Disclosure Letter sets forth a true, correct and complete list, as of the date of this Agreement, of (w) the street address of each parcel of Leased Real Property, (x) the identity of the lessor, lessee and current occupant (if different from lessee) of each such parcel of Leased Real Property, and (y) the term and rental payment amounts pertaining to each such parcel of Leased Real Property. Neither the Company nor its Subsidiaries owns any real property. Except as would not be or reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole, with respect to each parcel of Leased Real Property:

(a)            The Company or one of its Subsidiaries holds a good and valid leasehold estate in such Leased Real Property, free and clear of all Liens, except for Permitted Liens.

(b)            The Company and its Subsidiaries have delivered to Acquiror true, correct and complete copies of all leases, lease guaranties, subleases, agreements for the leasing, use or occupancy of, or otherwise granting a right in and to the Leased Real Property by or to the Company or any of its Subsidiaries, including all amendments, terminations and modifications thereof (collectively, the “Real Property Leases”), and none of such Real Property Leases has been modified in any material respect, except to the extent that such modifications have been disclosed by the copies delivered to Acquiror.

(c)            The Company’s and its Subsidiaries’, as applicable, possession and quiet enjoyment of the Leased Real Property under such Real Property Leases has not been materially disturbed and, to the knowledge of the Company, there are no material disputes with respect to such Real Property Leases.

(d)            To the knowledge of the Company, no party, other than the Company or its Subsidiaries, has any right to use or occupy the Leased Real Property or any portion thereof.

(e)            Neither the Company nor any of its Subsidiaries has received written notice of any condemnation proceeding or proposed similar Action or agreement for taking in lieu of condemnation with respect to any portion of the Leased Real Property. No material defaults by (A) the Company or its Subsidiaries or (B) to the knowledge of the Company, any landlord or sub-landlord, as applicable, presently exists under any Real Property Lease.

Section 5.21.      Intellectual Property.

(a)            Section 5.21(a) of the Company Disclosure Letter lists each item of material Intellectual Property that is registered or applied-for with a Governmental Authority and is owned by the Company or any of the Company’s Subsidiaries as of the date of this Agreement (“Company Registered Intellectual Property”), and material proprietary software owned by the Company or one of the Company’s Subsidiaries. The Company or one of the Company’s Subsidiaries is the sole and exclusive beneficial and record owner of all of the items of Company Registered Intellectual Property, and, to the knowledge of the Company, all such Company Registered Intellectual Property is subsisting and is valid and enforceable.

(b)            Except as would not be expected to be material to the Company and its Subsidiaries, taken as a whole, the Company or one of its Subsidiaries owns, free and clear of all Liens (other than Permitted Liens), or has a valid right to use, all Intellectual Property reasonably necessary or material for the continued conduct of the business of the Company and its Subsidiaries in substantially the same manner as such business has been operated during the twelve (12) months prior to the date hereof.

(c)            In respect of any Material In-Licenses granting the Company or any of its Subsidiaries the right to use any Intellectual Property reasonably necessary for the continued conduct of the business of the Company and its Subsidiaries in substantially the same manner as such business has been operated during the twelve (12) months prior to the date hereof (including all amendments, novations, supplements or replacements to such Material In-Licenses), to the knowledge of the Company: (i) such Material In-Licenses are in full force and effect, with no termination notice having been received by the Company or any of its Subsidiaries thereunder; (ii) to the knowledge of the Company, no circumstances exist or have existed which entitle the licensor party to terminate or vary such Material In-Licenses; and (iii) the material obligations of the Company and its Subsidiaries under such Material In-Licenses have been complied with; in each case except as would not be or reasonably be expected to be, individually or in the aggregate, material to the business of the Company and its Subsidiaries, taken as a whole.

(d)            The Company and its Subsidiaries have not, within the last three (3) years, infringed upon, misappropriated or otherwise violated and, as of the date of this Agreement, are not infringing upon, misappropriating or otherwise violating any Intellectual Property of any third Person, and there is no action pending to which the Company or any of the Company’s Subsidiaries is a named party, or as to which the Company or any of its Subsidiaries has received a threat in writing, alleging the Company’s or its Subsidiaries’ infringement, misappropriation or other violation of any Intellectual Property of any third Person, in each case except as would not be or reasonably be expected to be, individually or in the aggregate, material to the business of the Company and its Subsidiaries, taken as a whole.

(e)            Except as set forth on Section 5.21(e) of the Company Disclosure Letter, to the knowledge of the Company (i) no Person is infringing upon, misappropriating or otherwise violating any material Intellectual Property of the Company or any of the Company’s Subsidiaries in any material respect, and (ii) the Company and its Subsidiaries have not sent to any Person within the last three (3) years any written notice, charge, complaint, claim or other written assertion against such third Person claiming infringement or violation by or misappropriation of any Intellectual Property of the Company or any of the Company’s Subsidiaries.

(f)            The Company and its Subsidiaries have taken commercially reasonable measures to protect the confidentiality of trade secrets and other confidential information included in their Intellectual Property that are material to the business of the Company and its Subsidiaries, taken as a whole. To the knowledge of the Company, there has not been any unauthorized disclosure of or unauthorized access to any material trade secrets or other material confidential information of the Company or any of the Company’s Subsidiaries to or by any Person in a manner that has resulted or may result in the misappropriation of, or loss of trade secret or other rights in and to such information.

(g)            No government funding, nor any facilities of a university, college, other educational institution or research center, was used in the development of the material Intellectual Property owned by the Company or any of the Company’s Subsidiaries and used in connection with the business.

(h)            With respect to the software used or held for use in the business of the Company and its Subsidiaries, to the knowledge of the Company, no such software contains any undisclosed or hidden device or feature designed to disrupt, disable, or otherwise impair the functioning of any software or any “back door,” “time bomb”, “Trojan horse,” “worm,” “drop dead device,” or other malicious code or routines that permit unauthorized access or the unauthorized disablement or erasure of such or other software or information or data (or any parts thereof) of the Company or its Subsidiaries or customers of the Company and its Subsidiaries.

(i)            The Company’s and its Subsidiaries’ use and distribution of (i) software developed by or on behalf of the Company or any Subsidiary, and (ii) Open Source Materials, is, to the knowledge of the Company, in material compliance with all Open Source Licenses applicable thereto. Neither the Company nor any Subsidiary has used any Open Source Materials in a manner that requires any material software or Intellectual Property owned by the Company or any of the Company’s Subsidiaries to be subject to Copyleft Licenses.

Section 5.22.      Privacy and Cybersecurity.

(a)            The Company and its Subsidiaries maintain and are in compliance with, and during the last three (3) years have maintained and been in compliance with, (i) all applicable Laws relating to the privacy and/or security of personal information, (ii) the Company’s and its Subsidiaries’ posted or publicly facing privacy policies, and (iii) the Company’s and its Subsidiaries’ contractual obligations concerning cybersecurity, data security and the security of the Company’s and each of its Subsidiaries’ information technology systems, in each case of (i)-(iii) above, other than any non-compliance that, individually or in the aggregate, has not been or would not reasonably be expected to be material to the Company and its Subsidiaries taken as a whole. There are no material Actions by any Person (including any Governmental Authority) pending to which the Company or any of the Company’s Subsidiaries is a named party, or as to which the Company or any of its Subsidiaries has received a threat in writing, alleging a violation of any third Person’s privacy or personal information rights.

(b)            During the last three (3) years (i) there have been, no material breaches of the security of the information technology systems of the Company and its Subsidiaries, and (ii) there have been no disruptions in any information technology systems that materially adversely affected the Company’s and its Subsidiaries’ business or operations. The Company and its Subsidiaries take commercially reasonable and legally compliant measures designed to protect confidential, sensitive or personally identifiable information in its possession or control against unauthorized access, use, modification, disclosure or other misuse, including through administrative, technical and physical safeguards. To the knowledge of the Company, neither the Company nor any Subsidiary of the Company has (A) experienced any incident in which such information was stolen or improperly accessed, including in connection with a breach of security, or (B) received any written notice or complaint from any Person with respect to any of the foregoing, nor to the knowledge of the Company has any such notice or complaint been threatened in writing against the Company or any of the Company’s Subsidiaries.

Section 5.23.      Environmental Matters. The Company and its Subsidiaries are and, except for matters which have been fully resolved, have been in material compliance with all Environmental Laws and neither the Company nor any of its Subsidiaries is subject to any current Governmental Order relating to any material non-compliance with Environmental Laws, in each case except as would not be or reasonably be expected to be, individually or in the aggregate, material to the business of the Company and its Subsidiaries, taken as a whole. There has been no material release of any Hazardous Materials by the Company or its Subsidiaries at, in, on or under any Leased Real Property or in connection with the Company’s and its Subsidiaries’ operations off-site of the Leased Real Property. No material Legal Proceeding is pending or, to the knowledge of the Company, threatened with respect to the Company’s and its Subsidiaries’ compliance with or liability under Environmental Laws, and, to the knowledge of the Company, there are no facts or circumstances which could reasonably be expected to form the basis of such a Legal Proceeding.

Section 5.24.      Absence of Changes. Since the date of the most recent statement of financial position included in the Interim Financial Statements, (i) there has not been any Company Material Adverse Effect; and (ii) except as set forth in Section 5.24 of the Company Disclosure Letter, the Company has, in all material respects, conducted its business and operated its properties in the ordinary course of business consistent with past practice.

Section 5.25.      Anti-Corruption Compliance.

(a)            Neither the Company nor its Subsidiaries, nor to the knowledge of the Company, any of their directors or officers, any of the Company or its Subsidiaries’ respective, employees, agents, Representatives or other Persons acting for or on behalf of the Company or any of its Subsidiaries has, in the past four (4) years: (i) made any bribe, influence payment, kickback, payoff, benefits or any other type of payment (whether tangible or intangible) that would be unlawful under any applicable anti-bribery or anticorruption (governmental or commercial) laws (including, for the avoidance of doubt, any guiding, detailing or implementing regulations), including Laws that prohibit the corrupt payment, offer, promise or authorization of the payment or transfer of anything of value (including gifts or entertainment), directly or indirectly, to any Government Official or commercial entity to obtain a business advantage such as Anti-Bribery Laws; (ii) been in violation of any Anti-Bribery Law, offered, paid, promised to pay, or authorized any payment or transfer of anything of value, directly or indirectly, to any person for the purpose of (A) influencing any act or decision of any Government Official in his official capacity, (B) inducing a Government Official to do or omit to do any act in relation to his lawful duty, (C) securing any improper advantage, (D) inducing a Government Official to influence or affect any act, decision or omission of any Governmental Authority, or (E) assisting the Company or any of its Subsidiaries, or any agent or any other Person acting for or on behalf of the Company or any of its Subsidiaries, in obtaining or retaining business for or with, or in directing business to, any Person; or (iii) accepted or received any contributions, payments, gifts, or expenditures that would be unlawful under any Anti-Bribery Law.

(b)            Each of the Company and its Subsidiaries has instituted and maintains policies and procedures reasonably designed to ensure compliance in all material respects with the Anti-Bribery Laws.

(c)            As of the date hereof, to the knowledge of the Company, there are no current or pending internal investigations, or third-party investigations (including by any Governmental Authority), or internal or external audits, that address any material allegations or information concerning possible material violations of the Anti-Bribery Laws related to the Company or any of the Company’s Subsidiaries.

Section 5.26.      Anti-Money Laundering, Sanctions and International Trade Compliance.

(a)            The Company and its Subsidiaries, and to the knowledge of the Company, each of their respective directors, officers, employees, agents, Representatives and other Persons acting on behalf of the Company or any of the Company’s Subsidiaries (i) are, and have been for the past four (4) years, in compliance with all applicable Anti-Money Laundering Laws, Sanctions, and International Trade Laws, and (ii) have obtained all required licenses, consents, notices, waivers, approvals, orders, registrations, declarations, or other authorizations from, and have made any material filings with, any applicable Governmental Authority for all activities and transactions, including for the import, export, re-export, deemed export, deemed reexport, or transfer required under the International Trade Laws and Sanctions and the provision of financial services required under Anti-Money Laundering Laws. There are and have for the past four (4) years been no pending or, to the knowledge of the Company, threatened, claims, complaints, charges, investigations, voluntary disclosures or Legal Proceedings against the Company or any of the Company’s Subsidiaries related to any Anti-Money Laundering Laws, Sanctions, or International Trade Laws.

(b)            Neither the Company, any of its Subsidiaries nor, to the knowledge of the Company, any of their respective directors or officers, any employees, agents, Representatives or other Persons acting on behalf of the Company or any of the Company’s Subsidiaries, (i) is, or has during the past four (4) years, been a Sanctioned Person or a Restricted Person, or (ii) has transacted business directly or indirectly with any Sanctioned Person or Restricted Person or with or in any Sanctioned Jurisdiction, in each case in violation of applicable Sanctions or International Trade Laws.

(c)            The Company and its Subsidiaries have in place written policies, procedures, controls, and systems designed to ensure compliance with all applicable Anti-Money Laundering Laws, Sanctions and International Trade Laws.

Section 5.27.      Proxy/Registration Statement. The information supplied by the Company or its Subsidiaries in writing specifically for inclusion in the Proxy/Registration Statement shall not, at (a) the time the Proxy/Registration Statement is filed in accordance with Rule 424(b) and/or pursuant to Section 14A or declared effective, (b) the time the Proxy/Registration Statement (or any amendment thereof or supplement thereto) is first mailed to (i) the Acquiror Shareholders and (ii) the Company Shareholders, and (c) the time of (i) the Acquiror Shareholders’ Meeting and (ii) the Company Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 5.28.      Vendors.

(a)            Section 5.28(a) of the Company Disclosure Letter sets forth, as of the date of this Agreement, the top 5 vendors based on the aggregate Dollar value of the Company’s and its Subsidiaries’ transaction volume with such counterparty for the fiscal year of the Company ended June 30, 2021 and June 30, 2022 (the “Top Vendors”).

(b)            None of the Top Vendors has, as of the date of this Agreement, informed in writing any of the Company or any of the Company’s Subsidiaries that it will, or, to the knowledge of the Company, has threatened to, terminate, cancel, or materially limit or materially and adversely modify any of its existing business with the Company or any of the Company’s Subsidiaries (other than due to the expiration of an existing contractual arrangement), and to the knowledge of the Company, none of the Top Vendors is, as of the date of this Agreement, otherwise involved in or threatening a material dispute against the Company or its Subsidiaries or their respective businesses.

Section 5.29.      Government Contracts. The Company is not party to (a) any Contract, including an individual task order, delivery order, purchase order, basic ordering agreement, letter Contract or blanket purchase agreement between the Company or any of its Subsidiaries, on one hand, and any Governmental Authority, on the other hand, or (b) any subcontract or other Contract by which the Company or any of its Subsidiaries has agreed to provide goods or services through a prime contractor directly to a Governmental Authority that is expressly identified in such subcontract or other Contract as the ultimate consumer of such goods or services.

Section 5.30.      Sufficiency of Assets. Except as would not be expected to be material to the business of the Company and its Subsidiaries, taken as a whole, the tangible and intangible assets owned, licensed or leased by the Company and its Subsidiaries constitute all of the assets reasonably necessary for the continued conduct of the business of the Company and its Subsidiaries after the Share Exchange Closing in the ordinary course of business as of the date hereof.

Section 5.31.      Investment Company. The Company is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, in each case within the meaning of the Investment Company Act.

Section 5.32.      Brokers’ Fees. No broker, finder or investment banker is entitled to any brokerage fee, finders’ fee or other brokerage commission in connection with the transactions contemplated hereby based upon arrangements made by the Company or any of the Company’s Subsidiaries’ with respect to which the Company or any of the Company’s Subsidiaries has any obligation.

Section 5.33.      No Additional Representations or Warranties. Except as provided in this Agreement and any Transaction Document to which the Company or any of Affiliates is a party, neither the Company, nor any of its Affiliates, nor any of their respective directors, commissioners, managers, officers, employees, equityholders, partners, members or Representatives has made, or is making, any representation or warranty whatsoever to Acquiror or its Affiliates.

Section 5.34.      Investigation. Notwithstanding anything contained in this Agreement, each of the Company, its Subsidiaries and Company Shareholders has made its own investigation of Acquiror and acknowledges that neither Acquiror nor any of its equityholders, partners, members and Representatives, including any of the Sponsor and its Affiliates, is making any representation or warranty whatsoever, express or implied, other than those expressly given by Acquiror in Article VI.

Article VI

REPRESENTATIONS AND WARRANTIES OF ACQUIROR

Except as set forth in (a) any Acquiror SEC Filings publicly available on or prior to the date hereof (excluding (i) any disclosures in any risk factors section that do not constitute statements of fact or factual matters, disclosures in any forward-looking statements disclaimer and other disclosures that are generally cautionary, predictive or forward-looking in nature and (ii) any exhibits or other documents appended thereto), and (b) the disclosure letter delivered by Acquiror to the Company (the “Acquiror Disclosure Letter”), Acquiror represents and warrants to the Company and the Sellers as of the date hereof, the Merger Effective Time and the Share Exchange Closing as follows:

Section 6.1.      Acquiror Organization. Acquiror has been duly incorporated, organized or formed and is validly existing as a corporation or exempted company in good standing (or equivalent status, to the extent that such concept exists) under the Laws of its jurisdiction of incorporation, organization or formation, and has the requisite company power and authority to own, lease or operate all of its properties and assets and to conduct its business as it is now being conducted. The copies of Acquiror’s Governing Documents, as amended to the date of this Agreement, previously delivered by Acquiror to the Company and the Sellers, are true, correct and complete. Acquiror is duly licensed or qualified and in good standing as a foreign corporation or company in all jurisdictions in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified, except where the failure to be so licensed or qualified would not, individually or in the aggregate, have or reasonably be expected to have, a material adverse effect on Acquiror.

Section 6.2.      Due Authorization.

(a)            Acquiror has all requisite corporate power and authority to (i) execute and deliver this Agreement, the other Transaction Documents to which Acquiror is a party and the documents contemplated hereby and thereby, and (ii) consummate the transactions contemplated hereby and thereby and perform all obligations to be performed by it hereunder and thereunder. The execution and delivery of this Agreement, the other Transaction Documents to which Acquiror is a party and the documents contemplated hereby and thereby and the consummation of the transactions contemplated hereby and thereby have been (A) duly and validly authorized and approved by the board of directors of Acquiror and (B) determined by the board of directors of Acquiror as advisable to Acquiror and the Acquiror Shareholders and recommended for approval by the Acquiror Shareholders. No other company proceeding on the part of Acquiror is necessary to authorize this Agreement and the documents contemplated hereby (other than the Acquiror Shareholder Approval). This Agreement has been, and at or prior to the Share Exchange Closing, the other documents contemplated hereby will be, duly and validly executed and delivered by any Acquiror Party, and this Agreement constitutes, and at or prior to the Share Exchange Closing, the other Transaction Documents to which Acquiror Party is a party and the other documents contemplated hereby and thereby will constitute, a legal, valid and binding obligation of Acquiror, enforceable against Acquiror in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(b)            The votes on the Transaction Proposals as identified in the Proxy/Registration Statement described in Section 10.2(a)(i) by holders of Acquiror Common Stock (which include the Acquiror Shareholder Approval) are the only votes of the holders of any of Acquiror’s Securities that are necessary in connection with entry into this Agreement by Acquiror and the consummation of the transactions contemplated hereby, including the Merger Closing and the Share Exchange Closing.

Section 6.3.      No Conflict. Subject to the Acquiror Shareholder Approval, the execution and delivery of this Agreement by Acquiror Party, the other Transaction Documents to which Acquiror is a party and the other documents contemplated hereby and thereby and the consummation of the transactions contemplated hereby and thereby do not and will not (a) violate or conflict with any provision of, or result in the breach of or default under the Governing Documents of Acquiror, (b) violate or conflict with any provision of, or result in the breach of, or default under any applicable Law or Governmental Order applicable to Acquiror, (c) violate or conflict with any provision of, or result in the breach of, result in the loss of any right or benefit, or cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any Contract to which Acquiror is a party or by which Acquiror may be bound, or terminate or result in the termination of any such Contract or (d) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of Acquiror, except, in the case of clauses (b) through (d), to the extent that the occurrence of the foregoing does not or would not, individually or in the aggregate, prevent or materially adversely affect the ability of Acquiror to consummate the Transactions.

Section 6.4.      Litigation and Proceedings. As of the date hereof (a) there are no pending or, to the knowledge of Acquiror, threatened Legal Proceedings against Acquiror or its properties or assets; and (b) there is no outstanding Governmental Order imposed upon Acquiror, nor are any properties or assets of Acquiror or its business bound or subject to any Governmental Order, except, in each case, as would not, individually or in the aggregate, be or reasonably be expected to be material to the business of Acquiror.

Section 6.5.      SEC Filings. Acquiror has timely filed or furnished all statements, prospectuses, registration statements, forms, reports and documents required to be filed by it with the SEC since May 12, 2022, pursuant to the Exchange Act or the Securities Act (collectively, as they have been amended since the time of their filing through the date hereof, the “Acquiror SEC Filings”). Each of the Acquiror SEC Filings, as of the respective date of its filing (or if amended or superseded by a filing prior to the date of this Agreement or the Share Exchange Closing Date, then on the date of such filing), complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder applicable to the Acquiror SEC Filings. As of the respective date of its filing (or if amended or superseded by a filing prior to the date of this Agreement or the Share Exchange Closing Date, then on the date of such filing), the Acquiror SEC Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Acquiror SEC Filings. None of the Acquiror SEC Filings filed on or prior to the date hereof is subject to ongoing SEC review or, to the knowledge of Acquiror, investigation as of the date hereof. There has been no amendment to the letter agreement entered into by and among Acquiror and Prime Number Capital LLC as the underwriter relating to Acquiror IPO dated May 12, 2022 and such letter agreement is (i) in full force and effect and (ii) represents the legal, valid and binding obligations of Acquiror and, to the knowledge of Acquiror, represents the legal, valid and binding obligations of the other parties thereto.

Section 6.6.      Internal Controls; Listing; Financial Statements.

(a)            Except as not required in reliance on exemptions from various reporting requirements by virtue of Acquiror’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act or as otherwise set forth in the Acquiror SEC Filings, Acquiror has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to (i) ensure that material information relating to Acquiror, including its consolidated Subsidiaries, if any, is made known to Acquiror’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; and (ii) be effective in timely alerting Acquiror’s principal executive officer and principal financial officer to material information required to be included in Acquiror’s periodic reports required under the Exchange Act. Acquiror has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 under the Exchange Act) which is reasonably sufficient to provide reasonable assurance regarding the reliability of Acquiror’s financial reporting and the preparation of Acquiror Financial Statements for external purposes in accordance with GAAP.

(b)            To the knowledge of Acquiror, except as set forth in Section 6.6(b) of the Acquiror Disclosure Letter, each director and executive officer of Acquiror has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder.

(c)            The Acquiror SEC Filings contain true and complete copies of the audited balance sheet as of May 17, 2022, and statement of operations, cash flow and shareholders’ equity of Acquiror for the period from February 25, 2021 (inception) through May 17, 2022, together with the auditor’s reports thereon (the “Acquiror Financial Statements”). Except as disclosed in the Acquiror SEC Filings, the Acquiror Financial Statements (i) fairly present in all material respects the financial position of Acquiror, as at the respective dates thereof, and the results of operations and consolidated cash flows for the respective periods then ended, (ii) were prepared in conformity with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto), and (iii) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof. The books and records of Acquiror have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements.

(d)            There are no outstanding loans or other extensions of credit made by Acquiror to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Acquiror. Acquiror has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(e)            Neither Acquiror nor any director or officer of Acquiror nor, to the knowledge of Acquiror, any employee of Acquiror or Acquiror’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by Acquiror, (ii) any fraud, whether or not material, that involves Acquiror’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by Acquiror or (iii) any claim or allegation regarding any of the foregoing.

Section 6.7.      Governmental Authorities; Consents Assuming the truth and completeness of the representations and warranties of the Sellers, the Company and the Acquisition Entities contained in this Agreement, no consent, waiver, approval or authorization of, or designation, declaration or filing with, or notification to, any Governmental Authority is required on the part of Acquiror with respect to Acquiror’s execution or delivery of this Agreement or the consummation of the transactions contemplated hereby, except (a) for any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not, individually or in the aggregate, have, or reasonably be expected to have, a material adverse effect on the ability of Acquiror to enter into and perform its obligations under this Agreement, (b) the filing of the Proxy/Registration Statement with the SEC and (c) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of the Delaware Act.

Section 6.8.      Trust Account. As of the date of this Agreement, Acquiror has at least $65,790,000 in the Trust Account (including $2,257,500 payable for deferred underwriting commissions), such monies invested in United States government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act pursuant to the Investment Management Trust Agreement, dated as of May 12, 2022, between Acquiror and Wilmington Trust, National Association, as trustee (the “Trustee”) (the “Trust Agreement”). There are no separate Contracts (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the Acquiror SEC Filings to be inaccurate or that would entitle any Person (other than shareholders of Acquiror holding Acquiror Common Stock initially sold in Acquiror’s initial public offering who shall have elected to redeem their Acquiror Common Stock pursuant to Acquiror’s Governing Documents and the underwriters of Acquiror’s initial public offering with respect to deferred underwriting commissions) to any portion of the proceeds in the Trust Account. Prior to the Share Exchange Closing, none of the funds held in the Trust Account may be released other than to pay Taxes and payments with respect to all Acquiror Share Redemptions. There are no claims or proceedings pending or, to the knowledge of Acquiror, threatened with respect to the Trust Account. Acquiror has performed all material obligations required to be performed by it to date under, and is not in default, in breach or delinquent in performance or any other respect (to the knowledge of Acquiror, claimed or actual) in connection with, the Trust Agreement, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach thereunder. As of the Share Exchange Closing, the obligations of Acquiror to dissolve or liquidate pursuant to Acquiror’s Governing Documents shall terminate, and as of the Share Exchange Closing, Acquiror shall have no obligation whatsoever pursuant to Acquiror’s Governing Documents to dissolve and liquidate the assets of Acquiror by reason of the consummation of the transactions contemplated hereby (other than use of the funds in the Trust Account for Acquiror Share Redemptions and to pay the underwriters of Acquiror’s initial public offering with respect to deferred underwriting commissions). To the knowledge of Acquiror, as of the date hereof, following the Share Exchange Closing, no Acquiror Shareholder shall be entitled to receive any amount in the Trust Account except to the extent such Acquiror Shareholder has exercised an Acquiror Share Redemption. As of the date hereof, assuming the accuracy of the representations and warranties of the Company contained herein and the compliance by the Company with its obligations hereunder, Acquiror does not have any reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to Acquiror on the Share Exchange Closing Date (other than use of the funds in the Trust Account for Acquiror Share Redemptions and to pay the underwriters of Acquiror’s initial public offering with respect to deferred underwriting commissions).

Section 6.9.      Investment Company Act; JOBS Act. Acquiror is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, in each case within the meaning of the Investment Company Act. Acquiror constitutes an “emerging growth company” within the meaning of the JOBS Act.

Section 6.10.      Absence of Changes. Since May 17, 2022, (a) there has not been any event or occurrence that has, or would reasonably be expected to, individually or in the aggregate, prevent or materially adversely affect the ability of Acquiror to consummate the Transactions and (b) Acquiror has, in all material respects, conducted its business and operated its properties in the ordinary course of business consistent with past practice.

Section 6.11.      No Undisclosed Liabilities. Except for any Acquiror Transaction Expenses, there is no liability, debt or obligation of or claim or judgment against Acquiror (whether direct or indirect, absolute or contingent, accrued or unaccrued, known or unknown, liquidated or unliquidated, or due or to become due), except for liabilities and obligations (a) reflected or reserved for on the financial statements or disclosed in the notes thereto included in Acquiror SEC Filings, (b) that have arisen since the date of the most recent balance sheet included in the Acquiror SEC Filings in the ordinary course of business of Acquiror, or (c) which would not be, or would not reasonably be expected to be, material to the business of Acquiror.

Section 6.12.      Capitalization of Acquiror.

(a)            As of the date of this Agreement, the authorized share capital of Acquiror consists of (i) 400,000 shares of Acquiror Preferred Stock, none of which is issued or outstanding as of the date of this Agreement, (ii) 20,000,000 shares of Acquiror Class A Common Stock, 8,461,392 of which are issued and outstanding as of the date of this Agreement, (iii) 100,000 shares of Acquiror Class B Common Stock, none of which is issued or outstanding as of the date of this Agreement. The foregoing represents all of the issued and outstanding shares of Acquiror Stock as of the date of this Agreement. All issued and outstanding shares of Acquiror Stock (i) have been duly authorized and validly issued and are fully paid and non-assessable; (ii) have been offered, sold and issued in compliance with applicable Law, including federal and state securities Laws, and all requirements set forth in (1) Acquiror’s Governing Documents, and (2) any other applicable Contracts governing the issuance of such securities; and (iii) are not subject to, nor have they been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Law, Acquiror’s Governing Documents or any Contract to which Acquiror is a party or otherwise bound.

(b)            As of the date of this Agreement, 3,225,000 Acquiror Warrants are issued and outstanding. No warrant to purchase Acquiror Common Stock has been issued other than those included in the Acquiror Units issued in the Acquiror IPO. As of the date of this Agreement, 6,450,000 Acquiror Rights are issued and outstanding. No Sponsor holds any Acquiror Right. All outstanding Acquiror Warrants and Acquiror Rights (i) have been duly authorized and validly issued and constitute valid and binding obligations of Acquiror, enforceable against Acquiror in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity; (ii) have been offered, sold and issued in compliance with applicable Law, including federal and state securities Laws, and all requirements set forth in (1) Acquiror’s Governing Documents and (2) any other applicable Contracts governing the issuance of such securities; and (iii) are not subject to, nor have they been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Law, Acquiror’s Governing Documents or any Contract to which Acquiror is a party or otherwise bound. Except for the Acquiror’s Governing Documents and this Agreement, there are no outstanding Contracts of Acquiror to repurchase, redeem or otherwise acquire any Acquiror Securities.

(c)            Except as contemplated by this Agreement or the other documents contemplated hereby, Acquiror has not granted any outstanding options, warrants, rights or other securities convertible, exercisable or exchangeable for Acquiror Securities, or any other commitments or agreements providing for the issuance of additional Equity Securities, for the repurchase or redemption of any Equity Securities or the value of which is determined by reference to the Equity Securities of Acquiror, and there are no Contracts of any kind which may obligate Acquiror to issue, purchase, redeem or otherwise acquire any Equity Securities of Acquiror.

(d)            Acquiror has no Subsidiaries, and does not own, directly or indirectly, any equity interests or other interests or investments (whether equity or debt) in any Person, whether incorporated or unincorporated. Acquiror is not party to any Contract that obligates Acquiror to invest money in, loan money to or make any capital contribution to any other Person.

Section 6.13.      Brokers’ Fees. Except as set forth in Section 6.13 of the Acquiror Disclosure Letter, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated hereby based upon arrangements made by Acquiror or any of its Affiliates.

Section 6.14.      Indebtedness. Except as set forth in Acquiror Financial Statements or as permitted by Section 9.4 after the date hereof, Acquiror does not have any Indebtedness.

Section 6.15.      Taxes.

(a)            All material Tax Returns required to be filed by or with respect to Acquiror have been timely filed (taking into account any applicable extensions), all such Tax Returns (taking into account all amendments thereto) are true, correct and complete in all material respects and all material Taxes due and payable (whether or not shown on any Tax Return) have been paid.

(b)            Acquiror has withheld from amounts owing to any employee, creditor or other Person all material Taxes required by Law to be withheld, paid over to the proper Governmental Authority in a timely manner all such withheld amounts required to have been so paid over and complied in all material respects with all applicable withholding and related reporting requirements with respect to such Taxes.

(c)            There are no Liens for any material Taxes (other than Permitted Liens) upon the property or assets of Acquiror.

(d)            No claim, assessment, deficiency or proposed adjustment for any material amount of Tax has been asserted in writing or assessed by any Governmental Authority against Acquiror that remains unpaid.

(e)            There is no material Tax audit or other examination of Acquiror presently in progress with respect to any material Taxes, nor has Acquiror been notified in writing of any request or threat for such an audit or other examination, and there are no waivers, extensions or written requests for any waivers or extensions of any statute of limitations currently in effect with respect to any material Taxes of Acquiror.

(f)            The Acquiror has not made a request for or entered into a closing agreement, private letter ruling, advance tax ruling or similar agreement with any Governmental Authority with respect to Taxes. The Acquiror has not made a change of any method of accounting with respect to any Taxes.

(g)            The Acquiror is not a party to any Tax indemnification or Tax sharing or similar Tax agreement (other than any customary commercial Contracts (or Contracts entered into in the ordinary course of business) not primarily related to Taxes).

(h)            The Acquiror has not been a party to any transaction treated by the parties as a distribution of stock qualifying for Tax-free treatment under Section 355 of the Code in the two (2) years prior to the date of this Agreement.

(i)            The Acquiror (i) is not liable for Taxes of any other Person under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign Tax Law or as a transferee or successor or by Contract (other than customary commercial Contracts (or Contracts entered into in the ordinary course of business) not primarily related to Taxes) or (ii) has never been a member of an affiliated, consolidated, combined or unitary group filing for U.S. federal, state or local income Tax purposes, other than a group the common parent of which was or is the Acquiror.

(j)            Since its inception, no written claim has been made by any Governmental Authority where the Acquiror does not file Tax Returns that it is or may be subject to taxation in that jurisdiction.

(k)            The Acquiror has not participated in a “listed transaction” within the meaning of Treasury Regulation 1.6011-4(b)(2).

(l)            Except as contemplated by this Agreement and the Transactions, Acquiror has not taken any action or agreed to take any action, nor to the knowledge of Acquiror are there any facts or circumstances, that could reasonably be expected to prevent the Transactions from qualifying for the Intended Tax Treatment.

Section 6.16.      Business Activities.

(a)            Since formation, Acquiror has not conducted any business activities other than activities related to Acquiror’s initial public offering or directed toward the accomplishment of a Business Combination. Except as set forth in Acquiror’s Governing Documents or as otherwise contemplated by this Agreement or the other Transaction Documents and the transactions contemplated hereby and thereby, there is no agreement, commitment, or Governmental Order binding upon Acquiror or to which Acquiror is a party which has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of Acquiror or any acquisition of property by Acquiror or the conduct of business by Acquiror as currently conducted or as contemplated to be conducted as of the Share Exchange Closing, other than such effects, individually or in the aggregate, which have not been and would not reasonably be expected to be material to Acquiror.

(b)            Except for the transactions contemplated by this Agreement and the other Transaction Documents, Acquiror does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity. Except for this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, Acquiror has no material interests, rights, obligations or liabilities with respect to, and is not party to or bound by, and does not have its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or would reasonably be interpreted as constituting, a Business Combination.

(c)            Except for this Agreement and the other Transaction Documents to which it is party and the other documents and transactions contemplated hereby and thereby (including with respect to Acquiror Transaction Expenses) and contracts with the underwriters of Acquiror’s initial public offering, Acquiror is not party to any Contract with any other Person that would require payments by Acquiror after the date hereof in excess of $100,000 in the aggregate with respect to any individual Contract (or in the aggregate with any series of related Contracts) other than Working Capital Loans. As of the date of this Agreement, Acquiror does not have any Working Capital Loan.

Section 6.17.      Nasdaq Stock Market Quotation. The shares of Acquiror Common Stock are registered pursuant to Section 12(b) of the Exchange Act with the Nasdaq Stock Market LLC (“Nasdaq”) and are listed for trading on Nasdaq Global Market under the symbol “PNAC”; the Acquiror Public Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “PNACW”; the Acquiror Rights are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “PNACR”; the Acquiror Units are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “PNACU”. Acquiror is in compliance in all material respects with the rules of Nasdaq and there is no Action or proceeding pending or, to the knowledge of Acquiror, threatened against Acquiror by Nasdaq or the SEC with respect to any intention by such entity to deregister the Acquiror Common Stock, the Acquiror Public Warrants, the Acquiror Rights or the Acquiror Units or terminate the listing thereof on Nasdaq. None of Acquiror nor any of its Affiliates or Representatives has taken any action to terminate the registration of the Acquiror Common Stock, the Acquiror Public Warrants and the Acquiror Rights or the Acquiror Units under the Exchange Act except as expressly contemplated by this Agreement or any other Transaction Document.

Section 6.18.      Proxy/Registration Statement. The information supplied by Acquiror Party in writing specifically for inclusion in the Proxy/Registration Statement shall not, at (a) the time the Proxy/Registration Statement is filed in accordance with Rule 424(b) and/or pursuant to Section 14A or declared effective, (b) the time the Proxy/Registration Statement (or any amendment thereof or supplement thereto) is first mailed to (i) the Acquiror Shareholders and (ii) the Company Shareholders, and (c) the time of (i) the Acquiror Shareholders’ Meeting and (ii) a Seller, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 6.19.      Transaction Financing. The Transaction Financing Agreements, when entered into by the PubCo and the investors in the Transaction Financing prior to the Share Exchange Closing, shall be in full force and effect with respect to, and binding on, Acquiror, and to the knowledge of Acquiror, on each investor thereto, in accordance with their terms.

Section 6.20.      No Outside Reliance. Notwithstanding anything contained in this Article VI or any other provision hereof, each of Acquiror and any of its respective directors, managers, officers, employees, equityholders, partners, members or Representatives acknowledge and agree that Acquiror has made its own investigation of the Company and that neither the Company nor any of its Affiliates, agents or Representatives is making any representation or warranty whatsoever, express or implied, other than those expressly given by the Company in Article V and the Sellers in Article IV, including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of the Company or its Subsidiaries. Without limiting the generality of the foregoing, it is understood that any cost estimates, financial or other projections or other predictions that may be contained or referred to in the Company Disclosure Letter or elsewhere, as well as any information, documents or other materials (including any such materials contained in any “data room” (whether or not accessed by Acquiror or its Representatives) or reviewed by Acquiror Party or any of its Affiliates or its Representatives) or management presentations that have been or shall hereafter be provided to Acquiror Party or any of its Affiliates or Representatives are not and will not be deemed to be representations or warranties of the Company or any Seller, and no representation or warranty is made as to the accuracy or completeness of any of the foregoing except as may be expressly set forth in Article V and Article IV of this Agreement. Except as otherwise expressly set forth in this Agreement, Acquiror understands and agrees that any assets, properties and business of the Company and its Subsidiaries are furnished “as is”, “where is” and subject to and except as otherwise provided in the representations and warranties contained in Article V and Article IV, with all faults and without any other representation or warranty of any nature whatsoever.

Section 6.21.      No Additional Representation or Warranties. Except as expressly provided in this Article VI and Article VII, none of Acquiror, any of its Affiliates, or any of their respective directors, managers, officers, employees, shareholders, partners, members or Representatives has made, or is making, any representation or warranty whatsoever to the Company, any Seller or its respective Affiliates, and no such party shall be liable in respect of the accuracy or completeness of any information provided to the Company, any Seller or its respective Affiliates. Without limiting the foregoing, the Company acknowledges that the Company and its advisors, have made their own investigation of Acquiror and each Acquisition Entity and, except as provided in this Agreement, are not relying on any representation or warranty whatsoever as to the condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of Acquiror or any Acquiror Entity, the prospects (financial or otherwise) or the viability or likelihood of success of the business of Acquiror or any Acquiror Entity as conducted after the Share Exchange Closing, as contained in any materials provided by Acquiror or any of its Affiliates or any of their respective directors, officers, employees, shareholders, partners, members or Representatives or otherwise.

Article VII

REPRESENTATIONS AND WARRANTIES OF THE ACQUISITION ENTITIES

The Acquisition Entities (with respect to PubCo and New SubCo, as of the date each of which delivered its signature page hereto) jointly and severally represent and warrant to the Company and the Sellers as of the date hereof and as of the Share Exchange Closing, as follows:

Section 7.1.      Organization. Such Acquisition Entity has been duly incorporated, organized or formed and is validly existing as a corporation or exempted company in good standing (or equivalent status, to the extent that such concept exists) under the Laws of its jurisdiction of incorporation, organization or formation, and has the requisite company power and authority to own, lease or operate all of its properties and assets and to conduct its business as it is now being conducted. The copies of such Acquisition Entity’s Governing Documents, as amended to the date of this Agreement, previously delivered by such Acquisition Entity to the Company and Acquiror, are true, correct and complete. Such Acquisition Entity is duly licensed or qualified and in good standing as a foreign corporation or company in all jurisdictions in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified, except where the failure to be so licensed or qualified would not reasonably be expected to be, individually or in the aggregate, material to such Acquisition Entity.

Section 7.2.      Due Authorization. Such Acquisition Entity has all requisite corporate power and authority to (a) execute and deliver this Agreement, the other Transaction Documents to which such Acquisition Entity is a party and the documents contemplated hereby and thereby, and (b) consummate the transactions contemplated hereby and thereby and perform all obligations to be performed by it hereunder and thereunder. The execution and delivery of this Agreement, the other Transaction Documents to which such Acquisition Entity is a party, and the documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been (i) duly and validly authorized and approved by the board of directors of such Acquisition Entity and (ii) determined by the board of directors of such Acquisition Entity as advisable to such Acquisition Entity and such Acquisition Entity’s shareholders and recommended for approval by such Acquisition Entity’s shareholders. No other company proceeding on the part of such Acquisition Entity is necessary to authorize this Agreement or the other Transaction Documents to which such Acquisition Entity is a party and the documents contemplated hereby and thereby. This Agreement has been, and at or prior to the Share Exchange Closing, the other Transaction Documents to which such Acquisition Entity is a party will be, duly and validly executed and delivered by such Acquisition Entity, and this Agreement constitutes, and at or prior to the Share Exchange Closing, the other Transaction Documents to which such Acquisition Entity is a party will constitute, a legal, valid and binding obligation of such Acquisition Entity, enforceable against such Acquisition Entity in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

Section 7.3.      No Conflict. The execution and delivery of this Agreement and the other Transaction Documents to which such Acquisition Entity is a party by such Acquisition Entity and the consummation of the transactions contemplated hereby and thereby do not and will not (a) violate or conflict with any provision of, or result in the breach of or default under the Governing Documents of such Acquisition Entity, (b) violate or conflict with any provision of, or result in the breach of, or default under any applicable Law or Governmental Order applicable to such Acquisition Entity, (c) violate or conflict with any provision of, or result in the breach of, result in the loss of any right or benefit, or cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any Contract to which such Acquisition Entity is a party or by which such Acquisition Entity may be bound, or terminate or result in the termination of any such Contract or (d) result in the creation of any Lien upon any of the properties or assets of such Acquisition Entity, except, in the case of clauses (b) through (d), to the extent that the occurrence of the foregoing does not or would not reasonably be expected to, individually or in the aggregate, prevent or materially adversely affect the ability of such Acquisition Entity to consummate the Transactions.

Section 7.4.      Litigation and Proceedings. As of the date hereof (a) there are no pending or, to the knowledge of such Acquisition Entity, threatened Legal Proceedings against such Acquisition Entity, its properties or assets; and (b) there is no outstanding Governmental Order imposed upon such Acquisition Entity, nor are any properties or assets of such Acquisition Entity or its business bound or subject to any Governmental Order, except, in each case, as would not be, or reasonably be expected to be, material to the business of such Acquisition Entity.

Section 7.5.      Governmental Authorities; Consents. Assuming the truth and completeness of the representations and warranties of the Company, the Sellers and Acquiror contained in this Agreement, no consent, waiver, approval or authorization of, or designation, declaration or filing with, or notification to, any Governmental Authority or other Person is required on the part of such Acquisition Entity with respect to such Acquisition Entity’s execution or delivery of this Agreement or the consummation of the transactions contemplated hereby, except for the filing of the Proxy/Registration Statement with the SEC, and the Post-Combination PubCo Charter with the Cayman Registrar, and any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not, individually or in the aggregate, have, or reasonably be expected to have, a material adverse effect on the ability of such Acquisition Entity to enter into and perform its obligations under this Agreement.

Section 7.6.      Capitalization of Acquisition Entities. As of the date of this Agreement, (a) the authorized share capital of PubCo consists of 500,000,000 ordinary shares, par value $0.0001 each, one (1) of which is issued and outstanding as of the date of this Agreement, (b) New SubCo is authorized to issue only ordinary shares of New SubCo, all of which are owned by PubCo, and (c) Merger Sub is authorized to issue only shares of common stock of Merger Sub, all of which are issued and outstanding and all of which are owned by PubCo. Prior to giving effect to the transactions contemplated by this Agreement, except for New SubCo and Merger Sub, PubCo has no Subsidiaries, and does not own, directly or indirectly, any equity interests or other interests or investments (whether equity or debt) in any Person, whether incorporated or unincorporated. Prior to giving effect to the transactions contemplated by this Agreement, neither New SubCo nor Merger Sub has any Subsidiary or owns directly or indirectly, any equity interests or other interests or investments (whether equity or debt) in any Person, whether incorporated or unincorporated. No Acquisition Entity is a party to any Contract that obligates PubCo, Merger Sub or New SubCo to invest money in, loan money to or make any capital contribution to any other Person.

Section 7.7.      Brokers’ Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated hereby based upon arrangements made by such Acquisition Entity.

Section 7.8.      Business Activities. Since formation, such Acquisition Entity has not conducted any business activities other than those directed toward the consummation of the Transactions. Except as set forth in such Acquisition Entity’s Governing Documents or as otherwise contemplated by this Agreement or the other Transaction Documents and the transactions contemplated hereby and thereby, there is no agreement, commitment, or Governmental Order binding upon such Acquisition Entity or to which such Acquisition Entity is a party which has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of such Acquisition Entity or any acquisition of property by such Acquisition Entity or the conduct of business by such Acquisition Entity as currently conducted or as contemplated to be conducted as of the Share Exchange Closing, other than such effects, individually or in the aggregate, which have not been and would not reasonably be expected to be material to such Acquisition Entity.

Section 7.9.      Consideration Shares. The Aggregate Merger Consideration and Aggregate Exchange Consideration, when issued in accordance with the terms hereof, shall be duly authorized and validly issued and allotted, fully paid and non-assessable and issued or allotted in compliance with all applicable Law, including state and federal securities Laws, and not subject to, and not issued in violation of, any Lien, purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of applicable Law, PubCo’s Governing Documents, or any Contract to which PubCo is a party or otherwise bound.

Section 7.10.      Foreign Private Issuer and Emerging Growth Company. Prior to giving effect to the transactions contemplated by this Agreement, other than New SubCo and Merger Sub, PubCo does not have any Subsidiaries or own any equity interests in any other Person. PubCo is and shall be at all times commencing from the date thirty (30) days prior to the first filing of the Proxy/Registration Statement with the SEC through the Share Exchange Closing, (a) a foreign private issuer as defined in Rule 405 under the Securities Act and (b) an “emerging growth company” as that term is defined in the JOBS Act.

Section 7.11.      Investment Company Act. None of the Acquisition Entities is an “investment company” or, a Person directly or indirectly controlled by or acting on behalf of an “investment company”, in each case within the meanings of the Investment Company Act.

Section 7.12.      Intended Tax Treatment. Except as contemplated by this Agreement and the Transactions, such Acquisition Entity has not taken any action or agreed to take any action, nor to the knowledge of such Acquisition Entity are there any facts or circumstances, that could reasonably be expected to prevent the Transactions from qualifying for the Intended Tax Treatment.

Article VIII

COVENANTS OF THE COMPANY & THE SELLERS

Section 8.1.      Company Conduct of Business. From the date of this Agreement through the earlier of the Share Exchange Closing or valid termination of this Agreement pursuant to Article XII (the “Interim Period”), the Company shall, and shall cause its Subsidiaries to, except (i) as otherwise explicitly contemplated by this Agreement, the other Transaction Documents or the Permitted Activities Documents, (ii) as required by Law or (iii) as consented to by Acquiror in writing (which consent shall not be unreasonably conditioned, withheld, delayed or denied), (A) use reasonable best efforts to operate its business in the ordinary course consistent with past practice; and (B) comply with its Governing Documents, except solely in the case of any Subsidiary of the Company, where non-compliance by such Subsidiary would not be material to the business of the Company and its Subsidiaries taken as a whole. Without limiting the generality of the foregoing, except as set forth on Section 8.1 of the Company Disclosure Letter or as consented to by Acquiror in writing (which consent shall not be unreasonably conditioned, withheld, or delayed), the Company shall not, and the Company shall cause its Subsidiaries not to, except as otherwise contemplated by this Agreement, the Permitted Activities Documents or the other Transaction Documents or required by Law:

(a)            change or amend the Governing Documents of the Company or any of the Company’s Subsidiaries, except in the case of any of the Company’s Subsidiaries only, for any such change or amendment made in the ordinary course of business and which is not material to the business of the Company and its Subsidiaries taken as a whole;

(b)            make or declare any dividend or distribution to the shareholders of the Company or make any other distributions in respect of any Equity Securities of the Company;

(c)            (i) split, combine, reclassify, recapitalize or otherwise amend any terms of any shares or series of the Company’s or any of its Subsidiaries’ Equity Securities, except for any such transaction by a Subsidiary of the Company that remains a Subsidiary of the Company after consummation of such transaction; or (ii) amend any term or alter any rights of any of its outstanding Equity Securities;

(d)            purchase, repurchase, redeem or otherwise acquire any issued and outstanding share capital or outstanding Equity Securities of the Company or its Subsidiaries, except for (i) the acquisition by the Company or any of its Subsidiaries of any shares or Equity Securities of the Company or its Subsidiaries in connection with the forfeiture or cancellation of such interests in accordance with the terms of the applicable Contracts as in effect on the date hereof and (ii) transactions between the Company and any wholly-owned Subsidiary of the Company or between wholly-owned Subsidiaries of the Company;

(e)            enter into, modify in any material respect or terminate (other than expiration in accordance with its terms) any Material Contract, other than (i) in the ordinary course of business consistent with past practice or as required by Law or (ii) in connection with the payment or discharge of obligations to creditors of the Company in furtherance of the consummation of the Share Exchange;

(f)            sell, assign, transfer, convey, lease, exclusively license or otherwise dispose of any material tangible assets or properties of the Company or its Subsidiaries, except for (i) dispositions of obsolete or worthless equipment, (ii) transactions among the Company and its Subsidiaries or among its wholly-owned Subsidiaries and (iii) transactions in the ordinary course of business consistent with past practice;

(g)            except (y) as otherwise required by Law or (z) pursuant to the Material Contracts, (i) grant any equity or equity based awards or other severance, retention, change in control or termination or similar pay, except in connection with the promotion, hiring or termination of employment of any employee in the ordinary course of business consistent with past practice, (ii) make any change in the key management structure of the Company, including the hiring of additional officers (other than such hiring in the ordinary course of business consistent with past practice) or the termination of existing officers, other than terminations for cause or due to death or disability, (iii) terminate, adopt, enter into or materially amend any Company Benefit Plan, or (iv) materially increase the cash compensation or bonus opportunity of any officer or director except in the ordinary course of business consistent with past practice and pursuant to existing Company Benefit Plans as in effect on the date hereof;

(h)            (i) acquire (whether by merger, consolidation, amalgamation, scheme or similar transaction, purchase of securities of or otherwise) any corporation, partnership, association, joint venture or other business organization or division thereof, (ii) make any acquisition of, or investment in, a business, by purchase of stock, securities or assets, contributions to capital, or loans or advances, with a value or purchase price in excess of $200,000 individually or $200,000 in the aggregate, other than cash management by the Company or its Subsidiaries of the Company’s Subsidiaries, (iii) enter into any closing agreement in respect of material Taxes or enter into any Tax sharing or similar agreement (other than any such agreement solely between the Company and its existing Subsidiaries, and customary commercial Contracts not primarily related to Taxes), or (iv) settle any claim or assessment in respect of material Taxes;

(i)            issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any Subsidiary of the Company or otherwise incur, assume or guarantee or otherwise become liable for any Indebtedness, except (i) in a principal amount not exceeding $200,000, (ii) borrowings under credit agreements disclosed in Section 8.1 of the Company Disclosure Letter, in the form that exists on the date hereof, or (iii) the ordinary course funding and cash management by the Company or its Subsidiaries of the Company’s Subsidiaries;

(j)            make or change any material election in respect of material Taxes, materially amend, modify or otherwise change any filed material Tax Return, adopt or request permission of any Tax authority to change any accounting method in respect of material Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of material Taxes or with respect to any material Tax attribute that would give rise to any claim or assessment of Taxes;

(k)            take any action, or knowingly fail to take any action, where such action or failure to act could reasonably be expected to prevent the Transactions from qualifying for the Intended Tax Treatment;

(l)            issue any additional Company Ordinary Shares, Equity Securities or securities exercisable for or convertible or exchangeable into Company Ordinary Shares or other Equity Securities of the Company;

(m)            adopt a plan of, or otherwise enter into or effect a, complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or its Subsidiaries;

(n)            waive, release, settle, compromise or otherwise resolve any inquiry, investigation, claim, Action, litigation or other Legal Proceedings, except in the ordinary course of business or where such waivers, releases, settlements or compromises involve only the payment of monetary damages in an amount less than $200,000 in the aggregate;

(o)            grant to, or agree to grant to, any Person rights to any Intellectual Property or software that is material to the Company and its Subsidiaries, taken as a whole, or dispose of, abandon or permit to lapse any rights to any Intellectual Property that is material to the business of the Company and its Subsidiaries, taken as a whole, except for the expiration of Company Registered Intellectual Property in accordance with the applicable statutory term (or in the case of domain names, applicable registration period) or in the reasonable exercise of the Company’s or any of its Subsidiaries’ business judgment as to the costs and benefits of maintaining the item;

(p)            make or commit to make capital expenditures other than in an amount not in excess of $200,000 in the aggregate;

(q)            manage the Company’s and its Subsidiaries’ working capital (including paying amounts payable in a timely manner when due and payable) in a manner other than in the ordinary course of business consistent with past practice;

(r)            terminate without replacement, or fail to use reasonable efforts to maintain any License material to the conduct of the business of the Company and its Subsidiaries, taken as a whole;

(s)            waive the restrictive covenant obligations of any current or former employee of the Company or any of the Company’s Subsidiaries;

(t)            (i) limit the right of the Company or any of the Company’s Subsidiaries to engage in any line of business or in any geographic area, to develop, market or sell products or services, or to compete with any Person or (ii) grant any exclusive or similar rights to any Person, in each case, except where such limitation or grant does not, and would not be reasonably likely to, individually or in the aggregate, materially and adversely affect, or materially disrupt, the ordinary course operation of the businesses of the Company and its Subsidiaries, taken as a whole;

(u)            terminate without replacement or amend in a manner materially adverse to the Company and its Subsidiaries, taken as a whole, any insurance policy insuring any risks of the business of the Company or any of the Company’s Subsidiaries;

(v)            make any material change in its accounting principles or methods unless required by FRSs or applicable Law or, to the extent applicable to the Company or a Subsidiary, applicable local accounting standards; or

(w)            enter into any agreement to do any action prohibited under this Section 8.1.

Section 8.2.      Inspection. Subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to the Company or any of the Company’s Subsidiaries by third parties that may be in the Company’s or any of its Subsidiaries’ possession from time to time, and except for any information that is subject to attorney-client privilege, and to the extent permitted by applicable Law, the Company shall, and shall cause its Subsidiaries to, afford to Acquiror, PubCo, New SubCo and their respective Representatives reasonable access during the Interim Period, during normal business hours and with reasonable advance written notice, in such manner as to not materially interfere with the ordinary course of business of the Company and its Subsidiaries, to their respective properties, books, Contracts, Tax Returns, legal proceedings, commitments, records and appropriate officers and employees of the Company and its Subsidiaries, and shall furnish such representatives with financial and operating data and other information concerning the affairs of the Company and its Subsidiaries that are in the possession or control of the Company or its Subsidiaries as such representatives may reasonably request, for the purposes of and in connection with the Transactions. All information obtained by Acquiror, New SubCo, PubCo or their respective Representatives pursuant to this Section 8.2 shall be subject to the confidentiality requirements under this Agreement.

Section 8.3.      Preparation and Delivery of Additional Company Financial Statements.

(a)            As soon as reasonably practicable following the date hereof, the Company shall deliver to Acquiror and PubCo (i) an audited consolidated statement of financial positions and consolidated statements of comprehensive income, changes in equity and cash flows of the Company and its Subsidiaries as of and for the years ended June 30, 2021 and June 30, 2022, together with the auditor’s reports thereon, which comply in all material respects with the applicable accounting requirements (including the standards of the PCAOB) and with the rules and regulations of the SEC, the Exchange Act and the Securities Act applicable to a registrant (the “PCAOB Financial Statements”).

(b)            Upon delivery of the PCAOB Financial Statements, such financial statements shall (i) be deemed to be included in “Audited Financial Statements” for the purposes of this Agreement and the representations and warranties set forth in Section 5.9 shall be deemed to apply to such Audited Financial Statements mutatis mutandis with the same force and effect as if the financial statements delivered in accordance with Section 8.3 were delivered prior to the date of this Agreement.

(c)            Each of the Company and the Acquiring Parties and shall each use its respective reasonable best efforts to (i) assist the other, upon advance written notice, during normal business hours and in a manner such as to not unreasonably interfere with the normal operation of the Company, any of its Subsidiaries, PubCo, Merger Sub, New SubCo or Acquiror, in preparing in a timely manner other financial information or statements (including customary pro forma financial statements) that are required to be included in the Proxy/Registration Statement and any other filings to be made by PubCo, Acquiror or the Company with the SEC in connection with the Transactions, and (ii) to obtain the consent of its auditors with respect thereto as may be required by applicable Law or requested by the SEC in connection therewith.

Section 8.4.      Alternative Proposals. From the date hereof until the Share Exchange Closing Date or, if earlier, the termination of this Agreement in accordance with Article XII, the Company and its Subsidiaries shall not, and shall direct its controlled, controlling and common control Affiliates, and its and their respective Representatives not to, directly or indirectly, (a) solicit, initiate or pursue any inquiry, indication of interest, proposal or offer relating to an Alternative Proposal, (b) participate in or continue any discussions or negotiations with any third party with respect to, or furnish or make available, any information concerning the Company or any of its Subsidiaries to any third party relating to an Alternative Proposal or provide to any third-party access to the businesses, properties, assets or personnel of the Company or any of its Subsidiaries, in each case for the purpose of encouraging or facilitating an Alternative Proposal, or (c) enter into any binding understanding, binding arrangement, acquisition agreement, merger agreement or similar definitive agreement, or any letter of intent, memorandum of understanding or agreement in principle, or any other agreement with respect to an Alternative Proposal, or (d) grant any waiver, amendment or release under any confidentiality agreement or otherwise knowingly facilitate any such inquiries, proposals, discussions, or negotiations or any effort or attempt by any Person to make, an Alternative Proposal. From and after the date hereof, the Company shall, and shall instruct its officers and directors to, and the Company shall instruct and cause its Representatives, Subsidiaries and their respective Representatives to, immediately cease and terminate all discussions and negotiations with any Persons (other than Acquiror and its Representatives) with respect to an Alternative Proposal.

Section 8.5.      Exchange Listing. From the date of this Agreement through the earlier of the Share Exchange Closing and termination of this Agreement, the Company shall provide all reasonable assistance reasonably required by PubCo in order for PubCo to cause the PubCo Securities to be issued in connection with the Transactions to be approved for listing on Nasdaq and accepted for clearance by the DTC, subject to official notice of issuance, prior to the Share Exchange Closing Date.

Section 8.6.      Notice of Developments. From and after the date of this Agreement until the earlier of the Share Exchange Closing or the termination of this Agreement in accordance with its terms, the Company shall promptly (and in any event prior to the Share Exchange Closing) notify Acquiror in writing, upon the Company or any of its Subsidiaries becoming aware (awareness being determined with reference to the knowledge of the Company) of: (a) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which has caused or is reasonably likely to cause any condition to the obligations of the Company to effect the Transactions not to be satisfied, (b) any breach of a representation or warranty given by the Company in this Agreement, or (c) any notice or other communication from any Governmental Authority which is reasonably likely, individually or in the aggregate, to have a material adverse effect on the ability of the parties hereto to consummate the Transactions or to materially delay the timing thereof. The delivery of any notice pursuant to this Section 8.6 shall not cure any breach of any representation or warranty made by the Company as of the date of this Agreement but shall supplement the disclosure letter delivered by the Company on the date hereof and qualify the representations and warranties given by the Company in Article V.

Section 8.7.      No Trading. The Company and each Seller acknowledges and agrees that it is aware, and that its Affiliates have been made aware of the restrictions imposed by U.S. federal securities laws and the rules and regulations of the SEC promulgated thereunder or otherwise and other applicable foreign and domestic Laws on a Person possessing material nonpublic information about a publicly traded company. The Company and each Seller hereby agrees that while it is in possession of such material nonpublic information, it shall not and shall cause its Subsidiaries not to purchase or sell any securities of Acquiror in violation of such Laws.

Section 8.8.      Support of Share Exchange. Sellers shall exercise their rights as the shareholder of the Company in so far as it is able to consummate and procure the consummation of the Share Exchange and the Company shall use its best effort to cause and support the Sellers to consummate and precure the consummation of the Share Exchange.

Article IX

COVENANTS OF ACQUIROR PARTIES

Section 9.1.      Trust Account Proceeds. Upon satisfaction or waiver of the conditions set forth in Article XI and provision of notice thereof to the Trustee (which notice Acquiror shall be provided to the Trustee in accordance with the terms of the Trust Agreement), (a) in accordance with and pursuant to the Trust Agreement, at the Share Exchange Closing, Acquiror (i) shall cause any documents, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered and (ii) shall use its reasonable best efforts to cause the Trustee to, and the Trustee shall thereupon be obligated to (A) pay as and when due all amounts payable to Acquiror Shareholders pursuant to the Acquiror Share Redemptions, (B) pay the amounts due to the underwriters of Acquiror’s initial public offering for their deferred underwriting commission as set forth in the Trust Agreement, (C) pay any accrued and unpaid Acquiror Transaction Expenses and Company Transaction Expenses in accordance with Section 3.5 to the extent not previously paid, and (D) pay all remaining amounts then available in the Trust Account to Acquiror in accordance with the Trust Agreement, and (b) thereafter, the Trust Account shall terminate, except as otherwise expressly provided in the Trust Agreement.

Section 9.2.      Nasdaq Listing. From the date of this Agreement through the closing of the Merger, (a) Acquiror shall use its reasonable best efforts to ensure Acquiror remains listed as a public company on Nasdaq, and (b) PubCo shall apply for, and shall use reasonable best efforts to cause, the PubCo Ordinary Shares to be issued in connection with the Transactions to be approved for listing on the Nasdaq and accepted for clearance by the DTC, subject to official notice of issuance, on or prior to the Share Exchange Closing Date. After the date hereof and prior to the Share Exchange Closing, Acquiror Parties shall procure the reservation of the ticker symbol on Nasdaq that is mutually agreed to by the Company and Acquiror.

Section 9.3.      No Solicitation . From the date hereof until the Share Exchange Closing Date or, if earlier, the termination of this Agreement in accordance with Article XII, each Acquiror Party shall not, and shall direct any of the Sponsor and its controlled Affiliates and its and their respective officers, directors and Representatives not to, directly or indirectly (a) solicit, initiate, or pursue any inquiry, indication of interest, proposal or offer relating to an Acquiror Acquisition Proposal, (b) participate in or continue any discussions or negotiations with any third-party with respect to, or furnish or make available, any information concerning Acquiror to any third party relating to an Acquiror Acquisition Proposal, or provide to any third-party access to the businesses, properties, assets or personnel of Acquiror, in each case for the purpose of encouraging or facilitating an Acquiror Acquisition Proposal or (c) enter into any binding understanding, binding arrangement, acquisition agreement, merger agreement or similar definitive agreement, or any letter of intent, memorandum of understanding or agreement in principle, or any other agreement with respect to an Acquiror Acquisition Proposal, or (d) grant any waiver, amendment or release under any confidentiality agreement or otherwise knowingly facilitate any such inquiries, proposals, discussions, or negotiations or any effort or attempt by any Person to make, an Acquiror Acquisition Proposal. From and after the date hereof, each Acquiror Party shall, and shall direct any of the Sponsors and its controlled Affiliates and its and their respective officers, directors and Representatives to, immediately cease and terminate all discussions and negotiations with any Persons (other than the Company and its Representatives) with respect to an Acquiror Acquisition Proposal.

Section 9.4.      Conduct of Business. During the Interim Period, each Acquiror Party shall, except (i) as otherwise explicitly contemplated by this Agreement or the other Transaction Documents or its Governing Documents, (ii) as required by Law, or (iii) as consented to by the Company in writing (which consent shall not be unreasonably conditioned, withheld, or delayed), (A) use reasonable best efforts to operate its business in the ordinary course consistent with past practice; and (B) comply in all material respects with its Governing Documents. Without limiting the generality of the foregoing, except as consented to by the Company in writing (which consent shall not be unreasonably conditioned, withheld or delayed) Acquiror shall not, and PubCo shall cause its Subsidiaries not to, except as otherwise contemplated by this Agreement or the other Transaction Documents or as required by Law:

(a)            change, modify or amend the Trust Agreement (in the case of Acquiror only) or its Governing Documents, or seek any approval from its shareholders to do so, except as contemplated by the Transaction Proposals;

(b)            merge, consolidate or amalgamate with or into, or acquire (by purchasing a substantial portion of the assets of or equity in, or by any other manner) any other Person or be acquired by any other Person;

(c)            (x) make or declare any dividend or distribution to its shareholders or make any other distributions in respect of any of its Equity Securities, (y) split, combine, reclassify or otherwise amend any terms of its Equity Securities, or (z) purchase, repurchase, redeem or otherwise acquire any of its issued and outstanding Equity Securities, other than, in the case of Acquiror only, redemptions of Acquiror Common Stock made as part of the Acquiror Share Redemptions;

(d)            except in the ordinary course of business consistent with past practice, (A) make or change any material election in respect of material Taxes, (B) materially amend, modify or otherwise change any filed material Tax Return, (C) adopt or request permission of any Tax authority to change any accounting method in respect of material Taxes, (D) enter into any closing agreement in respect of material Taxes or enter into any Tax sharing or similar agreement (other than customary commercial Contracts not primarily related to Taxes), (E) settle any claim or assessment in respect of material Taxes, or (F) consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of material Taxes or with respect to any material Tax attribute that would give rise to any claim or assessment of Taxes;

(e)            except as contemplated by this Agreement or the Transactions, take any action, or knowingly fail to take any action, where such action or failure to act could reasonably be expected to prevent the Transactions from qualifying for the Intended Tax Treatment;

(f)            other than as expressly required by any Transaction Document, enter into, renew or amend in any material respect, any Contract with any of the Sponsors or an Affiliate of Acquiror Party (including (i) any Person in which any of the Sponsors has a direct or indirect legal or beneficial ownership interest of five percent (5%) or greater and (ii) any Person who has a direct or indirect legal or beneficial ownership interest of five percent (5%) or greater in any of the Sponsors);

(g)            incur, guarantee or otherwise become liable for any Indebtedness, other than (i) liabilities incurred in the ordinary course of business and in an amount, individually or in the aggregate, not to exceed $100,000 and (ii) any Acquiror Transaction Expenses;

(h)            other than, in the case of Acquiror only, (1) issuances of new Acquiror convertible notes to Sponsors or their designees/affiliates in respect of the capitalization of any Working Capital Loans in the aggregate amount of no more than $3,000,000 or (2) issuance of Equity Securities of Acquiror in connection with the Transaction Financing in accordance with the Transaction Financing Agreements, and in the case of PubCo only, issuance of new PubCo securities in connection with the Transaction Financing in accordance with the Transaction Financing Agreements, (A) issue any Equity Securities or securities exercisable for or convertible into Equity Securities, (B) grant any options, warrants or other equity-based awards with respect to any Equity Securities not outstanding on the date hereof, or (C) other than pursuant to the Transaction Documents, amend, modify or waive any of the terms or rights set forth in any Acquiror Warrant or the Warrant Agreement, including any amendment, modification or reduction of the warrant price set forth therein;

(i)            make any change in its accounting principles or methods unless required by GAAP;

(j)            form any Subsidiary or commence any new line of business;

(k)            liquidate, dissolve, reorganize or otherwise wind-up its business and operations;

(l)            amend, wave or assign any material right under any material Contract to which it is a party; waive, release, assign, settle or compromise any claim, action or proceeding (including any suit, action, claim, proceeding or investigation relating to this Agreement or the transactions contemplated hereby), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, Acquiror or its Subsidiary) not in excess of $1,000,000 (individually or in the aggregate), or otherwise pay, discharge or satisfy any Actions, Liabilities or obligations, in each case due and payable only before the Share Exchange Closing; or

(m)            enter into any agreement to do any action prohibited under this Section 9.4.

Section 9.5.      Public Filings. From the date hereof through the Share Exchange Closing, Acquiror Parties shall keep current and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable Laws.

Section 9.6.      Shareholder Litigation. Without limiting Section 9.4 above, in the event that any litigation related to this Agreement, any other Transaction Document or the transactions contemplated hereby or thereby is brought, or, to the knowledge of Acquiror, threatened in writing, against any Acquiror Party or the board of directors of any Acquiror Party by any Acquiror Shareholders prior to the Share Exchange Closing, such Acquiror Party shall promptly after becoming aware of such litigation notify the Company of any such litigation and keep the Company reasonably informed with respect to the status thereof. Acquiror Parties shall provide the Company the opportunity to participate in (at its own cost and subject to a customary joint defense agreement), but not control, the defense of any such litigation, and shall consider in good faith the Company’s suggestions with respect to such litigation and shall not settle any such litigation without the prior written consent of the Company, such consent not to be unreasonably withheld, conditioned, delayed or denied.

Section 9.7.      Section 16 Matters. Prior to the Share Exchange Closing Date, Acquiror Parties shall take all such steps (to the extent permitted under applicable Law) as are reasonably necessary to cause any acquisition or disposition of PubCo Securities or any derivative thereof that occurs or is deemed to occur by reason of or pursuant to the Transactions by each Person who is or will be or may become subject to Section 16 of the Exchange Act with respect to PubCo, including by virtue of being deemed a director by deputization, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 9.8.      PubCo Equity Plan. On the Merger Closing, PubCo shall have adopted an equity incentive plan substantially in the form attached hereto as Exhibit E prior to the Merger Closing (“PubCo ESOP”).

Section 9.9.      PubCo Charter. Acquiror and Acquisition Entities shall take all such action to procure that at the Merger Closing, PubCo’s Governing Documents, as in effect immediately prior to the Share Exchange Closing, shall have read in their entirety in the form of the amended and restated memorandum and articles of association of PubCo substantially in the form attached hereto as Exhibit F (the “Post-Combination PubCo Charter”), and, as so amended and restated, the Post-Combination PubCo Charter shall be the memorandum and articles of association of PubCo, until thereafter amended in accordance with the terms thereof and the Cayman Companies Act. At the Merger Closing, the new name of PubCo will be “noco-noco Inc.” or such other name as provided to the PubCo by the Company and stated in the Post-Combination PubCo Charter.

Section 9.10.      Support of Share Exchange. PubCo shall exercise its rights as the sole shareholder of New SubCo in so far as it is able to cause and support New SubCo to consummate and procure the consummation of the Share Exchange. Acquiror shall use best efforts to procure the extension of its term prior to May 16, 2023 in accordance with Acquiror’s Governing Documents if the Merger Closing is not reasonably expected to occur prior to May 16, 2023.

Section 9.11.      Notice of Development. From and after the date of this Agreement until the earlier of the Share Exchange Closing or the termination of this Agreement in accordance with its terms, the Acquiror shall promptly (and in any event prior to the Share Exchange Closing) notify Acquiror in writing, upon any Acquiror Party becoming aware (awareness being determined with reference to the knowledge of the Acquiror) of: (a) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which has caused or is reasonably likely to cause any condition to the obligations of any Acquiror Party to effect the Transactions not to be satisfied, (b) any breach of a representation or warranty given by Acquiror in this Agreement or Acquisition Entity in this Agreement or (c) any notice or other communication from any Governmental Authority which is reasonably likely, individually or in the aggregate, to have a material adverse effect on the ability of the parties hereto to consummate the Transactions or to materially delay the timing thereof. The delivery of any notice pursuant to this Section 9.11 shall not cure any breach of any representation or warranty made by the Acquiror Parties but shall supplement the disclosure letter delivered by the Acquiror on the date hereof and qualify the representations and warranties given by the Acquiror Parties in this Agreement.

Section 9.12.      Transaction Financing Efforts. Acquiror Parties shall have used reasonable best efforts to obtain equity financing (the “Transaction Financing”) on the terms mutually agreed to by the Company and Acquiror, in an amount that is at least $20,000,000 prior to or upon the Share Exchange Closing.

Article X

JOINT COVENANTS

Section 10.1.      Regulatory Approvals; Other Filings.

(a)            Each of the Company and the Acquiror Parties shall use its respective commercially reasonable efforts to cooperate in good faith with any Governmental Authority and use its commercially reasonable efforts to undertake promptly any and all action required to obtain any necessary regulatory approvals, consents, Actions, nonactions or waivers in connection with the Transactions (the “Regulatory Approvals”) as soon as reasonably practicable and any and all action necessary to consummate the Transactions as contemplated hereby. Each of the Company and the Acquiror Parties shall use its respective commercially reasonable efforts to cause the expiration or termination of the waiting, notice or review periods under any applicable Regulatory Approval with respect to the Transactions as promptly as reasonably possible after the execution of this Agreement.

(b)            With respect to each of the above filings, and any other requests, inquiries, Actions or other proceedings by or from Governmental Authorities, each of the Company and Acquiror shall (and, to the extent required, shall cause its controlled Affiliates to) (i) diligently and expeditiously defend and use reasonable best efforts to obtain any necessary clearance, approval, consent, or Governmental Authorization under Laws prescribed or enforceable by any Governmental Authority for the transactions contemplated by this Agreement and to resolve any objections as may be asserted by any Governmental Authority with respect to the transactions contemplated by this Agreement; and (ii) cooperate in good faith with each other in the defense of such matters. To the extent not prohibited by Law, the Company, on the one hand, and Acquiror Parties, on the other, shall (and shall cause its Subsidiaries to) promptly furnish to Acquiror, and Acquiror shall promptly furnish to the Company, copies of any notices or written communications received by such party or any of its Affiliates from any third party or any Governmental Authority with respect to the transactions contemplated hereby, and each party shall permit counsel to the other parties an opportunity to review in advance, and each party shall consider in good faith the views of such counsel in connection with, any proposed written communications by such party and/or its Affiliates to any Governmental Authority concerning the transactions contemplated hereby; provided, that none of the parties shall extend any waiting period or comparable period or enter into any agreement with any Governmental Authority without the written consent of the other parties. To the extent not prohibited by Law, the Company agrees to provide Acquiror and its counsel, and Acquiror agrees to provide the Company and its counsel, the opportunity, on reasonable advance notice, to participate in any substantive meetings or discussions, either in person or by telephone, between such party and/or any of its Affiliates, agents or advisors, on the one hand, and any Governmental Authority, on the other hand, concerning or in connection with the transactions contemplated hereby.

(c)            Subject to Section 13.6, the Company, on the one hand, and Acquiror Parties, on the other, shall each be responsible for and pay one-half of the cost for the preparation, filing and other related fees in connection with the Regulatory Approvals.

Section 10.2.      Proxy/Registration Statement.

(a)            Proxy/Registration Statement and Prospectus.

(i)            As promptly as reasonably practicable after the execution of this Agreement, the Company and the Acquiror Parties shall prepare, and PubCo shall file with the SEC, a registration statement on Form F-4 (as amended or supplemented from time to time, and including a proxy statement, the “Proxy/Registration Statement”) among other things, registering the PubCo Securities issuable to the holders of Acquiror Securities prior to the Merger Effective Time and the holders of Company Ordinary Shares pursuant to this Agreement, and relating to the Acquiror Shareholders’ Meeting to approve and adopt: (A) the Merger and the Certificate of Merger, (B) this Agreement, the other Transaction Documents, and the Business Combination, (C) the adjournment of the Acquiror Shareholders’ Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing or any proposal in (D), and (D) any other proposals as the SEC (or staff member thereof) may indicate are necessary in its comments to the Proxy/Registration Statement or correspondence related thereto and any other proposals as reasonably agreed by Acquiror and the Company to be necessary or appropriate in connection with the transactions contemplated hereby (such proposals in (A) through (D), collectively, the “Transaction Proposals”).

(ii)            Acquiror Parties and the Company shall (and the Company shall cause each of its Subsidiaries to) each use its commercially reasonable efforts to (1) cause the Proxy/Registration Statement when filed with the SEC to comply in all material respects with all Laws applicable thereto and rules and regulations promulgated by the SEC, (2) respond as promptly as reasonably practicable to and resolve all comments received from the SEC concerning the Proxy/Registration Statement, (3) cause the Proxy/Registration Statement to be declared effective under the Securities Act as promptly as practicable and (4) keep the Proxy/Registration Statement effective as long as is necessary to consummate the Transactions. Prior to the effective date of the Proxy/Registration Statement, the Company, PubCo, Acquiror and New SubCo shall (and the Company shall cause each of its Subsidiaries to) use its commercially reasonable efforts to take all or any action required under any applicable federal or state securities Laws in connection with the issuance of PubCo Securities pursuant to this Agreement. Each of the Company, PubCo, Acquiror and New Sub also agrees to (and shall cause each of its Subsidiaries to) use its commercially reasonable efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the Transactions, and the Company shall furnish all information concerning the Company and its Subsidiaries and any of their respective members or shareholders as may be reasonably requested in connection with any such action.

(iii)            Each of Acquiror Parties and the Company shall furnish to the other parties all information concerning itself, its Subsidiaries, officers, directors, managers, shareholders, and other equityholders and information regarding such other matters as may be reasonably necessary or advisable or as may be reasonably requested in connection with the Proxy/Registration Statement, or any other statement, filing, notice or application made by or on behalf of Acquiror Parties, the Company or their respective Affiliates to any regulatory authority (including the Nasdaq) in connection with the Transactions.

(iv)            Subject to Section 13.6, the Company, on the one hand, and Acquiror, on the other, shall each be responsible for and pay one-half of the cost for the preparation, filing and mailing of the Proxy/Registration Statement and other related fees including tax filing related matters arising from the preparation, filing and other related fees and necessary legal opinion that may be requested by the SEC in connection with the Intended Tax Treatment, provided that any fees and expenses arising from the legal and/or tax opinion prepared for analyzing the tax treatment of the Merger shall be borne by the Acquiror Parties. The Company shall be responsible for reasonable costs actually incurred for the establishment of PubCo and New SubCo and other related organization and maintenance expenses arising with respect to PubCo and New SubCo.

(v)            Any filing of, or amendment or supplement to, the Proxy/Registration Statement will be mutually prepared and agreed upon by Acquiror Parties and the Company. PubCo will advise the Company and Acquiror, promptly after receiving notice thereof, of the time when the Proxy/Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of any PubCo Securities to be issued or issuable in connection with this Agreement for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Proxy/Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information and responses thereto, and shall provide the Company or Acquiror (as applicable) a reasonable opportunity to provide comments and amendments to any such filing. Acquiror Parties and the Company shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed) any response to comments of the SEC or its staff with respect to the Proxy/Registration Statement and any amendment to the Proxy/Registration Statement filed in response thereto.

(vi)            Each of Acquiror Parties and the Company shall ensure that none of the information supplied by it or on its behalf for inclusion or incorporation by reference in (A) the Proxy/Registration Statement will, at the time the Proxy/Registration Statement is filed with the SEC, at each time at which it is amended and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (B) the Proxy/Registration Statement will, at the date it is first mailed to the Acquiror Shareholders and at the time of the Acquiror Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(vii)            If at any time prior to the Share Exchange Closing the Company or any Acquiror Party becomes aware that any information relating to the Company, any Acquiror Party or any of their respective Subsidiaries, Affiliates, directors or officers set forth in the Proxy/ Registration Statement is required to be amended, so that the Proxy/Registration Statement would not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, the party which discovers such information shall promptly notify the other parties and an appropriate amendment or supplement describing and/or correcting such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the Acquiror Shareholders and Company Shareholders.

(b)            Acquiror Shareholder Approval.

(i)            After the Proxy/Registration Statement is declared effective under the Securities Act, Acquiror shall (A) within ten (10) Business Days thereof, mail the Proxy/Registration Statement to the Acquiror Shareholders (which shall set forth a record date for, duly call and give notice of a meeting of the Acquiror Shareholders (including any adjournment or postponement thereof, the “Acquiror Shareholders’ Meeting”)) and (B) no later than thirty (30) Business Days after the mailing of the Proxy/Registration Statement to the Acquiror Shareholders, or such other date as may be agreed by Acquiror and the Company, acting reasonably, hold such Acquiror Shareholders’ Meeting for the purpose of voting on the Transaction Proposals, obtaining the Acquiror Shareholders’ Approval (including if necessary any adjournment or postponement of such meeting for the purpose of soliciting additional proxies in favor of the adoption of this Agreement), and providing Acquiror Shareholders with the opportunity to elect to effect an Acquiror Share Redemption and such other matters as may be mutually agreed by Acquiror and the Company.

(ii)            Acquiror will use its reasonable best efforts to (A) solicit from its shareholders proxies in favor of the adoption of the Transaction Proposals, including the Acquiror Shareholders’ Approval, and (B) obtain the vote or consent of its shareholders required by and in compliance with all applicable Law, Nasdaq rules and the Acquiror’s Governing Documents. Acquiror (A) shall consult with the Company regarding the record date and the date of the Acquiror Shareholders’ Meeting, and (B) shall not adjourn or postpone the Acquiror Shareholders’ Meeting more than twice (and in that event, for no more than thirty (30) days in the aggregate) without the prior written consent of Company (which consent shall not be unreasonably withheld, conditioned or delayed); provided, that Acquiror shall not be required to adjourn or propose to adjourn the Acquiror Shareholders’ Meeting.

(iii)            The Proxy/Registration Statement shall include a statement to the effect that the board of directors of Acquiror (the “Acquiror Board”) has unanimously recommended that the Acquiror Shareholders vote in favor of the Transaction Proposals at the Acquiror Shareholders’ Meeting (such statement, the “Acquiror Board Recommendation”) and neither the Acquiror Board nor any committee thereof shall withhold, withdraw, qualify, amend or modify, or publicly propose or resolve to withhold, withdraw, qualify, amend or modify, the Acquiror Board Recommendation.

(c)            Company Shareholder Approval.

(i)            As promptly as reasonably practicable after the Proxy/Registration Statement is declared effective under the Securities Act, and on a date no later than twenty (20) Business Days following such effectiveness, the Company shall (A) solicit and obtain the Company Shareholder Approval by way of passing a resolution of the Company Shareholders by written means in accordance with the Singapore Companies Act (the “Company Shareholders’ Written Resolution”), or (B) in the event the Company is not able to obtain the Company Shareholders’ Written Resolution, establish a record date for, duly call, give notice of, convene and hold a meeting of the Company Shareholders (including any adjournment thereof, the “Company Shareholders’ Meeting”) to be held as promptly as reasonably practicable following the date that the Proxy/Registration Statement is declared effective under the Securities Act, and on a date no later than twenty (20) Business Days following such effectiveness, for the purpose of obtaining the Company Shareholder Approval (including any adjournment of such meeting for the purpose of soliciting additional proxies in favor of this Agreement) and such other matter as may be mutually agreed by Acquiror and the Company. The Company will use its reasonable best efforts to (A) solicit from its shareholders written consents and/or proxies in favor of the Company Shareholder Approval and (B) obtain the Company Shareholder Approval in compliance with all applicable Law and the Company’s Governing Documents (including if necessary any adjournment or postponement of such meeting for the purpose of establishing a quorum). The Company (y) shall set the date of the Company Shareholders’ Meeting to be no later than twenty (20) Business Days after the Proxy/Registration Statement is declared effective or such other date as may be agreed by Acquiror and the Company, acting reasonably, and (z) shall not adjourn the Company Shareholders’ Meeting without the prior written consent of Acquiror (which consent shall not be unreasonably withheld, conditioned or delayed); provided, however, that the Company may adjourn the Company Shareholders’ Meeting for a period not exceeding sixteen (16) days without the consent of the Acquiror.

(ii)            The Company shall send the Proxy/Registration Statement and the meeting materials to the Company Shareholders which shall seek the Company Shareholder Approval and shall include together with all such meeting materials it sends to the Company Shareholders in connection with the Company Shareholders’ Meeting a statement to the effect that the board of directors of the Company (the “Company Board”) has unanimously recommended that the Company Shareholders vote in favor of the Company Shareholder Approval (such statement, the “Company Board Recommendation”) and neither the Company Board nor any committee thereof shall withhold, withdraw, qualify, amend or modify, or publicly propose or resolve to withhold, withdraw, qualify, amend or modify, the Company Board Recommendation.

Section 10.3.      Support of Transaction. Without limiting any covenant contained in Article VIII or Article IX, each Party shall each, (a) use reasonable best efforts to obtain all material consents and approvals of third parties that such Party is required to obtain in order to consummate the Merger and the Share Exchange, and (b) take such other action as may be reasonably necessary or as another Party hereto may reasonably request to satisfy the conditions of Article XI or otherwise to comply with this Agreement and to consummate the transactions contemplated hereby as soon as practicable; provided that the Company shall not be required to act or omit to take any action that would constitute a breach of Section 8.1 and Acquiror Parties shall not be required to act or omit to take any action that would constitute a breach of Section 9.4.

Section 10.4.      Public Announcements.

(a)            The Parties agree that, at any time on or after the date hereof and continuing until the earlier of the termination of this Agreement in accordance with Section 12.1 or the Share Exchange Closing, no public release, filing or announcement concerning this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby shall be issued by any party hereto or any of their Representatives or Affiliates without the prior written consent (not be unreasonably withheld, conditioned or delayed) of Acquiror and the Company, except as such release or announcement may be required by applicable Law or the rules or regulations of any securities exchange, in which case the applicable party hereto shall use commercially reasonable efforts to allow the other Parties reasonable time to comment on, and arrange for any required filing with respect to, such release or announcement in advance of such issuance

(b)            The Parties shall mutually agree upon and, as promptly as practicable after the execution of this Agreement (but in any event within four (4) Business Days thereafter), issue a press release announcing the execution of this Agreement (the “Signing Press Release”). Promptly after the issuance of the Signing Press Release, Acquiror shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by applicable securities Laws, which shall be subject to the Company’s review, comment and approval prior to filing. The Parties shall mutually agree upon and, as promptly as practicable after the Combination (but in any event within four (4) Business Days thereafter), issue a press release announcing the consummation of the transactions contemplated by this Agreement (the “Closing Press Release”). Promptly after the issuance of the Closing Press Release, PubCo shall file a current report on Form 8-K (the “Closing Filing”) with the Closing Press Release and a description of the Closing as required by all applicable Laws which both of Acquiror and Company shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing. In connection with the preparation of the Signing Press Release, the Signing Filing, the Closing Filing, the Closing Press Release, or any other report, statement, filing notice or application made by or on behalf of a party hereto to any Governmental Authority or other third party in connection with the transactions contemplated hereby, each of the Company on one hand, and the Acquiror Parties on the other, shall, upon request by the other, furnish the other parties with all information concerning themselves, their respective directors, officers and equity holders, and such other matters as may be reasonably necessary or advisable in connection with the transactions contemplated hereby, or any other report, statement, filing, notice or application made by or on behalf of a party hereto to any third party and/ or any Governmental Authority in connection with the transactions contemplated hereby.

Section 10.5.      Confidential Information

(a)            The Company, PubCo, New SubCo, Merger Sub and the Sellers agree that during the Interim Period and, in the event this Agreement is terminated in accordance with Article XII, for a period of two (2) years after such termination, they shall, and shall cause their respective Representatives to: (i) treat and hold in strict confidence any Acquiror Confidential Information, and will not use for any purpose (except in connection with the consummation of the transactions contemplated by this Agreement or the other Transaction Documents, performing their obligations hereunder or thereunder or enforcing their rights hereunder or thereunder), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the Acquiror Confidential Information without Acquiror’s prior written consent; and (ii) in the event that the Company, PubCo, New SubCo, Merger Sub, any Seller or any of their respective Representatives, during the Interim Period or, in the event that this Agreement is terminated in accordance with Article XII, for a period of two (2) years after such termination, becomes legally compelled to disclose any Acquiror Confidential Information, (A) provide Acquiror to the extent legally permitted with prompt written notice of such requirement so that Acquiror or an Affiliate thereof may seek, at Acquiror’s cost, a protective Order or other remedy or waive compliance with this Section 10.5(a), and (B) in the event that such protective Order or other remedy is not obtained, or Acquiror (including on behalf of any Acquiror Party) waives compliance with this Section 10.5(a), furnish only that portion of such Acquiror Confidential Information which is legally required to be provided as advised by outside counsel and to exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such Acquiror Confidential Information. In the event that this Agreement is terminated and the transactions contemplated hereby are not consummated, the Company, PubCo, New SubCo, Merger Sub and the Sellers shall, and shall cause their respective Representatives to, promptly destroy any and all copies (in whatever form or medium) of Acquiror Confidential Information and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon. Notwithstanding the foregoing, the Company and each Signing Seller shall be permitted to disclose Acquiror Confidential Information to any prospective Joining Seller and in connection with any activities contemplated under Section 10.8(a).

(b)            Each Acquiror Party hereby agrees that during the Interim Period and, in the event that this Agreement is terminated in accordance with Article XII, for a period of two (2) years after such termination, it shall, and shall cause its Representatives to: (i) treat and hold in strict confidence any Company Confidential Information, and will not use for any purpose (except in connection with the consummation of the transactions contemplated by this Agreement or the other Transaction Documents, performing its obligations hereunder or thereunder or enforcing its rights hereunder or thereunder), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the Company Confidential Information without the Company’s prior written consent; and (ii) in the event that Acquiror or any of its Representatives, during the Interim Period or, in the event that this Agreement is terminated in accordance with Article XII, for a period of two (2) years after such termination, becomes legally compelled to disclose any Company Confidential Information, (A) provide the Company to the extent legally permitted with prompt written notice of such requirement so that the Company may seek a protective order or other remedy or waive compliance with this Section 10.5(b) and (B) in the event that such protective order or other remedy is not obtained, or the Company waives compliance with this Section 10.5(b), furnish only that portion of such Company Confidential Information which is legally required to be provided as advised by outside counsel and to exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such Company Confidential Information. In the event that this Agreement is terminated and the transactions contemplated hereby are not consummated, each Acquiror Party shall, and shall cause its Representatives to, promptly destroy any and all copies (in whatever form or medium) of Company Confidential Information and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon.

Section 10.6.      Transfer Taxes. All transfer, documentary, sales, use, real property, stamp, registration and other similar Taxes, fees and costs (including any associated penalties and interest) (“Transfer Taxes”) incurred in connection with this Agreement or the other Transaction Documents by the Company and any Seller shall constitute Company Transaction Expenses.

Section 10.7.      Tax Free Reorganization Matters. For U.S. federal income tax purposes (and for purposes of any applicable state or local Tax that follows the U.S. federal income tax treatment), the parties shall prepare and file all Tax Returns consistent with the Intended Tax Treatment, and to the extent required to do so and except to the extent prohibited by applicable Law, shall not take any inconsistent position on any Tax Return, or during the course of any audit, litigation or other proceeding with respect to Taxes, except as otherwise required by a determination within the meaning of Section 1313(a) of the Code. Without limiting the foregoing, PubCo shall ensure that an election is made under Treasury Regulation Section 301.7701-3(c), effective prior to the Merger Closing Date, to treat New SubCo as an entity disregarded from PubCo for U.S. federal income tax purposes.

Section 10.8.      Cooperation; Consultation.

(a)            Prior to the Share Exchange Closing, each of the Company on the one hand and the Acquiror Parties on the other, shall, and each of them shall cause its respective Representatives to, reasonably cooperate in a timely manner in connection with any financing arrangement (including the Transaction Financing) the parties mutually agree to seek in connection with the transactions contemplated by this Agreement (it being understood and agreed that the consummation of any such financing by the Company and the Acquiror Parties shall be subject to the Company’s and the Acquiror Parties’ mutual agreement), including (if mutually agreed by the Company and the Acquiror Parties) (i) by providing such information and assistance as the other party may reasonably request, (ii) granting such access to the other party and its Representatives as may be reasonably necessary for their due diligence, and (iii) participating in a reasonable number of meetings, presentations, road shows, drafting sessions and due diligence sessions with respect to such financing efforts (including direct contact between senior management and other Representatives of the Company and its Subsidiaries at reasonable times and locations). All such cooperation, assistance and access shall be granted during normal business hours and shall be granted under conditions that shall not unreasonably interfere with the business and operations of the Company, Acquiror, or their respective auditors.

(b)            From the date hereof until the Share Exchange Closing, except to the extent inconsistent with applicable Laws or any confidentiality obligations to third parties, each of Acquiror and the Company shall keep the other reasonably informed from time to time upon reasonable request with respect to the Transaction Financing, including by consulting and cooperating with, and considering in good faith any feedback from, the other or its financial advisors (if any) engaged for the purposes of this Transactions with respect to such matters.

Section 10.9.      Transaction Financing. Each of the Acquiror Parties and the Company shall use reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by the Transaction Financing Agreements, including maintaining in effect such agreements and to satisfy on a timely basis all conditions and covenants applicable to it in the Transaction Financing Agreements and otherwise comply with its obligations thereunder to consummate transactions contemplated by the Transaction Financing Agreements at or prior to the Share Exchange Closing.

Section 10.10.      Joining Seller The Parties agree that at any time after the date hereof and prior to the Share Exchange Closing, each shareholder of the Company that is not a Signing Seller can become a Joining Seller after the Proxy/Registration Statement having been declared effective by the SEC by duly executing and delivering to the Company and the Acquiror (on behalf of all Acquiror Parties) a joinder agreement in the form attached hereto as Exhibit G (the “BCA Joinder”) to become a party to this Agreement which joinder agreement shall include an agreement by such shareholder of the Company to be bound by the terms and conditions of this Agreement applicable to the Seller and an acknowledgment by such shareholder of the Company that he/she/it has received the Proxy/Registration Statement prospectus with respect to the Transactions. The Company shall use reasonable best efforts to procure that each holder of the Purchased Shares is either a Signing Seller or a Joining Seller. For the avoidance of doubt, in no event shall a shareholder of the Company that is not a Company Insider be a party to this Agreement prior to the SEC’s declaration of effectiveness of the Proxy/Registration Statement. None of the Company and the Acquiror Parties shall acknowledge or accept a BCA Joinder by a shareholder of the Company that is not a Company Insider prior to the effective date of the Proxy/Registration Statement.

Section 10.11.      Key Person Agreements.

(a)            Each Seller holding 10% or more of the Purchased Shares immediately prior to the Share Exchange Closing agrees that such Seller shall enter into the Non-Disclosure, Non-Competition and Non-Solicitation Agreement; and

(b)            Each of the Company and the Acquiror Parties shall procure the execution and delivery of PubCo Employment Agreement by each PubCo executive officers on or prior to the Share Exchange Closing.

Section 10.12.      Post-Combination Directors and Officers of PubCo. Each of the Acquiror Parties and the Company shall take all such action within its power as may be necessary or appropriate such that upon the Share Exchange Closing:

(a)            the board of directors of PubCo shall consist of seven (7) directors consisting of seven (7) directors designated by the Company prior to the Share Exchange Closing (including two (2) independent directors that are qualified as “independent” under Nasdaq rules) that satisfy Nasdaq Diverse Board Representation Rule provided that the Company shall cause PubCo after the Share Exchange to comply with applicable Nasdaq rule to follow a home country practice; and

(b)            the officers of PubCo shall consist of the officers of the Company as of immediately prior to the Share Exchange Closing, who shall serve in such capacity in accordance with the terms of PubCo’s Governing Documents following the Share Exchange Closing, until their respective successors are duly elected or appointed and qualified

Section 10.13.      D&O Indemnification and Insurance.

(a)            From and after the Share Exchange Closing, each of the Company and Surviving Corporation agrees that it shall, to the fullest extent permitted under applicable Law, indemnify and hold harmless each present and former director and officer of the (x) Company and each of its Subsidiaries (in each case, solely to the extent acting in their capacity as such and to the extent such activities are related to the business of the Company being acquired under this Agreement) (the “Company Indemnified Parties”) and (y) Acquiror and each of its Subsidiaries (the “Acquiror Indemnified Parties” together with the Company Indemnified Parties, the “D&O Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any Legal Proceeding, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Share Exchange Closing, whether asserted or claimed prior to, at or after the Share Exchange Closing, to the fullest extent that the Company, Acquiror or their respective Subsidiaries, as the case may be, would have been permitted under applicable Law and each of their respective certificate of incorporation, certificate of formation, bylaws, limited liability company agreement or other organizational documents in effect on the date of this Agreement to indemnify such D&O Indemnified Parties (including the advancing of expenses as incurred to the fullest extent permitted under applicable Law). Without limiting the foregoing, the Surviving Corporation and the Company shall, and shall cause their Subsidiaries to (i) maintain for a period of not less than six (6) years from the Share Exchange Closing provisions in their respective Governing Documents concerning the indemnification and exoneration (including provisions relating to expense advancement) of the Company’s, Acquiror’s and their Subsidiaries’ former and current officers, directors, employees, and agents that are no less favorable to those Persons than the provisions of the Governing Documents of the Company, Acquiror or their respective Subsidiaries, as applicable, in each case, as of the date of this Agreement, and (ii) not amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of those Persons thereunder, in each case, except as required by applicable Laws.

(b)            For a period of six (6) years from the Share Exchange Closing, the PubCo shall maintain in effect directors’ and officers’ liability insurance covering those Persons who are currently covered by Acquiror’s, the Company’s or their respective Subsidiaries’ directors’ and officers’ liability insurance policies (true, correct and complete copies of which have been heretofore made available to the Company, Acquiror or their respective Representatives, as applicable) on terms not less favorable than the terms of such current insurance coverage, except that in no event shall the PubCo be required to pay an annual premium for such insurance in excess of three hundred percent (300%) of the aggregate annual premium payable by Acquiror or the Company, as applicable, for such insurance policy for the year ended December 31, 2021; provided, that (i) the PubCo may cause coverage to be extended under the current directors’ and officers’ liability insurance by obtaining a six (6) year “tail” policy containing terms not materially less favorable than the terms of such current insurance coverage with respect to claims existing or occurring at or prior to the Share Exchange Closing and (ii) if any claim is asserted or made within such six (6) year period, any insurance required to be maintained under this Section 10.13 shall be continued in respect of such claim until the final disposition thereof.

(c)            Notwithstanding anything contained in this Agreement to the contrary, (i) this Section 10.13 shall survive the Share Exchange Closing indefinitely and shall be binding, jointly and severally, on the PubCo, the Surviving Corporation and the Company and all of their respective successors and assigns; and (ii) in the event that the PubCo, the Surviving Corporation or the Company or any of their successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, each of the PubCo, the Surviving Corporation and the Company shall ensure that proper provision shall be made so that the successors and assigns of the PubCo, the Surviving Corporation and the Company, as applicable, shall succeed to the obligations set forth in this Section 10.13.

(d)            On the Share Exchange Closing Date, PubCo shall enter into customary indemnification agreements reasonably satisfactory to each of the Company and Acquiror with the directors and officers of PubCo after the consummation of the business combination contemplated hereby, which indemnification agreements shall continue to be effective following the Share Exchange Closing.

(e)            The provisions of this Section 10.13: (i) are intended to be for the benefit of, and shall be enforceable by, each Person who is now, or who has been at any time prior to the date of this Agreement or who becomes prior to the Share Exchange Closing, a D&O Indemnified Party, his or her heirs and his or her personal representatives, (ii) shall be binding on the PubCo, the Surviving Corporation and the Company and their respective successors and assigns, (iii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have, whether pursuant to Law, Contract, Governing Documents, or otherwise, and (iv) shall survive the consummation of the business combination and shall not be terminated or modified in such a manner as to adversely affect any D&O Indemnified Party without the prior written consent of such D&O Indemnified Party.

Section 10.14.      Antitrust Laws. Without limiting the generality of Section 10.1 and Section 10.3, to the extent required under any Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (“Antitrust Laws”), each party hereto agrees to make any required filing or application under Antitrust Laws, as applicable, in each case, at such party’s sole cost and expense, with respect to the transactions contemplated hereby as promptly as practicable, to supply as promptly as reasonably practicable any additional information and documentary material that may be reasonably requested pursuant to Antitrust Laws and to take all other actions reasonably necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under Antitrust Laws as soon as practicable, including by requesting early termination of the waiting period provided for under the Antitrust Laws. Each party hereto shall, in connection with its efforts to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under any Antitrust Law, use its commercially reasonable efforts to: (i) cooperate in all respects with each other party hereto or its Affiliates in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private Person; (ii) keep the other parties reasonably informed of any communication received by such party or its Representatives from, or given by such party or its Representatives to, any Governmental Authority and of any communication received or given in connection with any proceeding by a private Person, in each case regarding any of the transactions contemplated by this Agreement; (iii) permit a Representative of the other Parties and their respective outside counsel to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Authority or, in connection with any proceeding by a private Person, with any other Person, and to the extent permitted by such Governmental Authority or other Person, give a Representative or Representatives of the other Parties the opportunity to attend and participate in such meetings and conferences; (iv) in the event a Representative of a party hereto is prohibited from participating in or attending any meetings or conferences, the other parties hereto shall keep such party promptly and reasonably apprised with respect thereto; and (v) use commercially reasonable efforts to cooperate in the filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the transactions contemplated hereby, articulating any regulatory or competitive argument, and/or responding to requests or objections made by any Governmental Authority.

Section 10.15.      Shareholder Litigation

(a)            In the event that any litigation related to this Agreement, any other Transaction Document or the transactions contemplated hereby or thereby is brought, or, to the knowledge of the Company, threatened in writing, against the Company or any of its Subsidiaries or the board of directors of the Company or any of its Subsidiaries by any Company Shareholders prior to the Share Exchange Closing, the Company shall promptly after becoming aware of such litigation notify Acquiror, New SubCo and PubCo of such litigation and keep Acquiror, New SubCo and PubCo reasonably informed with respect to the status thereof; and the Company shall provide Acquiror, New SubCo and PubCo the opportunity to participate in (at its own cost and expense and subject to a customary joint defense agreement), but not control, the defense of any such litigation and shall consider in good faith Acquiror’s, New SubCo’s and/or PubCo’s suggestions with respect to such litigation, and shall not settle any such litigation without the prior written consent of Acquiror, New SubCo and PubCo, such consent not to be unreasonably withheld, conditioned, or delayed.

(b)            In the event that any litigation related to this Agreement, any other Transaction Document or the transactions contemplated hereby or thereby is brought, or, to the knowledge of the Acquiror Parties, threatened in writing, against any Acquiror Party or the board of directors of any Acquiror Party by any shareholder of any Acquiror Party prior to the Share Exchange Closing, such Acquiror Party shall promptly after becoming aware of such litigation notify the Company of such litigation and keep the Company reasonably informed with respect to the status thereof; and such Acquiror Party shall provide the Company the opportunity to participate in (at its own cost and expense and subject to a customary joint defense agreement), but not control, the defense of any such litigation and shall consider in good faith the Company’s suggestions with respect to such litigation, and shall not settle any such litigation without the prior written consent of the Company, such consent not to be unreasonably withheld, conditioned, or delayed.

Article XI

CONDITIONS TO OBLIGATIONS

Section 11.1.      Conditions of each Party’s Obligations. The obligations of each party hereto to consummate, or cause to be consummated, the Combination is subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by all of such parties:

(a)            the Acquiror Shareholder Approval shall have been obtained;

(b)            the Company Shareholder Approval shall have been obtained;

(c)            the Proxy/Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Proxy/Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC and not withdrawn;

(d)            (i) PubCo’s initial listing application as a foreign private issuer with the Nasdaq in connection with the Transactions shall have been conditionally approved and, immediately following the Share Exchange Closing, PubCo shall satisfy any applicable listing requirements of the Nasdaq and PubCo shall not have received any written notice of non-compliance therewith, and (ii) the PubCo Securities to be issued in connection with the Transactions shall have been approved for listing on the Nasdaq, subject to official notice of issuance;

(e)            no Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or Governmental Order that is then in effect and which has the effect of making the Merger Closing or the Share Exchange Closing illegal or which otherwise prevents or prohibits consummation of the Merger Closing or the Share Exchange Closing (any of the foregoing, a “restraint”), other than any such restraint that is immaterial, or for which the relevant Governmental Authority does not have jurisdiction over any of the parties hereto with respect to the Transactions;

(f)            there shall have been no Company Material Adverse Effect; and

(g)            PubCo shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51 1(g)(1) of the Exchange Act) upon the Share Exchange Closing.

Section 11.2.      Conditions to Obligations of Acquiror, Merger Sub and PubCo at Merger Closing. The obligations of Acquiror, Merger Sub and PubCo to consummate, or cause to be consummated, the Merger are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by Acquiror:

(a)            each of the representations and warranties of the Sellers contained in Article IV and of the Company contained in Article V of this Agreement shall be true and correct in all material respects as of the Merger Closing Date, except with respect to such representations (disregarding any qualifications and exceptions contained therein relating to materiality, material adverse effect or any similar qualification or exception) and warranties which speak as to an earlier date, which representations and warranties (disregarding any qualifications and exceptions contained therein relating to materiality, material adverse effect or any similar qualification or exception) shall be true and correct in all material respects at and as of such date; and

(b)            each of the covenants of the Company and the Sellers to be performed as of or prior to the Merger Closing shall have been performed in all material respects.

Section 11.3.      Conditions to Obligations of PubCo, New SubCo, the Company and the Sellers at Share Exchange Closing. The obligations of PubCo, New SubCo, the Company and the Sellers to consummate, or cause to be consummated, the Share Exchange is subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by all of such parties:

(a)            the Merger Closing shall have occurred;

(b)            since the Merger Effective Time, no stop order suspending the effectiveness of the Proxy/Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC and not withdrawn;

(c)            since the Merger Effective Time, (i) PubCo shall continue to satisfy any applicable initial and continuing listing requirements of the Nasdaq and PubCo shall not have received any written notice of non-compliance therewith, and (ii) the PubCo Shares to be issued in connection with the Share Exchange shall continue to be approved for listing on the Nasdaq, subject to official notice of issuance; and

(d)            since the Merger Effective Time, no Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or Governmental Order that is then in effect and which has the effect of making the Share Exchange Closing illegal or which otherwise prevents or prohibits consummation of the Share Exchange Closing (any of the foregoing, a “share exchange restraint”), other than any such share exchange restraint that is immaterial or for which the relevant Governmental Authority does not have jurisdiction over any of the parties hereto with respect to the Transactions.

Section 11.4.      Additional Conditions to the Obligations of PubCo and New SubCo at Share Exchange Closing. The obligations of PubCo and New SubCo to consummate, or cause to be consummated, the Share Exchange is subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by PubCo:

(a)            each of the representations and warranties of the Sellers contained in Article IV, and of the Company contained in Article V shall be true and correct as of the Share Exchange Closing Date in all material respects, except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties (disregarding any qualifications and exceptions contained therein relating to materiality, material adverse effect or any similar qualification or exception) shall be true and correct in all material respects at and as of such date;

(b)            each of the covenants of the Company to be performed as of or prior to the Share Exchange Closing shall have been performed in all material respects;

(c)            with respect to each Seller, (i) each of the representations and warranties of such Seller contained in Article IV shall be true and correct as of the Share Exchange Closing Date in all material respects, except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties (disregarding any qualifications and exceptions contained therein relating to materiality, material adverse effect or any similar qualification or exception) shall be true and correct in all material respects at and as of such date, except for, in each case under this Section 11.4(c), inaccuracies or omissions that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of such Seller to enter into and perform its obligations under this Agreement; and (ii) each of the covenants of such Seller to be performed as of or prior to the Share Exchange Closing shall have been performed in all material respects; and

(d)            all Transaction Documents shall have been executed and delivered by the other parties thereto and been in full force and effect in accordance with the terms thereof as of the Share Exchange Closing

Section 11.5.      Additional Conditions to the Obligations of the Company and the Sellers at Share Exchange Closing. The obligations of the Sellers and the Company to consummate, or cause to be consummated, the Share Exchange is subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by the Company:

(a)            each of the representations and warranties of Acquiror contained in Article VI, and of Acquisition Entities contained in Article VII shall be true and correct as of the Share Exchange Closing Date in all material respects (disregarding any qualifications and exceptions contained therein relating to materiality, material adverse effect or any similar qualification or exception), except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties (disregarding any qualifications and exceptions contained therein relating to materiality, material adverse effect or any similar qualification or exception) shall be true and correct at and as of such date, except for, in each case under this Section 11.5(a), inaccuracies or omissions that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Acquiror or Acquisition Entities to enter into and perform its obligations under this Agreement;

(b)            each of the covenants of Acquiror, PubCo and New SubCo to be performed as of or prior to the Share Exchange Closing shall have been performed in all material respects;

(c)            the Available Acquiror Cash shall be at least $20,000,000 immediately prior to or upon the Share Exchange Closing;

(d)            the Post-Combination PubCo Charter and PubCo ESOP shall have been duly adopted and shall have remained in full force and effect;

(e)            each of the Acquiror Parties shall have delivered to the Company a good standing certificate (or similar documents applicable for the relevant Acquiror Party in its jurisdiction of incorporation) for such Acquiror Party certified as of a date no earlier than twenty (20) days prior to the Share Exchange Closing Date from the proper Governmental Authority of such Acquisition Entity’s jurisdiction of organization and from each other jurisdiction in which such Acquisition Entity is qualified to do business as a foreign entity as of the Share Exchange Closing, in each case to the extent that good standing certificates or similar documents are generally available in such jurisdictions;

(f)            the Company and PubCo shall have received copies of the executed Transaction Financing Agreements from the investors in connection with the Transaction Financing, in each case in such form satisfactory to the Company.

(g)            all Transaction Documents shall have been executed and delivered by the other parties thereto and been in full force and effect in accordance with the terms thereof as of the Share Exchange Closing.

Section 11.6.      Frustration of Conditions Notwithstanding anything contained herein to the contrary, no party hereto may rely on the failure of any condition set forth in this Article IX to be satisfied if such failure was caused by the failure of such party hereto or its Affiliates to comply with or perform any of its covenants or obligations set forth in this Agreement. For the avoidance of doubt, the occurrence of any Company Material Adverse Effect shall not be the fault of any party unless such Company Material Adverse Effect is a result of the breach of this Agreement or any other Transaction Document by any particular party hereto, in which case such breaching party cannot rely on the non-satisfaction of Section 11.1(f) to not proceed with the Combination.

Article XII

TERMINATION/EFFECTIVENESS

Section 12.1.      Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned:

(a)            by mutual written consent of the Company and Acquiror;

(b)            by the Company or Acquiror if any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or Governmental Order that is then in effect and which has the effect of making the Merger Closing or Share Exchange Closing illegal or which otherwise prevents or prohibits consummation of the Merger Closing or Share Exchange Closing, other than any such restraint that is immaterial;

(c)            by the Company if the Acquiror Shareholder Approval shall not have been obtained by reason of the failure to obtain the required vote at the Acquiror Shareholders’ Meeting duly convened therefor or at any adjournment or postponement thereof; and

(d)            prior to the Merger Closing by written notice to the Company from Acquiror if (i) there is any breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, such that the conditions specified in Section 11.2(a) or Section 11.2(b) would not be satisfied at the Merger Closing (a “Terminating Company Breach”), except that, if such Terminating Company Breach is curable by the Company through the exercise of its reasonable best efforts, then, for a period of up to thirty (30) days after receipt by the Company of notice from Acquiror of such breach, but only as long as the Company continues to use its reasonable best efforts to cure such Terminating Company Breach (the “Company Cure Period”), such termination shall not be effective, and such termination shall become effective only if (i) the Terminating Company Breach is not cured within the Company Cure Period, or (ii) the Merger Closing has not occurred on or before the Long Stop Date, unless any Acquiror Party is in material breach of this Agreement.

(e)            prior to the Merger Closing by written notice to Acquiror from the Company if (i) there is any breach of any representation, warranty, covenant or agreement on the part of any Acquiror Party set forth in this Agreement, such that the conditions specified in Section 11.5(a) and Section 11.5(b) would not be satisfied at the Share Exchange Closing (a “Terminating Acquiror Breach”), except that, if any such Terminating Acquiror Breach is curable by the relevant Acquiror Party, PubCo or New SubCo, as applicable, through the exercise of its reasonable best efforts, then, for a period of up to thirty (30) days after receipt by Acquiror of notice from the Company of such breach, but only as long as the relevant Acquiror Party continues to exercise such reasonable best efforts to cure such Terminating Acquiror Breach (the “Acquiror Cure Period”), such termination shall not be effective, and such termination shall become effective only if (i) the Terminating Acquiror Breach is not cured within the Acquiror Cure Period, or (ii) the Merger Closing has not occurred on or before the Long Stop Date, unless the Company or a Seller is in material breach of this Agreement.

Section 12.2.      Effect of Termination. In the event of the termination of this Agreement pursuant to Section 12.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its respective Affiliates, officers, directors or shareholders, other than liability of the Company, any Acquiror Party or any Seller, as the case may be, for any willful and material breach of this Agreement occurring prior to such termination, except that the provisions of Section 10.4, Section 10.5, Section 10.6, this Section 12.2 and Article XIII shall survive any termination of this Agreement.

Article XIII

MISCELLANEOUS

Section 13.1.      Trust Account Waiver. Each of the Sellers, the Company, PubCo, Merger Sub and New SubCo hereby represents and warrants that it has read Acquiror IPO Prospectus available at www.sec.report, and understands that Acquiror has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and the overallotment shares acquired by its underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of Acquiror’s public shareholders (including the public shareholders of the overallotment shares acquired by Acquiror’s underwriters, the “Public Shareholders”), and that, except as otherwise described in the Acquiror IPO Prospectus, Acquiror may disburse monies from the Trust Account only: (a) to the Public Shareholders with respect to Acquiror Share Redemptions, (b) to the Public Shareholders if Acquiror fails to consummate a Business Combination within 12 months after the closing of the IPO, subject to extension by an amendment to Acquiror’s organizational documents, (c) with respect to any interest earned on the amounts held in the Trust Account, amounts necessary to pay for any taxes and up to $100,000 in dissolution expenses or (d) to Acquiror after or concurrently with the consummation of a Business Combination. Each of the Sellers, the Company, PubCo, Merger Sub and New SubCo hereby agrees on behalf of itself and its Affiliates that, notwithstanding anything to the contrary in this Agreement (other than in Section 9.1), none of the Sellers, the Company, PubCo, Merger Sub and New SubCo or any of their respective Affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom) in connection with any claim that arises as a result of, in connection with, or relating to this Agreement or any other Transaction Document, regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability under any Transaction Document (collectively, the “Released Claims”). Each of the Sellers, the Company, PubCo, Merger Sub and New SubCo, on behalf of itself and its Affiliates, hereby irrevocably waives any Released Claims Each of the Sellers, the Company, PubCo, Merger Sub and New SubCo or any of their respective Affiliates may have against the Trust Account (including any distributions therefrom) now or in the future and will not seek recourse against the Trust Account (including any distributions therefrom) in connection with any Released Claims (including for an alleged breach of this Agreement or any other Transaction Document). Each of the Sellers, the Company, PubCo, Merger Sub and New SubCo agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by Acquiror and its Affiliates to induce Acquiror to enter into the Transaction Documents, and each of the Sellers, the Company, PubCo, Merger Sub and New SubCo further intends and understands such waiver to be valid, binding and enforceable against the Sellers, the Company, PubCo, Merger Sub and New SubCo and each of their respective Affiliates under applicable Law. To the extent the Sellers, the Company, PubCo, Merger Sub and New SubCo or any of their respective Affiliates commences any action or proceeding based upon, in connection with or relating to any Released Claim, which action or proceeding seeks, in whole or in part, monetary relief against Acquiror or its Representatives, each of the Sellers, the Company, PubCo, Merger Sub and New SubCo hereby acknowledges and agrees that each such Sellers, the Company’s, PubCo’s, Merger Sub’s, New SubCo’s and each of their respective Affiliates’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit the Sellers, the Company, PubCo, Merger Sub and New SubCo or any of their respective Affiliates (or any person claiming on any of their behalves or in lieu of any of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. In the event the Sellers, the Company, PubCo, Merger Sub and New SubCo or any of their respective Affiliates commences any action or proceeding based upon, in connection with or relating to any Released Claim, which proceeding seeks, in whole or in part, relief against the Trust Account (including any distributions therefrom) or the Public Shareholders, whether in the form of money damages or injunctive relief or otherwise, Acquiror and its Representatives, as applicable, shall be entitled to recover Sellers, the Company, PubCo, Merger Sub and New SubCo and their respective Affiliates the associated legal fees and costs in connection with any such action, in the event Acquiror or its Representatives, as applicable, prevails in such action or proceeding.

Section 13.2.      Waiver. Any party to this Agreement may, at any time prior to the Share Exchange Closing, by action taken by its board of directors or other officers or Persons thereunto duly authorized, (a) extend the time for the performance of the obligations or acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties (of another party hereto) that are contained in this Agreement or (c) waive compliance by the other parties hereto with any of the agreements or conditions contained in this Agreement, but such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party granting such extension or waiver.

Section 13.3.      Notices. All general notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by courier or sent by registered post or sent by electronic mail to the intended recipient thereof at its address or at its email address set out below (or to such other address or email address as a party may from time to time notify the other parties). Any such notice, demand or communication shall be deemed to have been duly served (a) if given personally or sent by courier, upon delivery during normal business hours at the location of delivery or, if later, then on the next Business Day after the day of delivery; (b) if sent by electronic mail during normal business hours at the location of delivery, immediately, or, if later, then on the next Business Day after the day of delivery; (c) the third Business Day following the day sent by reputable international overnight courier (with written confirmation of receipt); and (d) if sent by registered post, five (5) days after posting. The initial addresses and email addresses of the parties for the purpose of this Agreement are:

(a)            If to Acquiror, Merger Sub, PubCo (prior to the Combination) or New SubCo (prior to the Combination) to:

Prime Number Acquisition I Corp.

1129 Northern Blvd., Suite 404

Manhasset, NY 11030

Attention:	Dongfeng Wang
Email:	161160@gmail.com

with copies to (which shall not constitute notice):

Robinson & Cole LLP

666 Third Avenue, 20th Floor

New York, NY 10017

Attention:	Arila E. Zhou
Email:	azhou@rc.com

(b)            If to PubCo (after the Combination) or New SubCo (after the Combination), to:

Noco-Noco Pte. Ltd.

#04-06 SGX Centre 2, Singapore

Attention: Kenneth Lim

Email: kenneth.lim@3dom.co.jp

(c)            If to the Company or the Sellers, to:

Noco-Noco Pte. Ltd.

#04-06 SGX Centre 2, Singapore

Attention: Kenneth Lim

Email: kenneth.lim@3dom.co.jp

with copies to (which shall not constitute notice):

Sidley Austin LLP
39/F, Two Int'l Finance Centre

Central, Hong Kong

Attention:	Raymond Oh
Email:	roh@sidley.com

or to such other address or addresses as the parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.

Section 13.4.      Assignment. Subject to Section 10.10, no party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties and any such transfer without the prior written consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

Section 13.5.      Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any right or remedies under or by reason of this Agreement; provided, that (a) the D&O Indemnified Parties may enforce Section 10.13; and (b) the Non-Recourse Parties may enforce Section 13.16.

Section 13.6.      Expenses. Except as otherwise set forth in this Agreement, each party hereto shall be responsible for and pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereby, including all fees of its legal counsel, financial advisers and accountants; provided, that if the Share Exchange Closing shall occur, the Company shall pay or cause to be paid the Acquiror Transaction Expenses and the Company Transaction Expenses in accordance with Section 3.5.

Section 13.7.      Headings; Counterparts. The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 13.8.      Electronic Execution of the Agreement and Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to this Agreement or any Transaction Document (including, without limitation, any related amendments, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms complying with applicable law, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Delaware Uniform Electronic Transactions Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 13.9.      Company Disclosure Letter. The Company Disclosure Letter (including any section thereof) referenced herein are a part of this Agreement as if fully set forth herein. All references herein to the Company Disclosure Letter (including any section thereof) shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. Any disclosure made in the Company Disclosure Letter, or any section thereof, with reference to any section of this Agreement or section of the Company Disclosure Letter shall be deemed to be a disclosure with respect to such other applicable sections of this Agreement or sections of the Company Disclosure Letter only if it is reasonably apparent on the face of such disclosure that such disclosure is responsive to such other section of this Agreement or section of the applicable Disclosure Letter. Certain information set forth in the Company Disclosure Letters is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement. The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made in this Agreement, nor shall such information be deemed to establish a standard of materiality.

Section 13.10.      Entire Agreement. This Agreement (together with the Company Disclosure Letter) and the other Transaction Documents constitute the entire agreement among the parties to this Agreement relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective Subsidiaries relating to the transactions contemplated hereby. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions contemplated hereby exist between such parties except as expressly set forth in this Agreement and the other Transaction Documents.

Section 13.11.      Amendments. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed in the same manner as this Agreement and which makes reference to this Agreement; provided, that after the Company Shareholder Approval or the Acquiror Shareholder Approval has been obtained, there shall be no amendment or waiver that by applicable Law requires further approval by the Company Shareholders or the Acquiror Shareholders, respectively, without such approval having been obtained.

Section 13.12.      Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

Section 13.13.      Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

Section 13.14.      Jurisdiction; Waiver of Jury Trial.

(a)            Any proceeding or Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties irrevocably (i) submits to the exclusive jurisdiction of each such court in any such proceeding or Action, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the proceeding or Action shall be heard and determined only in any such court, and (iv) agrees not to bring any proceeding or Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence Legal Proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action, suit or proceeding brought pursuant to this Section 13.14.

(b)            EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 13.15.      Enforcement. The parties hereto agree that irreparable damage could occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to specific enforcement of the terms and provisions of this Agreement, in addition to any other remedy to which any party is entitled at law or in equity. In the event that any Action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law, and each party agrees to waive any requirement for the securing or posting of any bond in connection therewith.

Section 13.16.      Non-Recourse. Except in the case of claims against a Person in respect of such Person’s fraud:

(a)            this Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the Persons that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party; and

(b)            except to the extent a party hereto (and then only to the extent of the specific obligations undertaken by such party hereto), (i) no past, present or future director, commissioner, officer, employee, incorporator, member, partner, shareholder, Representative or Affiliate of the the Sellers, the Company, PubCo, Merger Sub and New SubCo and (ii) no past, present or future director, commissioner, officer, employee, incorporator, member, partner, shareholder, Representative or Affiliate of any of the foregoing (collectively, the “Non-Recourse Parties”) shall have any liability (whether in Contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Parties under this Agreement for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby.

Section 13.17.      Non-Survival of Representations, Warranties and Covenants. Except (x) as otherwise contemplated by Section 12.2 or (y) in the case of claims against a Person in respect of such Person’s actual fraud, none of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Share Exchange Closing and each such representation, warranty, covenant, obligation, agreement and provision shall terminate and expire upon the occurrence of the Share Exchange Closing (and there shall be no liability after the Share Exchange Closing in respect thereof), except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part after the Share Exchange Closing and then only with respect to any breaches occurring after the Share Exchange Closing and (b) this Article XIII.

Section 13.18.      New SubCo. New SubCo shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Acquisition Entity” for all purposes hereunder. No action or consent by the Company, the Sellers or any other Acquiror Party shall be required for such joinder to this Agreement by New SubCo. By delivering a counterpart signature page to this Agreement, New SubCo agrees and consents to be bound by the rights and obligations as “New SubCo” hereunder.

Section 13.19.      PubCo. PubCo shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Acquisition Entity” for all purposes hereunder. No action or consent by the Company, the Sellers or any other Acquiror Party shall be required for such joinder to this Agreement by PubCo. By delivering a counterpart signature page to this Agreement, PubCo agrees and consents to be bound by the rights and obligations as “PubCo” hereunder.

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IN WITNESS WHEREOF the parties have hereunto caused this Agreement to be duly executed as of the date first above written.

Acquiror	Prime Number Acquisition I Corp.

	By:	/s/ Dongfeng Wang
		Name:	Dongfeng Wang
		Title:	CEO and Chairman

Merger Sub	Prime Number Merger Sub Inc.

	By:	/s/ Dongfeng Wang
		Name:	Dongfeng Wang
		Title:	CEO and Chairman

[Signature Page]

IN WITNESS WHEREOF the undersigned has duly executed this Agreement as PubCo.

PubCo	PRIME NUMBER HOLDING LIMITED

	By:	/s/ Dongfeng Wang
Name: Dongfeng Wang
Title: Director

Date: 2/3/2023

[Signature Page]

IN WITNESS WHEREOF the undersigned has duly executed this Agreement as New SubCo.

New SubCo	PRIME NUMBER NEW SUB PTE. LTD.

	By:	/s/ Weixiong (Jeff) Cheong
Name: Weixiong (Jeff) Cheong
Title: Director

Date: 2/3/2023

[Signature Page]

IN WITNESS WHEREOF the parties have hereunto caused this Agreement to be duly executed as of the date first above written.

Company	NOCO-NOCO PTE. LTD.

	By:	/s/ Masataka Matsumura
Name: Masataka Matsumura
Title: Director and CEO

[Signature Page]

IN WITNESS WHEREOF the parties have hereunto caused this Agreement to be duly executed as of the date first above written.

Seller	3DOM ALLIANCE INC.

	By:	/s/ Masataka Matsumura
Name: Masataka Matsumura
Title: Director and CEO

[Signature Page]

IN WITNESS WHEREOF the parties have hereunto caused this Agreement to be duly executed as of the date first above written.

Seller	FUTURE SCIENCE RESEARCH INC.

	By:	/s/ Masato Tomitaku
Name: Masato Tomitaku
Title: CEO

[Signature Page]

Annex I

Allocation Schedule

As of the date of this Agreement:

Seller Name	No. of Purchased Shares	Pro Rata Portion*	No. of PubCo Ordinary Shares allocated
3DOM ALLIANCE INC.	237,908	73.13%	to be calculated
FUTURE SCIENCE RESEARCH INC.	27,438	8.43%	to be calculated

*assuming all holders of the Company Ordinary Shares are Sellers.